PROSPECTUS Class A Shares (RCIAX) of Beneficial Interest January 28, 2025 as amended August 5, 2025

Alternative Credit Income Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund’s Class A shares, including a Statement of Additional Information (“SAI”) dated January 28, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The table of contents of the SAI appears on page 47 of this prospectus. The SAI is available upon request and without charge by writing the Fund at c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. You may also request a free copy of the Fund’s SAI, annual and semi-annual reports when available, and other information about the Fund or make shareholder inquiries by calling 1-833-404-4103 or by visiting www.altcif.com. The SAI, which is incorporated by reference into (legally made a part of) this prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objectives. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities, as further described in this prospectus.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this prospectus, unlimited shares of beneficial interest, at the net asset value (“NAV”) per share of the relevant share class, plus the applicable sales load. As of January 2, 2025 the Fund’s NAV per share was $9.36 for Class A shares. Any sales load will be deducted from the proceeds paid to the Fund. The maximum sales load is 5.75% of the amount invested for Class A shares. The minimum initial investment by a shareholder for Class A shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made in an amount not less than $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made in an amount not less than $1,000. The Fund is offering to sell its shares, on a continuous basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use reasonable efforts to sell the shares. Funds received will be invested promptly and no arrangements have been made to place such funds in an escrow, trust or similar account. Assets that cannot be invested promptly in fixed-income and fixed-income related securities will be invested in cash or cash equivalents. During the continuous offering, shares of the Fund will be sold at the next determined NAV plus any applicable sales load. See “Plan of Distribution.”

Use of Leverage. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may invest in publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”) that may use leverage subject to limitations under applicable law with respect to such Public Investment Fund. The Fund may also invest in private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that may use leverage without limit. Accordingly, the Fund, through its investments in Public Investment Funds and Private Investment Funds, may be exposed to the risk of highly leveraged investment programs. For a discussion of the risks associated with the leveraged capital structure, please refer to page 20 of this prospectus.

Distributions. The amount of distributions that the Fund may pay, if any, is uncertain. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment.

Certain Risks. Investing in the Fund’s shares involves risks, including the following:

●	Shares of the Fund are not listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	Shares of the Fund are not redeemable. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.
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Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security.

●	The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
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Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his, her or its shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.

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If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

See “Risk Factors” beginning on page 18 of this prospectus.

Investment Adviser
Sierra Crest Investment Management LLC (the “Adviser” or “Sierra Crest”)

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors” in this prospectus.

The Fund. Alternative Credit Income Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will offer to make quarterly repurchases of its shares at the NAV of the applicable class of shares. See “Quarterly Repurchases of Shares.”

Investment Objectives and Policies. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund defines “moderate volatility” to mean investment returns having a level of volatility equal to or lower than the broader equity markets as reflected in the S&P 500 Index, a broad-based measure of the U.S. stock market. The Fund defines “low to moderate correlation to the broader equity markets” to mean investment returns having a correlation of less than one to the S&P 500 Index. The Adviser believes that a portfolio with moderate volatility and low to moderate correlation to the broader equity markets enhances the Fund’s appeal to investors seeking to diversify their equity investments.

The Fund seeks to meet its investment objectives by investing in the debt of small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser, including in fixed-income oriented funds. A substantial portion of the Fund’s portfolio may consist of senior and subordinated debt, which it believes offers opportunities for moderate volatility and low to moderate correlation to the broader equity markets. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the borrower and the potential investment present an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio may include fixed-rate investments that generate absolute returns as well as floating-rate and/or senior secured investments that provide protection in rising interest rate and inflationary environments. The Fund also intends to invest in non-controlling interests in equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Adviser believes that global economic trends increasingly favor alternative asset class investment strategies. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Fund may invest in other funds for which the Adviser or its affiliates act as the investment adviser or the party responsible for managing and operating the fund only to the extent such investments are permitted under the Investment company Act of 1940, as amended (the “1940 Act”).

The Fund invests without restriction as to issuer capitalization. The Fund invests in debt securities of any quality, duration or maturity. The Fund expects that investments in debt securities typically will have a dollar weighted average maturity of approximately two to ten years. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may also invest in Public Investment Funds that may engage in leverage up to any limitations under applicable law with respect to such Public Investment Fund and Private Investment Funds that may engage in leverage without limit.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities.

The Fund defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include (A) public investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including business development companies (“BDCs”) that are publicly traded (“Public BDCs”) or are publicly registered and non-traded (“Non-Traded BDCs”), closed and open-end funds, exchange traded funds (“ETFs”) and index mutual funds (“Index Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics) and (B) private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) non-controlling interests in equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

For purposes of the Fund’s 80% policy, the Fund will invest only in Public Investment Funds and Private Investment Funds that either (1) have adopted a policy to invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, or (2) do not have a stated 80% policy, but do invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, as determined by the Adviser’s review of their portfolio holdings, investment objectives and strategies. Prior to investing in an underlying fund that does not have a stated 80% policy, the Adviser will review the underlying fund’s prospectus or offering memorandum, financial statements, and any available third party research, and may also meet with the underlying fund’s management team in order to determine whether the underlying fund follows an 80%

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policy under normal circumstances. Following the Fund’s investment in the underlying fund, the Adviser will continue to monitor the underlying fund on an ongoing basis, reviewing all relevant information as it becomes available. If at any point the Adviser has reason to believe that the underlying fund’s investment strategy has changed, or that the underlying asset mix has changed in a way that no longer satisfies the 80% policy, the Adviser will immediately reclassify the investment for purposes of testing the Fund’s compliance with its 80% policy. The Fund may also invest up to 20% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in Private Investment Funds and Public Investment Funds that invest, under normal circumstances, less than 80% of their assets in fixed-income and fixed-income related securities. In market environments that the Adviser believes are unfavorable to fixed-income and fixed-income related securities, the Fund may reduce its investment in fixed-income and fixed-income related securities and hold a larger position in cash or cash equivalents. In addition, Public Investment Funds and Private Investment Funds in which the Fund invests for purposes of the 80% policy may reduce their investments in fixed-income and fixed-income related securities in response to changing market conditions.

The Fund’s 80% policy is not fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”) without shareholder approval. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund’s 80% policy. See “Investment Objectives, Policies and Strategies.”

Investment Strategy.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation, as well as correlation to the equity markets and other markets. Within each investment category, the Adviser further advances its objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on operational and financial metrics as well as relative value. See “Investment Process” for additional information about the investment selection process.

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Direct Credit. The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund’s portfolio may include fixed-rate and/or senior secured investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, will provide the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser also evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

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Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are an important component of this category and the Adviser assesses and values both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level includes the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as a sale of the BDC or a listing on a stock exchange) following the close of the offering.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this category.

In addition to providing current income, the Fund’s investments in Public Credit are intended to provide enhanced liquidity.

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Private Credit. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification. The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser. Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners Advisors L.P. (“BC Partners”). As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Management and Incentive Fees. Pursuant to a Management Agreement between the Fund and the Adviser (the “Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with paid-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

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100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

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20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser.

Expense Reimbursement Agreement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class A shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Administrator, Accounting Agent and Transfer Agent. ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund. SS&C GIDS, Inc. (“GIDS” or the “Transfer Agent”) serves as the transfer agent of the Fund. See “Management of the Fund – Administrator, Accounting Agent and Transfer Agent.”

Custodian. U.S. Bank N.A. (the “Custodian”) serves as the Fund’s custodian, except with respect to certain assets custodied directly by the Fund. See “Management of the Fund - Custodian.”

Closed-End Fund Structure. Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. See “Quarterly Repurchases of Shares.” An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to continuous out-flows.

Share Classes. The Fund offers one share class by this prospectus: Class A shares. The Fund began continuously offering its common shares on April 20, 2015. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. The Fund also offers Class C, Class I, Class L and Class W shares through separate prospectuses. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, transaction costs, and ongoing fees and expenses for each share class are different. The fees and expenses for Class A shares of the Fund are set forth in the table entitled “Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Repurchases of Shares. The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers at NAV of no less than 5% of the shares outstanding. There is no guarantee that a shareholder will be able to sell all of the shares he, she or it desires in a quarterly repurchase offer because shareholders, in total, may request the Fund to repurchase more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchase offers. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requests. See “Quarterly Repurchases of Shares.”

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. You assume these risks as a result of the Fund’s direct investments, if any, as well through its investments in Public Investment Funds and Private Investment Funds. See “Risk Factors.”

●	The Fund is a closed-end investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

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●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

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Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

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The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or the Public Investment Fund’s or Private Investment Fund’s) underlying investments;

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The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

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The Fund may invest in Public Investment Funds and Private Investment Funds, which are subject to their strategy-specific risks such as leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in Public Investment Funds and Private Investment Funds. In addition, Private Investment Funds are subject to illiquidity risk;

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The Fund may invest in BDCs and Non-Traded BDCs, which are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. In addition, Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment;

●	The Fund may invest in ETFs, which are subject to all of the risks of a direct investment in the underlying securities that the ETF holds;

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The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

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The Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter because the Adviser is entitled to receive incentive compensation on income regardless of any capital losses;

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The incentive fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage the Adviser to use leverage to increase the return on the Fund’s investments;

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Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

●

The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

●

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

●

The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

●

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

●

Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

●

The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

5

●

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year, which may result in the realization of net short-term capital gains by the Fund which, when distributed to Fund shareholders, will be taxable as ordinary income;

●

The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

●

Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009, extreme volatility or market disruption may recur in the future;

●

Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

●

Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

●

To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

U.S. Federal Income Tax Matters.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy; Dividend Reinvestment Policy.

The Fund’s distribution policy is to make quarterly distributions to shareholders. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. However, this distribution policy is subject to change and there is no guarantee the target rate will be achieved. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Potential Business Combination.

The Adviser has asked the Board of Trustees to consider a potential merger with other entities that could be accretive to net investment income per share and return on equity for the Fund’s shareholders. Consistent with the foregoing, the Board of Trustees is currently evaluating a potential merger with a closed-end investment company that has elected to be regulated as a business development company under the 1940 Act. There are no assurances as to whether or not this merger will occur, and the Fund does not intend to comment on it further unless and until a definitive agreement is executed.

6

FUND EXPENSES

Shareholder Transaction Expenses	Class A
Maximum Sales Load(1) (as a percent of offering price)	5.75%
Early Withdrawal Charges on Shares Repurchased Within 365 Days of Purchase(2) (as a percent of original purchase price)	0.50%

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Incentive Fees(3)	0.27%
Acquired Fund Fees and Expenses(4)(5)	1.92%
Shareholder Servicing Expenses	0.15%
Distribution Fee	None
Interest Expense on Borrowings	0.18%
Interest Expense and Amortization/Accretion on Securities Sold Short	0.01%
Other Expenses(6)	0.83%
Total Annual Expenses	5.21%
Fee Waiver and Reimbursement(7)	(0.37)%
Total Annual Expenses (after fee waiver and reimbursement)	4.84%

(1)

The “maximum sales load” includes selling commissions of 5.75%, respectively, of the Fund’s public offering price per Class A share. In no event will the aggregate selling commissions exceed 5.75% of the gross offering proceeds received attributable to Class A shares.

(2)

Shareholders tendering Class A shares fewer than 365 days after the original purchase date may be subject to an early withdrawal charge of 0.50%, which will be deducted from repurchase proceeds, if (i) the original purchase was for amounts of $1 million or more and (ii) the selling broker received the reallowance of the selling commissions.

(3)

The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 2.25%, or an annualized hurdle rate of 9.0%, subject to a “catch-up” feature. See “Management of the Fund—Investment Adviser” for a full explanation of how the incentive fee is calculated.

(4)

Acquired Fund Fees and Expenses are the indirect costs of investing in other Investment Companies and Private Investment Funds. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

(5)

Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the Acquired Fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by Acquired Fund, performance fees, if charged, tend to be approximately 20% of the Acquired Fund’s profits. Acquired Funds’ fees and expenses are based on historic fees and expenses; and future Acquired Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Acquired Funds, which may fluctuate over time.

(6)

Other expenses include accounting, legal and auditing fees of the Fund, offering expenses, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser. Offering expenses consist of costs incurred by the Adviser and its affiliates on the Fund’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of its broker-dealers.

(7)

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class A shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class A shares if you and your family invest, or agree to invest in the future, at least $100,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Purchasing Shares” starting on page 44 of this prospectus. More information about management fees, incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 34 of this prospectus.

7

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. Because the example assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year:

Share Class	1 Year	3 Years	5 Years	10 Years
Class A Shares	$101	$194	$288	$523

The following example illustrates the hypothetical expenses that you would pay on $1,000 investment assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return, and you redeemed your shares in full at the end of such period.

Share Class	1 Year*	3 Years	5 Years	10 Years
Class A Shares	$106	$194	$288	$523

*

If the Early Withdrawal Charge applies. See “Early Withdrawal Charge” under “Quarterly Repurchases of Shares.” If the Early Withdrawal Charge does not apply, the hypothetical expenses you would pay on $1,000 investment in Class A Shares would be $101, assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return, and you redeemed your shares in full at the end of the 1 year period.

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by GIDS, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

8

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single Class A share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information for the year ended September 30, 2024 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s annual report dated September 30, 2024. To request the Fund’s annual report or semi-annual report, please call 1-833-404-4103.

The table below sets forth financial data for one share of beneficial interest outstanding throughout the years or period presented.

Class A	Year Ended September 30, 2024		Year Ended September 30, 2023		Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017		Year Ended September 30, 2016		For the Period Ended September 30, 2015(f)
NET ASSET VALUE, BEGINNING OF YEAR	$9.79		$10.09		$11.09	$9.75		$10.80		$11.09	$11.13	$10.26		$10.00		$10.00

INCOME FROM INVESTMENT OPERATIONS
Net investment income/(loss)(a)	0.97		0.93		0.61	0.74		0.69		0.73	0.79	0.57		0.43		—
Net realized and unrealized gain/(loss) on investments	(0.37)		(0.53)		(0.91)	1.30		(0.92)		(0.32)	(0.13)	1.02		0.18		—
Total income/(loss) from investment operations	0.60		0.40		(0.30)	2.04		(0.23)		0.41	0.66	1.59		0.61		—

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.70)		(0.70)		(0.66)	(0.63)		(0.70)		(0.55)	(0.57)	(0.47)		(0.27)		—
From net realized gain on investments	—		—		—	—		—		—	(0.04)	(0.16)		—		—
From return of capital	—		—		(0.04)	(0.07)		(0.12)		(0.15)	(0.09)	(0.09)		(0.08)		—
Total distributions	(0.70)		(0.70)		(0.70)	(0.70)		(0.82)		(0.70)	(0.70)	(0.72)		(0.35)		—
INCREASE/(DECREASE) IN NET ASSET VALUE	(0.10)		(0.30)		(1.00)	1.34		(1.05)		(0.29)	(0.04)	0.87		0.26		—
NET ASSET VALUE, END OF YEAR	$9.69		$9.79		$10.09	$11.09		$9.75		$10.80	$11.09	$11.13		$10.26		$10.00

TOTAL RETURN(b)	6.33	%(c)	4.19	%(c)	(2.85)%	21.33	%(c)	(1.88	)%(c)(d)	3.91%	6.09%	15.79	%(c)	6.22	%(c)	—%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in 000s)	$27,767		$36,233		$38,452	$41,519		$38,829		$38,901	$29,712	$16,049		$4,043		$3

9

Class A	Year Ended September 30, 2024	Year Ended September 30, 2023	Year Ended September 30, 2022	Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017	Year Ended September 30, 2016	For the Period Ended September 30, 2015(f)
RATIOS TO AVERAGE NET ASSETS(e)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.29%	3.00%	2.60%	2.84%	2.78%	2.79%	2.93%	4.90%	31.46%	472.13	%(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.92%	2.87%	2.60%	2.65%	2.68%	2.67%	2.61%	2.59%	2.59%	0.02	%(g)
Excluding incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	2.96%	2.72%	2.59%	2.78%	2.69%	2.71%	2.91%	4.90%	34.54%	N/A	(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	N/A	(g)
Net investment income	9.91%	9.36%	5.60%	6.87%	6.93%	6.68%	7.06%	5.20%	4.43%	0.00	%(g)

PORTFOLIO TURNOVER RATE	19%	23%	26%	49%	39%	29%	43%	39%	22%	0	%(h)

BORROWINGS AT END OF YEAR OR PERIOD
Aggregate amount outstanding (000s)	$3,562	$3,879	$—	$—	$—	$—	$—	$—	$5	$—
Asset Coverage Per $1,000 (000s)	$64,951	$66,093	$—	$—	$—	$—	$—	$—	$1,032,060	$—

(a)	Per share numbers have been calculated using the average shares method.
(b)

Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Total returns for periods less than one year are not annualized. Returns shown exclude applicable sales charges.

(c)

Includes adjustments in accordance with accounting principles generally accepted in the United States of America and, as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from net asset values and returns for shareholder transactions.

(d)	0.10% of the Fund’s total return consists of a reimbursement by the Adviser for a loss on a transaction. Excluding this item, total return would have been (1.98)%.
(e)	Ratios do not include expenses of underlying investment companies and Private Investment Funds in which the Fund invests.
(f)	The Fund’s Class A commenced operations on April 20, 2015
(g)	Annualized.
(h)	Not annualized.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 11, 2014. The Fund’s principal office is located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is (212) 891-2880.

10

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of the sales load (if applicable), are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt. There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds. The Fund pays its organizational and offering expenses incurred with respect to its initial and continuous offering. Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests in money market or short-term, high quality fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate. As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital. Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses, as well as the applicable sales load.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. These investment objectives may be changed without a vote of the Fund’s shareholders.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” The Fund may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry.

The Fund defines “fixed-income and fixed-income related securities” to consist of:

(i)	loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers;

(ii)

equity of investment funds, which may include Public Investment Funds, including traded and Non-Traded BDCs, closed and open-end funds, ETFs and Index Funds, and Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and

(iii)

equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Fund’s SAI contains a list of the fundamental (those that may not be changed without a shareholder vote) and non-fundamental (if any) investment policies of the Fund under the heading “Investment Objectives and Policies.”

The Adviser’s Strategy

The Adviser believes that global economic trends increasingly favor alternative asset class investments. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories, including but not limited to: Direct Credit; Public Credit; and Private Credit. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation as well as correlation to the equity markets and other markets. Within each investment category, the Adviser seeks to further advance the Fund’s objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on both operational and financial metrics as well as relative value.

●

Direct Credit. Direct Credit is a category of investments that consists of corporate credit such as secured loans and bonds (and structured credit such as securities backed by a pool of private loans). The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio is expected to include fixed-rate investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, provides the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

11

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser further evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

●

Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are a significant component of this category and the Adviser employs a dedicated team of analysts to assess and value both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level include the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines, among other factors: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as sale of the BDC or listing on a stock exchange) following the close of the offering.

Within the Public Credit category described above, the Fund limits its exposure to any one company. The Fund also seeks to diversify its BDC investment portfolio across underlying strategies including:

●

Secured Credit Opportunities: an investment strategy focused on first or second lien, senior secured loans. This may also include unitranche loans, which combine both senior and mezzanine debt, typically in a first lien position.

●	Unsecured Credit Opportunities: an investment strategy focused on loans subordinate to senior loans. This is typically mezzanine debt.

●	Equity Investments: an investment strategy focused on assuming equity positions, typically through warrants, as a part of an issued loan.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this portfolio. In addition to providing current income and liquidity, this Public Investment Fund portfolio is intended to provide moderate volatility and low to moderate correlation to the equity markets.

●

Private Credit. Private Credit is a category of investments (primarily Private Investment Funds) that provides access to a diversified portfolio of high-yielding securities. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Private Investment Funds may benefit from longer investment horizons, access to deal flow due to relationships with investment banks and other sources of deal flow, access to proprietary deal flow, or proprietary analytics. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Within Private Credit described above, the Fund seeks to limit its exposure to any one manager. The Fund also seeks to diversify its Private Investment Fund investment portfolio across underlying strategies including:

●	Debt Opportunities. A long/short investment strategy in corporate debt securities of leveraged companies and financially distressed firms and other investments.

●	Credit Opportunities. A long/short investment strategy in corporate debt securities to capture credit opportunities in all market environments.

●	Structured Credit. A long/short investment strategy in structured securities.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly-sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

12

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification

The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. For example, the Fund seeks companies in established industries with stable competitive and regulatory frameworks, where the main participants have enjoyed predictable, low-volatility earnings. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, consisting of money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U. S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Manager are subjective.

The Fund has no intent to use leverage through issuing preferred shares during the next twelve months. However, the Board of Trustees may decide to issue preferred shares in the future, subject to the asset coverage requirements of the 1940 Act, which generally require that the Fund have asset coverage of at least 200% of the issue size. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act. In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income or as eligible for the corporate dividends received deduction. See “U.S. Federal Income Tax Matters.”

The Fund co-invests in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates pursuant to an SEC exemptive order. The order is subject to certain conditions, such as that co-investments be made in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements, and are allocated fairly among participants.

There can be no assurance that any or all of the Fund’s investment strategies will be successful.

Investment Process

Within each credit asset strategy described above, the Adviser seeks to employ a disciplined process for security selection. Analyzing relevant quantitative and qualitative criteria, the Adviser identifies investments that it believes to be “best in class” based on their potential for generating current income and sustainable, positive, risk-adjusted under a wide variety of market conditions. To ensure consistency and discipline, the Adviser evaluates each investment according to the following four processes:

Quality Screen

The Adviser evaluates a number of factors which it believes are closely correlated to the credit worthiness of the security. These factors include the competency of management as well as the extent of alignment between management and investors in the security. Such alignment may be related to compensation structure or management’s own holding of the security. The Adviser also evaluates the location, quality and diversity of assets underlying the security as well as the quality of the issuer’s balance sheet, including the extent of leverage and liquidity.

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Valuation Screen

The Adviser seeks to evaluate whether the price being paid for a security is attractive relative to absolute measures and relative measures. Absolute measures include discounted cash flow analysis, dividend yield analysis and NAV. Relative measures include comparison of the price paid for a security compared to other securities with similar credit and yield characteristics.

Portfolio Construction

The Adviser manages the Fund’s investments over a long-term time horizon while being mindful of the historical context of the markets and seeks to evaluate each security in the context of balancing the competing objectives of providing current income, achieving long term capital appreciation, and minimizing portfolio volatility and correlation. In this context, the Adviser considers whether acquisition of a particular security would result in appropriate allocations to the three alternative credit asset strategies that are fundamental to the Adviser’s approach. In constructing the portfolio, the Adviser also takes into consideration tactical opportunities to capitalize on market price inefficiencies. However, the Adviser seeks to maintain a well-diversified portfolio that effectively manages asset class and sector risk over time.

Monitoring

The Adviser employs a proactive and disciplined monitoring approach focused on due diligence as a central tenet of its investment process. Such due diligence includes meeting with company management, analyzing company financial information and presentations, the creation and review of the Adviser’s own financial forecasts and models, and regular investment committee meetings. In addition, the Portfolio Managers review research reports prepared by their own analysts as well as third-party research regarding particular issuers or industries in which the issuer operates in order to assess factors that may impact the value of securities held in the Fund.

Borrowings

The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, subject to the limits of the asset coverage requirement of the 1940 Act. The Fund also may borrow money to satisfy repurchase requests from Fund shareholders and to otherwise provide the Fund with temporary liquidity. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time of incurrence of indebtedness. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness. Private Investment Funds may utilize leverage in their investment activities. However, the Private Investment Funds’ borrowings are not subject to the asset coverage requirement. Accordingly, the Fund, through its investments in Private Investment Funds, may be exposed to the risk of highly leveraged investment programs.

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or

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principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

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Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Business Development Companies

Under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in BDCs. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. Non-Traded BDCs are illiquid and it may not be possible to redeem shares or to do so without paying a substantial penalty. Public BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets.

The market value of BDC shares and the ability of BDCs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and debt market conditions, adverse changes in governmental rules and fiscal policies, and other factors beyond the control of the issuers. In addition, distributions received by the Fund from BDCs may consist of dividends, capital gains and/or return of capital.

The Fund invests in Public BDCs by purchasing their common stock, preferred stock, debt and/or warrants. The Fund’s investments in Non-Traded BDCs may be made at their offering prices, their NAV or through the purchase of such shares at a discount on the secondary market. The Fund’s investments in Non-Traded BDCs will be typically made through the purchase of common stock and preferred stock.

Dividends paid by BDCs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. See “U.S. Federal Income Tax Matters.”

Closed-End Funds

Subject to the Fund’s investment restrictions, the Fund may invest its assets in “closed-end” investment companies (or “closed-end funds”) that invest primarily in fixed-income and fixed-income related securities. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as “NASDAQ”) and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open end investment company, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

Open End Funds (Mutual Funds)

Subject to the Fund’s investment restrictions, the Fund may invest in open end investment companies, commonly known as mutual funds. The Fund may invest in mutual funds that invest primarily in fixed-income and fixed-income related securities.

Exchange Traded Funds

The Fund may invest its assets in ETFs that invest primarily in fixed-income and fixed-income related securities. ETFs are typically passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, some ETFs are unit investment trusts, which are unmanaged portfolios overseen by trustees and some ETFs may be grantor trusts.

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An ETF typically holds a portfolio of securities or contracts designed to track a particular market segment or index. ETFs generally have two markets. The primary market is where institutions swap “creation units” in block-multiples of, for example, 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from mutual funds that are traded after hours once the NAV is calculated. ETFs share many similar risks with mutual funds and closed-end funds.

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium in market price if there is a limited market in such shares. Investments in ETFs are subject to brokerage and other trading costs, which could result in greater expenses to the Fund. ETFs also are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, your cost of investing in the Fund will be higher than the cost of investing directly in ETFs and may be higher than other funds that invest exclusively in stocks and bonds. You will indirectly bear fees and expenses charged by the ETFs in addition to the Fund’s direct fees and expenses. Finally, because the value of ETF shares depends on the demand in the market, the Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, adversely affecting the Fund’s performance.

Index Funds

An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index. Most Index Funds are not actively managed and generally provide broad market exposure, low operating expenses and low portfolio turnover.

Private Investment Funds

Private Investment Funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private Investment Funds are exempt from registration under the 1940 Act. Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

Under normal circumstances, the Fund may invest up to 50% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds. The Fund’s typical investments in Private Investment Funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

The Fund may invest a portion of its assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Collateralized Debt Obligations

A CDO is a form of securitization vehicle that issues debt securities in several tranches with different levels of seniority. The most senior tranche generally will attract the highest investment-grade rating (AAA by S&P, Aaa by Moody’s and/or AAA by Fitch), with the more junior, subordinated tranches attracting successively lower ratings. The most junior, unrated tranche of securities issued by a CDO generally will be entitled to residual cash flows that remain after payment or interest and principal on more senior tranches.

CDOs may be collateralized by a range of financial assets. CDOs collateralized primarily by corporate loans, generally to non-investment grade and middle market borrowers, are referred to as CLOs. See “Portfolio Investments—Collateralized Loan Obligations” for further discussion of CLOs. Other forms include CDOs, CBOs, trust preferred securities issued by banks and insurance companies (TruPS CDOs), and other forms of asset-backed securities (ABS CDOs).

Cash flows in a CDO are split into two or more tranches, varying in risk and yield. Normally, CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid securities. CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) the Fund is likely to invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations

A CLO is a financing company (generally called a special purpose vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically secured loans, the assets may also include (i) unsecured loans, (ii) debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in secured loans. The Fund may invest in lower tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO. In addition, the Fund intends to invest in CLOs consisting primarily of individual secured loans of Borrowers and not repackaged CLO obligations from other high risk pools, although the Fund does intend to invest in some repackaged CLO obligations. The underlying secured loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Fund’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified

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asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Asset-Backed Securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

The Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Fund invests in asset-backed securities, the values of the Fund’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely effective. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and

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economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

The Fund may be susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and investor perceptions change. These investor perceptions are based on various and unpredictable factors including: expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; local, regional or global events such as acts of terrorism or war, including Russia’s ongoing invasion of Ukraine; and global or regional political, economic, public health, and banking crises. The impact of epidemics or pandemics in the future could adversely affect Fund performance. As a result, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

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Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or Public Investment Fund’s or Private Investment Fund’s) underlying investments.

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The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●

the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●

the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and

●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could reduce net investment income. An increase in interest rates would make it easier for the Fund to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Fund—Investment Adviser.”

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In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

SOFR Risk

The Fund may invest in securities that have floating or variable rate calculations for payment obligations or financing terms based on the Secured Overnight Financing Rate (“SOFR”). SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume- weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three- month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Public Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Public Investment Fund managers and selected strategies, the adherence by such Public Investment Fund managers to such selected strategies, the instruments used by such Public Investment Fund managers and the Adviser’s ability to select Public Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: (1) asset-based fees, incentive allocations or fees, and expenses at the Fund level and (2) asset-based fees, incentive allocations or fees, and expenses at the Public Investment Fund level.

The Fund is subject to Public Investment Funds that are subject to, the risks associated with legal and regulatory changes applicable to financial institutions generally or to Public Investment Funds in particular. The Fund may not be able to invest in certain Public Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Public Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Public Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Public Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

Public Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Public Investment Fund manager may invest the Public Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in a Public Investment Fund that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Public Investment Fund manager may focus on a particular industry, which would subject the Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of industries. A Public Investment Fund manager may focus on a particular country or geographic region, which may subject a Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of geographic regions.

A Public Investment Fund manager may use derivatives for speculative or hedging purposes. A Public Investment Fund manager may have limited operating history upon which to evaluate their performance. A Public Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Public Investment Fund. A Public Investment Fund manager may sell short securities held by a Public Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that a Public Investment Fund’s short selling activities may be adversely affect by regulatory restrictions that may be imposed at any time. A Public Investment Fund manager may invest the Public Investment Fund’s assets without limitation in restricted and illiquid securities. A Public Investment Fund manager may invest the Public Investment Fund’s assets in equity securities without limitation as to market capitalization. A Public Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

BDC Risk

BDCs carry risks similar to those of a private equity or venture capital fund. The securities of a BDC are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the

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possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by its board of directors which may create uncertainty as to the value of the BDC’s investments.

Non-Traded BDC Risk

Non-Traded BDCs are subject to the following risks in addition to those described in “BDC Risk.” Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment. Non-Traded BDCs are not liquid, and investments in Non-Traded BDCs may not be accessible for an extended period of time. Redemption programs offered by Non-Traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually, limits on the amounts and sources of funds that may be used to fund redemptions and the ability of the Non-Traded BDC to suspend or terminate the program at its discretion. There is no guarantee of any specific return on the principal amount or the repayment of all or a portion of the principal amount invested in Non-Traded BDCs. In addition, there is no guarantee that investors (including the Fund) will receive a distribution from a Non-Traded BDC. Distributions from Non-Traded BDCs may be derived from the proceeds of the offering, from borrowings, or from the sale of assets. Payments of distributions from sources other than cash flow from operations will decrease or diminish an investor’s interest. Dividends paid by Non-Traded BDCs may vary based on economic risks, geopolitical risks, changes in the credit market, performance of the Non-Traded BDC, regulatory changes, and key personnel changes. Distributions from Non-Traded BDCs can be suspended for a period of time or halted altogether.

Exchange-Traded Funds Risk

The Fund may invest in ETFs. Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds. Trading in shares of ETFs may be halted due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. ETF shares may trade at a premium or discount to their NAV because the supply and demand in the market for ETF shares at any point in time may not be identical to the supply and demand in the market for the underlying securities. Some ETFs are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risk Factors—Leverage Risk.” In addition, the Fund may bear, along with other shareholders of an ETF, its pro rata portion of the ETF’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, shareholders may also indirectly bear similar expenses of an ETF. Transactions by the Fund in shares of ETFs are also subject to brokerage costs, resulting in greater expenses to the Fund.

Index-tracking ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they seek to track because the total return of the index component securities will be reduced by the ETF’s total operating expenses and transaction costs incurred.

Private Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Private Investment Fund managers and selected strategies, the adherence by such Private Investment Fund managers to such selected strategies, the instruments used by such Private Investment Fund managers and the Adviser’s ability to select Private Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and allocations, and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the Private Investment Fund level.

The Private Investment Funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to Private Investment Funds in particular. The Fund may not be able to invest in certain Private Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Private Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Private Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Private Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a Private Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain Private Investment Funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the Private Investment Fund (including the forfeiture of a portion of the Fund’s capital contribution to such Private Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Private Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Private Investment Fund manager may invest the Private Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Private Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Private Investment Fund manager may focus primarily on a particular industry, which would subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A Private Investment Fund manager may focus on a particular country or geographic region, which may subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A Private Investment Fund manager may use derivatives for speculative or hedging purposes. A Private Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Private Investment Fund. A Private Investment Fund manager may sell short securities held by the Private Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that the Private Investment Fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A Private Investment Fund manager may change the Private Investment Fund’s investment strategies at any time (subject to any required

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notification and/or consent provisions set forth in the Private Investment Fund’s governing documents). A Private Investment Fund manager may invest the Private Investment Fund’s assets without limitation in restricted and illiquid securities. A Private Investment Fund manager may invest the Private Investment Fund’s assets in equity securities without limitation as to market capitalization. A Private Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

Private Investment Funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the Private Investment Fund manager to determine the value of the Fund’s investment in the Private Investment Fund. The valuation provided by the Private Investment Fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the Private Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. Private Investment Funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a Private Investment Fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, Private Investment Funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, Private Investment Fund managers may have limited operating histories upon which to evaluate their performance, and some Private Investment Fund managers may not be registered under the Advisers Act. Further, Private Investment Fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a Private Investment Fund’s net profits (or more in certain limited circumstances), which may create incentives for Private Investment Fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

Structured Products Risk

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold.

CLO Risk

In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs and structured notes. See “Tax Status” in the Fund’s SAI.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately,

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the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Derivatives Risk

The Fund’s derivative investments have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party (or counterparty) to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. Furthermore, the ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. Thus, the use of derivative investments to generate income, for hedging, for currency or interest rate management or other purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices below or above the current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise want to sell. In addition, there may be situations in which the Adviser elects not to use derivative investments that result in losses greater than if they had been used. Amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult

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for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, may be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates generally are combined for position limit purposes. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return of the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

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Risk of Investments in Equity Securities or Warrants Incidental to Investments in Loans and Fixed-Income Instruments

From time to time, the Fund also may invest in or hold common stock and other equity securities or warrants incidental to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer. Investments in equity securities incidental to investments in loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks may increase fluctuations in the Fund’s NAV. The Fund frequently may possess material non-public information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

Medium- and Small-Capitalization Company Risk

Many of the issuers of securities in which the Fund may invest are medium- or small-capitalization companies which may be newly formed or have limited product lines, distribution channels and financial and managerial resources. The risks associated with those investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies.

Generally, securities of medium- and small-capitalization companies are more likely to experience sharper swings in market value, less liquid markets in which it may be more difficult for the Adviser to sell at times and at prices that the Adviser believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over the counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a larger period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current

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and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Regulatory Risk—Regulation as a Commodity Pool

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Regulation 4.5 promulgated by the CFTC under the Commodity Exchange Act (the “CEA”). The Adviser will be limited in its ability to use futures or options on futures or engage in swaps transactions on behalf of the Fund as a result of claiming the exclusion. In the event the Adviser fails to qualify for the exclusion and is required to register as a “commodity pool operator,” the Adviser will become subject to additional disclosure, recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Counterparty Risk

Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. The Fund may be subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the bankruptcy of an exchange clearing house or the bankruptcy of any other counterparty. In the case of any such bankruptcy, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount may be less than the amounts owed to the Fund. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties may have general custody of, or title to, the Fund’s assets (including, without limitation the Custodian). The failure of any such counterparty may result in adverse consequences to the NAV of the Fund.

The Fund’s investments may be structured through the use of OTC options and swaps or other indirect investment transactions. Such transactions may be entered into with a small number of counterparties resulting in a concentration of counterparty risk. The exercise of counterparty rights under such arrangements, including forced sales of securities, may have a significant adverse impact on the Fund and its NAV.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Special Situations and Distressed Investments

The Fund seeks to invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

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Foreign Investment Risk

Investing in foreign securities typically involves more risks than investing in U.S. securities. Investment in foreign securities carries risks associated with:

●	political and economic developments - the political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.;

●	trading practices - government supervision and regulation of foreign securities and currency markets, trading systems and brokers may be less than in the U.S.;

●	availability of information - foreign issuers may not be subject to the same disclosure, accounting and financial reporting standards and practices as U.S. issuers;

●	limited markets - the securities of certain foreign issuers may be less liquid (harder to sell) and more volatile; and

●	currency exchange rate fluctuations and policies.

The risks of foreign investments may be greater in developing or emerging market countries.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a Private Investment Fund or a Public Investment Fund may also prove incorrect and may not produce the desired results.

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Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the Private Investment Funds and Public Investment Funds in which the Fund invests and the asset managers to such Private Investment Funds and Public Investment Funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of non-public information with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

Co-Investment Transactions

As a registered closed-end fund, the Fund is subject to certain regulatory restrictions in making investments. For example, registered closed-end funds generally are not permitted to co-invest with certain affiliated entities in transactions originated by the registered closed-end fund or its affiliates in the absence of an exemptive order from the SEC. However, registered closed-end funds are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits the Fund to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Fund to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching with respect of the Fund or its shareholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objectives and strategies and certain criteria established by the Fund’s Board of Trustees.

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The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

Incentive Fee Risk

The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Legal and Regulatory Risks

Legal and regulatory changes could occur which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change may continue.

The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses, including provisions that would significantly alter the regulation of commodity interests and comprehensively regulate the OTC derivatives markets for the first time in the United States. The Dodd-Frank Act and the rules that have been or will be promulgated thereunder by relevant regulators may negatively impact the ability of the Fund to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. The implementation of the Dodd-Frank Act will occur over a period of time, and it is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of the Dodd-Frank Act or other regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to use derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of the Fund.

In Europe, the Financial Stability Board, which monitors and makes recommendations about the global financial system, issued a report in October 2011 that recommended strengthening oversight and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The report outlined initial steps to define the scope of the shadow banking system and proposed general governing principles for a monitoring and regulatory framework. While at this stage it is difficult to predict the scope of any new regulations, if such regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards, currently applicable to banks, or the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely impact the implementation of the Fund’s investment strategy and returns and may become prohibitive.

Event Driven Investing

The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to

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implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

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These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Market Disruptions from Natural Disasters or Geopolitical Risks

Natural disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the U.S. economy and securities markets.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

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RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board of Trustees is comprised of four Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund, furnishes continuously an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement is included in the Fund’s semi-annual report to shareholders for the period ended March 31, 2024.

Pursuant to the Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 2.8125% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The following is a graphical representation of the calculation of the Incentive Fee:

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Quarterly Incentive Fee
Fund’s pre-incentive fee net investment income
(expressed as a percentage of the Fund’s adjusted capital)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example: Quarterly Incentive Fee Calculation

Scenario 1

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $2.10

Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 1.3375%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

Scenario 2

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.3375%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.3375% - 2.25%)

= 0.0875% or $0.09

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.0875%.

Scenario 3

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.3375%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

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Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.3375% - 2.8125%))

= 0.5625% + (20% x 1.525%)

= 0.5625% + 0.305%

= 0.8675% or $0.91

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.8675%.

Scenario 4

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.32%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) 0.20%

Pre-Incentive Fee Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.6575%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.6575% - 2.25%)

= 0.4075% or $0.39

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision. Although Investment Income is the same in Scenario 4 as compared with Scenario 2, the Implied Yield is higher in Scenario 4 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 4 as compared with Scenario 2.

Scenario 5

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.53%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.8675%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.8675% - 2.8125%))

= 0.5625% + (20% x 2.055%)

= 0.5625% + 0.411%

= 0.9735% or $0.92

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision. Although Investment Income is the same in Scenario 5 as compared with Scenario 3, the Implied Yield is higher in Scenario 5 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 5 as compared with Scenario 3.

(1)	Represents 9.0% annualized hurdle rate.
(2)	Represents an assumed 1.85% annualized based management fee on average adjusted capital.
(3)	Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.
(4)

The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income exceeds 2.25% and reaches up to 2.8125% in any calendar quarter.

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class A shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Fund’s Board of Trustees, upon 60 days written notice to the Adviser.

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Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

Portfolio Managers

Michael Terwilliger serves as the lead Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger joined Sierra Crest Investment Management LLC in October 2020 and currently serves as a Managing Director. From October 2015 until October 2020, Mr. Terwilliger was employed by Resource America, Inc. Mr. Terwilliger also was an officer of Resource Alternative Advisor, LLC, most recently as Managing Director. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School of Business. He is also a CFA charter holder.

Edward Goldthorpe serves as a Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since December 2020. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

The SAI provides additional information about the Fund’s Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc., located as 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays AFS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. SS&C GIDS, Inc. (“GIDS”), located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Fund’s Transfer Agent.

Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio, except with respect to certain assets custodied directly by the Fund. Under a Custody Agreement, U.S. Bank N.A. holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Management Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay any expenses of any Trustee of the Fund who is an affiliate of the Adviser.

AFS is obligated to pay expenses associated with providing the services contemplated by an Administration, Bookkeeping and Pricing Services Agreement (administration and accounting), including compensation of its officers and employees and administration of the Fund. GIDS is obligated to pay expenses associated with providing the services contemplated by an Agency Agreement (transfer agent), including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) servicing fees; (xiii) compliance service fees and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class A shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the Class A shares.

The Management Agreement authorizes the Adviser to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of the Fund.

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DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each time the Fund calculates its NAV, it will accrue as a liability any amounts owed to the Adviser as payment for incentive fees, which could vary over time. Class A shares are offered at NAV plus the applicable sales load. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that the Adviser, as valuation designee, believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund’s portfolio.

In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (as in the case of Private Investment Funds and Non-Traded BDCs (collectively, “Non-Traded Funds”), securities are valued at fair value as determined by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser as valuation designee believes to be reliable. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Non-Traded Funds will be difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Non-Traded Fund does not report a value to the Fund on a timely basis, the Adviser, as valuation designee, will determine the fair value of such Non-Traded Fund based on the most recent value reported by the Non-Traded Fund, as well as any other relevant information available at the time the Fund values its investments. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment in such Non-Traded Fund at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Non-Traded Funds’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, the Adviser, as valuation designee, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Manager or third-party service providers. The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Non-Traded Fund investments, the Adviser will attempt to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities. However, it is anticipated that portfolio holdings and other value information of the Non-Traded Funds could be available on no more than a quarterly basis. Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Non-Traded Fund does not represent the fair value of the Fund’s investment in such security. Private Investment Funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Non-Traded Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Non-Traded Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. After investing in a Non-Traded Fund, the Adviser will monitor the valuation methodology used by the asset manager and/or issuer of the Non-Traded Fund. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

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The Adviser will provide the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

CONFLICTS OF INTEREST

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund relies on Sierra Crest to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to the Fund’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages other funds that will invest primarily in debt and equity of privately-held middle-market companies, similar to the Fund’s targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for such funds and the Fund.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows funds managed by Sierra Crest, including the Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”). Tenders of Class A shares fewer than 365 days after the original purchase date may be subject to an early withdrawal charge of 0.50%, which will be deducted from repurchase proceeds, if (i) the original purchase was for amounts of $1 million or more and (ii) the selling broker received a commission.

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

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Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Early Withdrawal Charge

Selling brokers, or other financial intermediaries that have entered into distribution agreements with the Distributor, may receive a commission of up to 0.50% on the purchase of Class A shares of $1 million or more. Tenders of Class A shares fewer than 365 days after the original purchase date may be subject to an early withdrawal charge of 0.50%, which will be deducted from repurchase proceeds, if (i) the original purchase was for amounts of $1 million or more and (ii) the selling broker received a commission. The Distributor may waive the imposition of the early withdrawal charge in the event of shareholder death or shareholder disability. Any such waiver does not imply that the early withdrawal charge will be waived at any time in the future or that such early withdrawal charge will be waived for any other shareholder. Class A shares (with respect to purchases of under $1 million) will not be subject to an early withdrawal charge.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Fund (e.g., by drawing under the Fund’s credit facility). The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

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Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form 1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by GIDS. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30

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days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll free number 1-833-404-4103.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s

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shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

A sale or redemption of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 11, 2014. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board of Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Board of Trustees has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers five different classes of shares: Class A, Class C, Class I, Class L and Class W shares. Class C, Class I, Class L and Class W shares are sold through separate prospectuses. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Holders of shares will be entitled to the payment of Distributions when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

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The following table shows the amounts of Class A shares of the Fund that have been authorized and are outstanding as of January 2, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class A shares	Unlimited	None	2,805,311.12

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Fund’s shares are offered for sale through the Distributor at NAV plus the applicable sales load. The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. Class A shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class A shares.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by GIDS, the Fund’s transfer agent. The returned check and stop payment fee is currently $25. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, and such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf (collectively, “Financial Intermediaries”). The Fund will be deemed to have received a purchase or repurchase order when a Financial Intermediary receives the order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alternative Credit Income Fund to:

Alternative Credit Income Fund
c/o SS&C GIDS, Inc.
PO Box 219246, Kansas City, MO 64105-1307,
or for overnight deliveries
801 Pennsylvania Avenue, Suite 219246
Kansas City, MO 64105-1307

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All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-4103 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: SS&C GIDS, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Alternative Credit Income Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact GIDS to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-4103 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-4103. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, GIDS will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call GIDS at 1-833-404-4103 for additional assistance when completing an application.

If GIDS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

Class A shares are sold at the prevailing NAV per Class A share plus the applicable sales load (which may be reduced as described below); however, the following are additional features that should be taken into account when purchasing Class A shares:

●

a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of (i) $100 under the Fund’s Automatic Investment Plan and (ii) $1,000 if not made pursuant to the Automatic Investment Plan;

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class A shares; and

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●

shareholders tendering Class A shares fewer than 365 days after the original purchase date may be subject to an early withdrawal charge of 0.50%, which will be deducted from repurchase proceeds, if (i) the original purchase was for amounts of $1 million or more and (ii) the selling broker received a commission.

The price of the Class A shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Class A shares. Investors in Class A shares will pay a sales load based on the amount of their investment, which may range from 1.00% to 5.75%, as set forth in the table below. A reallowance will be made from the sales load paid by each investor as shown on the table below. There are no sales loads on reinvested distributions. The Fund reserves the right to waive broker commissions. The following sales loads apply to your purchases of Class A shares of the Fund:

Amount Invested	Total Sales Load as a % of Offering Price	Total Sales Load as a % of Amount Invested	Dealer Reallowance
Under $100,000	5.75%	6.10%	5.50%
$100,000 to $249,999	4.75%	4.99%	4.50%
$250,000 – 499,999	3.75%	3.90%	3.50%
$500,000 - $999,999	2.50%	2.56%	2.25%
$1,000,000 and above	1.00%	1.01%	1.00%

You will be able to buy Class A shares without a broker commission (i.e., “load-waived”) when you are:

●	reinvesting dividends or distributions;

●	a current or former Trustee of the Fund;

●

an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Adviser; or

●	purchasing shares through a financial services firm (such as a broker-dealer, investment adviser or financial institution) that has a special arrangement with the Fund.

You will be able to buy Class A shares without a broker commission when you are:

●	participating in an investment advisory or agency commission program under which you pay a fee to an investment adviser or other firm for portfolio management or brokerage services; or

●	exchanging an investment in Class A (or equivalent type) shares of another fund for an investment in the Fund.

It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class A shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Share Class Conversions: Upon request, the Fund may, in its discretion, permit a current Fund shareholder to convert shares held by them to another class of Fund shares in a non-taxable transaction; provided that such shareholder meets the requirements of the new share class.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class A shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class A shares, may incur expenses on an annual basis equal to 0.25% of its average net assets attributable to Class A shares.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

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HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Before doing so, the Fund will obtain the written consent of the affected shareholder(s) or send the affected shareholder(s) a separate written notification of its intent to do so. Once implemented, a shareholder must call 1-833-404-4103 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, 41st Floor, New York, NY 10112.

ADDITIONAL INFORMATION

This prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-200981). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or Statement of Additional Information without charge.

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PRIVACY NOTICE	Rev. 12/2020

FACTS	WHAT DOES ALTERNATIVE CREDIT INCOME FUND DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
● Social Security number ● Assets ● Retirement Assets ● Transaction History ● Checking Account Information	● Purchase History ● Account Balances ● Account Transactions ● Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Alternative Credit Income Fund chooses to share; and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alternative Credit Income Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

QUESTIONS?	Call 1-833-404-4103

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WHO WE ARE
Who is providing this notice?	Alternative Credit Income Fund
WHAT WE DO
How does Alternative Credit Income Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alternative Credit Income Fund collect my personal information?

We collect your personal information, for example, when you

● Open an account

● Provide account information

● Give us your contact information

● Make deposits or withdrawals from your account

● Make a wire transfer

● Tell us where to send the money

● Tells us who receives the money

● Show your government-issued ID

● Show your driver’s license

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● Sharing for affiliates’ everyday business purposes – information about your creditworthiness

● Affiliates from using your information to market to you

● Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alternative Credit Income Fund doesn’t jointly market.

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PROSPECTUS

ALTERNATIVE CREDIT INCOME FUND

Class A Shares (RCIAX) of
Beneficial Interest

January 28, 2025

Investment Adviser
Sierra Crest Investment Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS Class C Shares (RCICX) of Beneficial Interest January 28, 2025 as amended August 5, 2025

Alternative Credit Income Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund’s Class C shares, including a Statement of Additional Information (“SAI”) dated January 28, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The table of contents of the SAI appears on page 46 of this prospectus. The SAI is available upon request and without charge by writing the Fund at c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. You may also request a free copy of the Fund’s SAI, annual and semi-annual reports when available, and other information about the Fund or make shareholder inquiries by calling 1-833-404-4103 or by visiting www.altcif.com. The SAI, which is incorporated by reference into (legally made a part of) this prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objectives. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities, as further described in this prospectus.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this prospectus, unlimited shares of beneficial interest, at the net asset value (“NAV”) per share of the relevant share class, plus the applicable sales load. As of January 2, 2025, the Fund’s NAV per share was $9.49 for Class C shares. Any sales load will be deducted from the proceeds paid to the Fund. The minimum initial investment by a shareholder for Class C shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made in an amount not less than $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made in an amount not less than $1,000. The Fund is offering to sell its shares, on a continuous basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use reasonable efforts to sell the shares. Funds received will be invested promptly and no arrangements have been made to place such funds in an escrow, trust or similar account. Assets that cannot be invested promptly in fixed-income and fixed-income related securities will be invested in cash or cash equivalents. During the continuous offering, shares of the Fund will be sold at the next determined NAV plus any applicable sales load. See “Plan of Distribution.”

Use of Leverage. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may invest in publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”) that may use leverage subject to limitations under applicable law with respect to such Public Investment Fund. The Fund may also invest in private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that may use leverage without limit. Accordingly, the Fund, through its investments in Public Investment Funds and Private Investment Funds, may be exposed to the risk of highly leveraged investment programs. For a discussion of the risks associated with the leveraged capital structure, please refer to pages 19-20 of this prospectus.

Distributions. The amount of distributions that the Fund may pay, if any, is uncertain. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment.

Certain Risks. Investing in the Fund’s shares involves risks, including the following:

●	Shares of the Fund are not listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	Shares of the Fund are not redeemable. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.
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Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security.

●	The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
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Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his, her or its shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.

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If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

See “Risk Factors” beginning on page 17 of this prospectus.

Investment Adviser
Sierra Crest Investment Management LLC (the “Adviser” or “Sierra Crest”)

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors” in this prospectus.

The Fund. Alternative Credit Income Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will offer to make quarterly repurchases of its shares at the NAV of the applicable class of shares. See “Quarterly Repurchases of Shares.”

Investment Objectives and Policies. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund defines “moderate volatility” to mean investment returns having a level of volatility equal to or lower than the broader equity markets as reflected in the S&P 500 Index, a broad-based measure of the U.S. stock market. The Fund defines “low to moderate correlation to the broader equity markets” to mean investment returns having a correlation of less than one to the S&P 500 Index. The Adviser believes that a portfolio with moderate volatility and low to moderate correlation to the broader equity markets enhances the Fund’s appeal to investors seeking to diversify their equity investments.

The Fund seeks to meet its investment objectives by investing in the debt of small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser, including in fixed-income oriented funds. A substantial portion of the Fund’s portfolio may consist of senior and subordinated debt, which it believes offers opportunities for moderate volatility and low to moderate correlation to the broader equity markets. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the borrower and the potential investment present an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio may include fixed-rate investments that generate absolute returns as well as floating-rate and/or senior secured investments that provide protection in rising interest rate and inflationary environments. The Fund also intends to invest in non-controlling interests in equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Adviser believes that global economic trends increasingly favor alternative asset class investment strategies. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Fund may invest in other funds for which the Adviser or its affiliates act as the investment adviser or the party responsible for managing and operating the fund only to the extent such investments are permitted under the Investment company Act of 1940, as amended (the “1940 Act”).

The Fund invests without restriction as to issuer capitalization. The Fund invests in debt securities of any quality, duration or maturity. The Fund expects that investments in debt securities typically will have a dollar weighted average maturity of approximately two to ten years. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may also invest in Public Investment Funds that may engage in leverage up to any limitations under applicable law with respect to such Public Investment Fund and Private Investment Funds that may engage in leverage without limit.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities.

The Fund defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include (A) public investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including business development companies (“BDCs”) that are publicly traded (“Public BDCs”) or are publicly registered and non-traded (“Non-Traded BDCs”), closed and open-end funds, exchange traded funds (“ETFs”) and index mutual funds (“Index Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics) and (B) private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) non-controlling interests in equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

For purposes of the Fund’s 80% policy, the Fund will invest only in Public Investment Funds and Private Investment Funds that either (1) have adopted a policy to invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, or (2) do not have a stated 80% policy, but do invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, as determined by the Adviser’s review of their portfolio holdings, investment objectives and strategies. Prior to investing in an underlying fund that does not have a stated 80% policy, the Adviser will review the underlying fund’s prospectus or offering memorandum, financial statements, and any available third party research, and may also meet with the underlying fund’s management team in order to determine whether the underlying fund follows an 80%

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policy under normal circumstances. Following the Fund’s investment in the underlying fund, the Adviser will continue to monitor the underlying fund on an ongoing basis, reviewing all relevant information as it becomes available. If at any point the Adviser has reason to believe that the underlying fund’s investment strategy has changed, or that the underlying asset mix has changed in a way that no longer satisfies the 80% policy, the Adviser will immediately reclassify the investment for purposes of testing the Fund’s compliance with its 80% policy. The Fund may also invest up to 20% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in Private Investment Funds and Public Investment Funds that invest, under normal circumstances, less than 80% of their assets in fixed-income and fixed-income related securities. In market environments that the Adviser believes are unfavorable to fixed-income and fixed-income related securities, the Fund may reduce its investment in fixed-income and fixed-income related securities and hold a larger position in cash or cash equivalents. In addition, Public Investment Funds and Private Investment Funds in which the Fund invests for purposes of the 80% policy may reduce their investments in fixed-income and fixed-income related securities in response to changing market conditions.

The Fund’s 80% policy is not fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”) without shareholder approval. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund’s 80% policy. See “Investment Objectives, Policies and Strategies.”

Investment Strategy.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation, as well as correlation to the equity markets and other markets. Within each investment category, the Adviser further advances its objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on operational and financial metrics as well as relative value. See “Investment Process” for additional information about the investment selection process.

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Direct Credit. The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund’s portfolio may include fixed-rate and/or senior secured investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, will provide the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser also evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

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Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are an important component of this category and the Adviser assesses and values both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level includes the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as a sale of the BDC or a listing on a stock exchange) following the close of the offering.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this category.

In addition to providing current income, the Fund’s investments in Public Credit are intended to provide enhanced liquidity.

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Private Credit. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly-sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification. The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser. Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners Advisors L.P. (“BC Partners”). As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Management and Incentive Fees. Pursuant to a Management Agreement between the Fund and the Adviser (the “Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with paid-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

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100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

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20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser.

Expense Reimbursement Agreement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 3.34% per annum of the Fund’s average daily net assets attributable to Class C shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Administrator, Accounting Agent and Transfer Agent. ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund. SS&C GIDS, Inc. (“GIDS” or the “Transfer Agent”) serves as the transfer agent of the Fund. See “Management of the Fund – Administrator, Accounting Agent and Transfer Agent.”

Custodian. U.S. Bank N.A. (the “Custodian”) serves as the Fund’s custodian, except with respect to certain assets custodied directly by the Fund. See “Management of the Fund - Custodian.”

Distribution Fees. The Class C shares will pay to the Distributor a distribution fee (the “Distribution Fee”) that will accrue at an annual rate up to 0.75% of the Fund’s average daily net assets attributable to Class C shares, respectively, and is payable on a monthly basis. See “Plan of Distribution.”

Closed-End Fund Structure. Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. See “Quarterly Repurchases of Shares.” An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to continuous out-flows.

Share Classes. The Fund offers one share class by this prospectus: Class C shares. The Fund began continuously offering its common shares on April 20, 2015. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. The Fund also offers Class A, Class I, Class L and Class W shares through separate prospectuses. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, transaction costs, and ongoing fees and expenses for each share class are different. The fees and expenses for Class C shares of the Fund are set forth in the table entitled “Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Repurchases of Shares. The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers at NAV of no less than 5% of the shares outstanding. There is no guarantee that a shareholder will be able to sell all of the shares he, she or it desires in a quarterly repurchase offer because shareholders, in total, may request the Fund to repurchase more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchase offers. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requests. See “Quarterly Repurchases of Shares.”

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. You assume these risks as a result of the Fund’s direct investments, if any, as well through its investments in Public Investment Funds and Private Investment Funds. See “Risk Factors.”

●	The Fund is a closed-end investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

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●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

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Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

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The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or the Public Investment Fund’s or Private Investment Fund’s) underlying investments;

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The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

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The Fund may invest in Public Investment Funds and Private Investment Funds, which are subject to their strategy-specific risks such as leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in Public Investment Funds and Private Investment Funds. In addition, Private Investment Funds are subject to illiquidity risk;

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The Fund may invest in BDCs and Non-Traded BDCs, which are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. In addition, Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment;

●	The Fund may invest in ETFs, which are subject to all of the risks of a direct investment in the underlying securities that the ETF holds;

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The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

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The Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter because the Adviser is entitled to receive incentive compensation on income regardless of any capital losses;

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The incentive fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage the Adviser to use leverage to increase the return on the Fund’s investments;

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Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

●

The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

●

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

●

The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

●

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

●

Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

●

The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

●

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year, which may result in the realization of net short-term capital gains by the Fund which, when distributed to Fund shareholders, will be taxable as ordinary income;

5

●

The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

●

Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009, extreme volatility or market disruption may recur in the future;

●

Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

●

Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

●

To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

U.S. Federal Income Tax Matters.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy; Dividend Reinvestment Policy.

The Fund’s distribution policy is to make quarterly distributions to shareholders. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. However, this distribution policy is subject to change and there is no guarantee the target rate will be achieved. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Potential Business Combination.

The Adviser has asked the Board of Trustees to consider a potential merger with other entities that could be accretive to net investment income per share and return on equity for the Fund’s shareholders. Consistent with the foregoing, the Board of Trustees is currently evaluating a potential merger with a closed-end investment company that has elected to be regulated as a business development company under the 1940 Act. There are no assurances as to whether or not this merger will occur, and the Fund does not intend to comment on it further unless and until a definitive agreement is executed.

FUND EXPENSES

Shareholder Transaction Expenses	Class C
Maximum Sales Load (as a percent of offering price)	None
Early Withdrawal Charges on Shares Repurchased Within 365 Days of Purchase (as a percent of original purchase price)	1.00%

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Incentive Fees(1)	0.27%
Acquired Fund Fees and Expenses(2)(3)	1.92%
Shareholder Servicing Expenses	0.23%
Distribution Fee	0.70%
Other Expenses(4)	0.83%
Interest Expense on Borrowings	0.18%
Interest Expense and Amortization/Accretion on Securities Sold Short	0.01%
Total Annual Expenses	5.99%
Fee Waiver and Reimbursement(5)	(0.39)%
Total Annual Expenses (after fee waiver and reimbursement)	5.60%

(1)

The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 2.25%, or an annualized hurdle rate of 9.0%, subject to a “catch-up” feature. See “Management of the Fund—Investment Adviser” for a full explanation of how the incentive fee is calculated.

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(2)

Acquired Fund Fees and Expenses are the indirect costs of investing in other Investment Companies and Private Investment Funds. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

(3)

Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the Acquired Fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by Acquired Fund, performance fees, if charged, tend to be approximately 20% of the Acquired Fund’s profits. Acquired Funds’ fees and expenses are based on historic fees and expenses; and future Acquired Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Acquired Funds, which may fluctuate over time.

(4)

Other expenses include accounting, legal and auditing fees of the Fund, offering expenses, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser. Offering expenses consist of costs incurred by the Adviser and its affiliates on the Fund’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of its broker-dealers.

(5)

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 3.34% per annum of the Fund’s average daily net assets attributable to Class C shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about management fees, incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 33 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. Because the example assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year:

Share Class	1 Year	3 Years	5 Years	10 Years
Class C Shares	$53	$166	$278	$550

The following example illustrates the hypothetical expenses that you would pay on $1,000 investment assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return, and you redeemed your shares in full at the end of such period.

Share Class	1 Year*	3 Years	5 Years	10 Years
Class C Shares	$63	$166	$278	$550

*

If the Early Withdrawal Charge applies. See “Early Withdrawal Charge” under “Quarterly Repurchases of Shares.” If the Early Withdrawal Charge does not apply, the hypothetical expenses you would pay on $1,000 investment in Class C Shares would be $53, assuming annual expenses attributable to shares remain unchanged, shares earn a 5% annual return, and you redeemed your shares in full at the end of the 1 year period.

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by GIDS, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single Class C share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information for the year ended September 30, 2024 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s annual report dated September 30, 2024. To request the Fund’s annual report or semi-annual report, please call 1-833-404-4103.

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The table below sets forth financial data for one share of beneficial interest outstanding throughout the years or period presented.

Class C	Year Ended September 30, 2024		Year Ended September 30, 2023		Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017		Year Ended September 30, 2016		For the Period Ended September 30, 2015(h)
NET ASSET VALUE, BEGINNING OF YEAR	$9.90		$10.21		$11.21	$9.86		$10.92		$11.22	$11.25	$10.36		$10.00		$10.00

INCOME FROM INVESTMENT OPERATIONS
Net investment income(a)	0.91		0.86		0.53	0.66		0.62		0.66	0.72	0.50		0.59		—
Net realized and unrealized gain/(loss) on investments	(0.37)		(0.54)		(0.90)	1.31		(0.92)		(0.34)	(0.13)	1.03		0.08		—
Total income/(loss) from investment operations	0.54		0.32		(0.37)	1.97		(0.30)		0.32	0.59	1.53		0.67		—

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.63)		(0.63)		(0.59)	(0.56)		(0.66)		(0.48)	(0.50)	(0.40)		(0.24)		—
From net realized gain on investments	—		—		—	—		—		—	(0.04)	(0.16)		—		—
From return of capital	—		—		(0.04)	(0.06)		(0.10)		(0.14)	(0.08)	(0.08)		(0.07)		—
Total distributions	(0.63)		(0.63)		(0.63)	(0.62)		(0.76)		(0.62)	(0.62)	(0.64)		(0.31)		—
INCREASE/(DECREASE) IN NET ASSET VALUE	(0.09)		(0.31)		(1.00)	1.35		(1.06)		(0.30)	(0.03)	0.89		0.36		—
NET ASSET VALUE, END OF YEAR	$9.81		$9.90		$10.21	$11.21		$9.86		$10.92	$11.22	$11.25		$10.36		$10.00

TOTAL RETURN(b)	5.64	%(c)	3.33	%(c)	(3.48)%	20.36	%(c)	(2.61	)%(c)(d)	3.05%	5.39%	15.03	%(c)	6.85	%(c)	—%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in 000s)	$30,135		$40,947		$43,391	$47,640		$43,984		$41,575	$26,720	$8,965		$434		$3

8

Class C	Year Ended September 30, 2024	Year Ended September 30, 2023	Year Ended September 30, 2022	Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017	Year Ended September 30, 2016	For the Period Ended September 30, 2015(h)
RATIOS TO AVERAGE NET ASSETS(e)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	4.06%	3.74%	3.38%	3.59%	3.53%	3.55%	3.75%	5.28%	18.42%	473.06	%(f)
Expenses, net of fees waived/expenses reimbursed by Adviser	3.68%	3.62%	3.35%	3.40%	3.43%	3.42%	3.37%	3.34%	3.34%	0.02	%(f)
Excluding incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.73%	3.46%	3.37%	3.53%	3.44%	3.47%	3.72%	5.28%	18.42%	N/A	(f)
Expenses, net of fees waived/expenses reimbursed by Adviser	3.34%	3.34%	3.34%	3.34%	3.34%	3.34%	3.34%	3.34%	3.34%	N/A	(f)
Net investment income	9.22%	8.61%	4.87%	6.12%	6.19%	5.95%	6.38%	4.46%	5.85%	0.00	%(f)

PORTFOLIO TURNOVER RATE	19%	23%	26%	49%	39%	29%	43%	39%	22%	0	%(g)
Borrowings at End of Year or Period
Aggregate amount outstanding (000s)	$3,562	$3,879	$—	$—	$—	$—	$—	$—	$5	$—
Asset Coverage Per $1,000 (000s)	$64,951	$66,093	$—	$—	$—	$—	$—	$—	$1,032,060	$—

(a)	Per share numbers have been calculated using the average shares method.
(b)

Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(c)

Includes adjustments in accordance with accounting principles generally accepted in the United States of America and, as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from net asset values and returns for shareholder transactions.

(d)	0.10% of the Fund’s total return consists of a reimbursement by the Adviser for a loss on a transaction. Excluding this item, total return would have been (2.71)%.
(e)	Ratios do not include expenses of underlying investment companies and Private Investment Funds in which the Fund invests.
(f)	Annualized.
(g)	Not Annualized.
(h)	The Fund’s Class C commenced operations on April 20, 2015.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 11, 2014. The Fund’s principal office is located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is (212) 891-2880.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of the sales load (if applicable), are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt. There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds. The Fund pays its organizational and offering expenses incurred with respect to its initial

9

and continuous offering. Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests in money market or short-term, high quality fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate. As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital. Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses, as well as the applicable sales load.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. These investment objectives may be changed without a vote of the Fund’s shareholders.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” The Fund may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry.

The Fund defines “fixed-income and fixed-income related securities” to consist of:

(i)	loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers;

(ii)

equity of investment funds, which may include Public Investment Funds, including traded and Non-Traded BDCs, closed and open-end funds, ETFs and Index Funds, and Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and

(iii)

equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Fund’s SAI contains a list of the fundamental (those that may not be changed without a shareholder vote) and non-fundamental (if any) investment policies of the Fund under the heading “Investment Objectives and Policies.”

The Adviser’s Strategy

The Adviser believes that global economic trends increasingly favor alternative asset class investments. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories, including but not limited to: Direct Credit; Public Credit; and Private Credit. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation as well as correlation to the equity markets and other markets. Within each investment category, the Adviser seeks to further advance the Fund’s objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on both operational and financial metrics as well as relative value.

●

Direct Credit. Direct Credit is a category of investments that consists of corporate credit such as secured loans and bonds (and structured credit such as securities backed by a pool of private loans). The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio is expected to include fixed-rate investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, provides the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are

10

more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser further evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

●

Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are a significant component of this category and the Adviser employs a dedicated team of analysts to assess and value both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level include the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines, among other factors: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as sale of the BDC or listing on a stock exchange) following the close of the offering.

Within the Public Credit category described above, the Fund limits its exposure to any one company. The Fund also seeks to diversify its BDC investment portfolio across underlying strategies including:

●

Secured Credit Opportunities: an investment strategy focused on first or second lien, senior secured loans. This may also include unitranche loans, which combine both senior and mezzanine debt, typically in a first lien position.

●	Unsecured Credit Opportunities: an investment strategy focused on loans subordinate to senior loans. This is typically mezzanine debt.

●	Equity Investments: an investment strategy focused on assuming equity positions, typically through warrants, as a part of an issued loan.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this portfolio. In addition to providing current income and liquidity, this Public Investment Fund portfolio is intended to provide moderate volatility and low to moderate correlation to the equity markets.

●

Private Credit. Private Credit is a category of investments (primarily Private Investment Funds) that provides access to a diversified portfolio of high-yielding securities. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Private Investment Funds may benefit from longer investment horizons, access to deal flow due to relationships with investment banks and other sources of deal flow, access to proprietary deal flow, or proprietary analytics. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Within Private Credit described above, the Fund seeks to limit its exposure to any one manager. The Fund also seeks to diversify its Private Investment Fund investment portfolio across underlying strategies including:

●	Debt Opportunities. A long/short investment strategy in corporate debt securities of leveraged companies and financially distressed firms and other investments.

●	Credit Opportunities. A long/short investment strategy in corporate debt securities to capture credit opportunities in all market environments.

●	Structured Credit. A long/short investment strategy in structured securities.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

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Diversification

The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. For example, the Fund seeks companies in established industries with stable competitive and regulatory frameworks, where the main participants have enjoyed predictable, low-volatility earnings. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, consisting of money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U. S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Manager are subjective.

The Fund has no intent to use leverage through issuing preferred shares during the next twelve months. However, the Board of Trustees may decide to issue preferred shares in the future, subject to the asset coverage requirements of the 1940 Act, which generally require that the Fund have asset coverage of at least 200% of the issue size. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act. In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income or as eligible for the corporate dividends received deduction. See “U.S. Federal Income Tax Matters.”

The Fund co-invests in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates pursuant to an SEC exemptive order. The order is subject to certain conditions, such as that co-investments be made in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements, and are allocated fairly among participants.

There can be no assurance that any or all of the Fund’s investment strategies will be successful.

Investment Process

Within each credit asset strategy described above, the Adviser seeks to employ a disciplined process for security selection. Analyzing relevant quantitative and qualitative criteria, the Adviser identifies investments that it believes to be “best in class” based on their potential for generating current income and sustainable, positive, risk-adjusted under a wide variety of market conditions. To ensure consistency and discipline, the Adviser evaluates each investment according to the following four processes:

Quality Screen

The Adviser evaluates a number of factors which it believes are closely correlated to the credit worthiness of the security. These factors include the competency of management as well as the extent of alignment between management and investors in the security. Such alignment may be related to compensation structure or management’s own holding of the security. The Adviser also evaluates the location, quality and diversity of assets underlying the security as well as the quality of the issuer’s balance sheet, including the extent of leverage and liquidity.

Valuation Screen

The Adviser seeks to evaluate whether the price being paid for a security is attractive relative to absolute measures and relative measures. Absolute measures include discounted cash flow analysis, dividend yield analysis and NAV. Relative measures include comparison of the price paid for a security compared to other securities with similar credit and yield characteristics.

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Portfolio Construction

The Adviser manages the Fund’s investments over a long-term time horizon while being mindful of the historical context of the markets and seeks to evaluate each security in the context of balancing the competing objectives of providing current income, achieving long term capital appreciation, and minimizing portfolio volatility and correlation. In this context, the Adviser considers whether acquisition of a particular security would result in appropriate allocations to the three alternative credit asset strategies that are fundamental to the Adviser’s approach. In constructing the portfolio, the Adviser also takes into consideration tactical opportunities to capitalize on market price inefficiencies. However, the Adviser seeks to maintain a well-diversified portfolio that effectively manages asset class and sector risk over time.

Monitoring

The Adviser employs a proactive and disciplined monitoring approach focused on due diligence as a central tenet of its investment process. Such due diligence includes meeting with company management, analyzing company financial information and presentations, the creation and review of the Adviser’s own financial forecasts and models, and regular investment committee meetings. In addition, the Portfolio Managers review research reports prepared by their own analysts as well as third-party research regarding particular issuers or industries in which the issuer operates in order to assess factors that may impact the value of securities held in the Fund.

Borrowings

The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, subject to the limits of the asset coverage requirement of the 1940 Act. The Fund also may borrow money to satisfy repurchase requests from Fund shareholders and to otherwise provide the Fund with temporary liquidity. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time of incurrence of indebtedness. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness. Private Investment Funds may utilize leverage in their investment activities. However, the Private Investment Funds’ borrowings are not subject to the asset coverage requirement. Accordingly, the Fund, through its investments in Private Investment Funds, may be exposed to the risk of highly leveraged investment programs.

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

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Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

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Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Business Development Companies

Under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in BDCs. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. Non-Traded BDCs are illiquid and it may not be possible to redeem shares or to do so without paying a substantial penalty. Public BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets. The market value of BDC shares and the ability of BDCs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and debt market conditions, adverse changes in governmental rules and fiscal policies, and other factors beyond the control of the issuers. In addition, distributions received by the Fund from BDCs may consist of dividends, capital gains and/or return of capital.

The Fund invests in Public BDCs by purchasing their common stock, preferred stock, debt and/or warrants. The Fund’s investments in Non-Traded BDCs may be made at their offering prices, their NAV or through the purchase of such shares at a discount on the secondary market. The Fund’s investments in Non-Traded BDCs will be typically made through the purchase of common stock and preferred stock.

Dividends paid by BDCs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. See “U.S. Federal Income Tax Matters.”

Closed-End Funds

Subject to the Fund’s investment restrictions, the Fund may invest its assets in “closed-end” investment companies (or “closed-end funds”) that invest primarily in fixed-income and fixed-income related securities. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as “NASDAQ”) and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open end investment company, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

Open End Funds (Mutual Funds)

Subject to the Fund’s investment restrictions, the Fund may invest in open end investment companies, commonly known as mutual funds. The Fund may invest in mutual funds that invest primarily in fixed-income and fixed-income related securities.

Exchange Traded Funds

The Fund may invest its assets in ETFs that invest primarily in fixed-income and fixed-income related securities. ETFs are typically passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, some ETFs are unit investment trusts, which are unmanaged portfolios overseen by trustees and some ETFs may be grantor trusts.

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An ETF typically holds a portfolio of securities or contracts designed to track a particular market segment or index. ETFs generally have two markets. The primary market is where institutions swap “creation units” in block-multiples of, for example, 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from mutual funds that are traded after hours once the NAV is calculated. ETFs share many similar risks with mutual funds and closed-end funds.

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium in market price if there is a limited market in such shares. Investments in ETFs are subject to brokerage and other trading costs, which could result in greater expenses to the Fund. ETFs also are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, your cost of investing in the Fund will be higher than the cost of investing directly in ETFs and may be higher than other funds that invest exclusively in stocks and bonds. You will indirectly bear fees and expenses charged by the ETFs in addition to the Fund’s direct fees and expenses. Finally, because the value of ETF shares depends on the demand in the market, the Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, adversely affecting the Fund’s performance.

Index Funds

An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index. Most Index Funds are not actively managed and generally provide broad market exposure, low operating expenses and low portfolio turnover.

Private Investment Funds

Private Investment Funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private Investment Funds are exempt from registration under the 1940 Act. Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

Under normal circumstances, the Fund may invest up to 50% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds. The Fund’s typical investments in Private Investment Funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

The Fund may invest a portion of its assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Collateralized Debt Obligations

A CDO is a form of securitization vehicle that issues debt securities in several tranches with different levels of seniority. The most senior tranche generally will attract the highest investment-grade rating (AAA by S&P, Aaa by Moody’s and/or AAA by Fitch), with the more junior, subordinated tranches attracting successively lower ratings. The most junior, unrated tranche of securities issued by a CDO generally will be entitled to residual cash flows that remain after payment or interest and principal on more senior tranches.

CDOs may be collateralized by a range of financial assets. CDOs collateralized primarily by corporate loans, generally to non-investment grade and middle market borrowers, are referred to as CLOs. See “Portfolio Investments—Collateralized Loan Obligations” for further discussion of CLOs. Other forms include CDOs, CBOs, trust preferred securities issued by banks and insurance companies (TruPS CDOs), and other forms of asset-backed securities (ABS CDOs).

Cash flows in a CDO are split into two or more tranches, varying in risk and yield. Normally, CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid securities. CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) the Fund is likely to invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations

A CLO is a financing company (generally called a special purpose vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically secured loans, the assets may also include (i) unsecured loans, (ii) debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in secured loans. The Fund may invest in lower tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO. In addition, the Fund intends to invest in CLOs consisting primarily of individual secured loans of Borrowers and not repackaged CLO obligations from other high risk pools, although the Fund does intend to invest in some repackaged CLO obligations. The underlying secured loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Fund’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified

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asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Asset-Backed Securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

The Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Fund invests in asset-backed securities, the values of the Fund’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely effective. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and

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economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

The Fund may be susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and investor perceptions change. These investor perceptions are based on various and unpredictable factors including: expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; local, regional or global events such as acts of terrorism or war, including Russia’s ongoing invasion of Ukraine; and global or regional political, economic, public health, and banking crises. The impact of epidemics or pandemics in the future could adversely affect Fund performance. As a result, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with

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respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or Public Investment Fund’s or Private Investment Fund’s) underlying investments.

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The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●

the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●

the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and

●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could

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reduce net investment income. An increase in interest rates would make it easier for the Fund to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Fund—Investment Adviser.”

In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

SOFR Risk

The Fund may invest in securities that have floating or variable rate calculations for payment obligations or financing terms based on the Secured Overnight Financing Rate (“SOFR”). SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume- weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three- month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Public Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Public Investment Fund managers and selected strategies, the adherence by such Public Investment Fund managers to such selected strategies, the instruments used by such Public Investment Fund managers and the Adviser’s ability to select Public Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: (1) asset-based fees, incentive allocations or fees, and expenses at the Fund level, and (2) asset-based fees, incentive allocations or fees, and expenses at the Public Investment Fund level.

The Fund is subject to Public Investment Funds that are subject to, the risks associated with legal and regulatory changes applicable to financial institutions generally or to Public Investment Funds in particular. The Fund may not be able to invest in certain Public Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Public Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Public Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Public Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

Public Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Public Investment Fund manager may invest the Public Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in a Public Investment Fund that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Public Investment Fund manager may focus on a particular industry, which would subject the Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of industries. A Public Investment Fund manager may focus on a particular country or geographic region, which may subject a Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of geographic regions.

A Public Investment Fund manager may use derivatives for speculative or hedging purposes. A Public Investment Fund manager may have limited operating history upon which to evaluate their performance. A Public Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Public Investment Fund. A Public Investment Fund manager may sell short securities held by a Public Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that a Public Investment Fund’s short selling activities may be adversely affect by regulatory restrictions that may be imposed at any time. A Public Investment Fund manager may invest the Public Investment Fund’s assets without limitation in restricted and illiquid securities. A Public Investment Fund’s manager may invest the Public Investment Fund’s assets in equity securities without limitation as to market capitalization. A Public Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

BDC Risk

BDCs carry risks similar to those of a private equity or venture capital fund. The securities of a BDC are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt

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securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by its board of directors which may create uncertainty as to the value of the BDC’s investments.

Non-Traded BDC Risk

Non-Traded BDCs are subject to the following risks in addition to those described in “BDC Risk.” Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment. Non-Traded BDCs are not liquid, and investments in Non-Traded BDCs may not be accessible for an extended period of time. Redemption programs offered by Non-Traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually, limits on the amounts and sources of funds that may be used to fund redemptions and the ability of the Non-Traded BDC to suspend or terminate the program at its discretion. There is no guarantee of any specific return on the principal amount or the repayment of all or a portion of the principal amount invested in Non-Traded BDCs. In addition, there is no guarantee that investors (including the Fund) will receive a distribution from a Non-Traded BDC. Distributions from Non-Traded BDCs may be derived from the proceeds of the offering, from borrowings, or from the sale of assets. Payments of distributions from sources other than cash flow from operations will decrease or diminish an investor’s interest. Dividends paid by Non-Traded BDCs may vary based on economic risks, geopolitical risks, changes in the credit market, performance of the Non-Traded BDC, regulatory changes, and key personnel changes. Distributions from Non-Traded BDCs can be suspended for a period of time or halted altogether.

Exchange-Traded Funds Risk

The Fund may invest in ETFs. Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds. Trading in shares of ETFs may be halted due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. ETF shares may trade at a premium or discount to their NAV because the supply and demand in the market for ETF shares at any point in time may not be identical to the supply and demand in the market for the underlying securities. Some ETFs are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risk Factors—Leverage Risk.” In addition, the Fund may bear, along with other shareholders of an ETF, its pro rata portion of the ETF’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, shareholders may also indirectly bear similar expenses of an ETF. Transactions by the Fund in shares of ETFs are also subject to brokerage costs, resulting in greater expenses to the Fund.

Index-tracking ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they seek to track because the total return of the index component securities will be reduced by the ETF’s total operating expenses and transaction costs incurred.

Private Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Private Investment Fund managers and selected strategies, the adherence by such Private Investment Fund managers to such selected strategies, the instruments used by such Private Investment Fund managers and the Adviser’s ability to select Private Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and allocations, and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the Private Investment Fund level.

The Private Investment Funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to Private Investment Funds in particular. The Fund may not be able to invest in certain Private Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Private Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Private Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Private Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a Private Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain Private Investment Funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the Private Investment Fund (including the forfeiture of a portion of the Fund’s capital contribution to such Private Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Private Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Private Investment Fund manager may invest the Private Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Private Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Private Investment Fund manager may focus primarily on a particular industry, which would subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A Private Investment Fund manager may focus on a particular country or geographic region, which may subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A Private Investment Fund manager may use derivatives for speculative or hedging purposes. A Private Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Private Investment Fund. A Private Investment Fund manager may sell short securities held by the Private Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the

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risk that the Private Investment Fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A Private Investment Fund manager may change the Private Investment Fund’s investment strategies at any time (subject to any required notification and/or consent provisions set forth in the Private Investment Fund’s governing documents). A Private Investment Fund manager may invest the Private Investment Fund’s assets without limitation in restricted and illiquid securities. A Private Investment Fund manager may invest the Private Investment Fund’s assets in equity securities without limitation as to market capitalization. A Private Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

Private Investment Funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the Private Investment Fund manager to determine the value of the Fund’s investment in the Private Investment Fund. The valuation provided by the Private Investment Fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the Private Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. Private Investment Funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a Private Investment Fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, Private Investment Funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, Private Investment Fund managers may have limited operating histories upon which to evaluate their performance, and some Private Investment Fund managers may not be registered under the Advisers Act. Further, Private Investment Fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a Private Investment Fund’s net profits (or more in certain limited circumstances), which may create incentives for Private Investment Fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

Structured Products Risk

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold.

CLO Risk

In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs and structured notes. See “Tax Status” in the Fund’s SAI.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately,

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the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Derivatives Risk

The Fund’s derivative investments have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party (or counterparty) to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. Furthermore, the ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. Thus, the use of derivative investments to generate income, for hedging, for currency or interest rate management or other purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices below or above the current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise want to sell. In addition, there may be situations in which the Adviser elects not to use derivative investments that result in losses greater than if they had been used. Amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult

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for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, may be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates generally are combined for position limit purposes. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return of the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

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Risk of Investments in Equity Securities or Warrants Incidental to Investments in Loans and Fixed-Income Instruments

From time to time, the Fund also may invest in or hold common stock and other equity securities or warrants incidental to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer. Investments in equity securities incidental to investments in loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks may increase fluctuations in the Fund’s NAV. The Fund frequently may possess material non-public information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

Medium- and Small-Capitalization Company Risk

Many of the issuers of securities in which the Fund may invest are medium- or small-capitalization companies which may be newly formed or have limited product lines, distribution channels and financial and managerial resources. The risks associated with those investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies.

Generally, securities of medium- and small-capitalization companies are more likely to experience sharper swings in market value, less liquid markets in which it may be more difficult for the Adviser to sell at times and at prices that the Adviser believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over the counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a larger period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current

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and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Regulatory Risk—Regulation as a Commodity Pool

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Regulation 4.5 promulgated by the CFTC under the Commodity Exchange Act (the “CEA”). The Adviser will be limited in its ability to use futures or options on futures or engage in swaps transactions on behalf of the Fund as a result of claiming the exclusion. In the event the Adviser fails to qualify for the exclusion and is required to register as a “commodity pool operator,” the Adviser will become subject to additional disclosure, recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Counterparty Risk

Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. The Fund may be subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the bankruptcy of an exchange clearing house or the bankruptcy of any other counterparty. In the case of any such bankruptcy, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount may be less than the amounts owed to the Fund. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties may have general custody of, or title to, the Fund’s assets (including, without limitation the Custodian). The failure of any such counterparty may result in adverse consequences to the NAV of the Fund.

The Fund’s investments may be structured through the use of OTC options and swaps or other indirect investment transactions. Such transactions may be entered into with a small number of counterparties resulting in a concentration of counterparty risk. The exercise of counterparty rights under such arrangements, including forced sales of securities, may have a significant adverse impact on the Fund and its NAV.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Special Situations and Distressed Investments

The Fund seeks to invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

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Foreign Investment Risk

Investing in foreign securities typically involves more risks than investing in U.S. securities. Investment in foreign securities carries risks associated with:

●	political and economic developments - the political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.;

●	trading practices - government supervision and regulation of foreign securities and currency markets, trading systems and brokers may be less than in the U.S.;

●	availability of information - foreign issuers may not be subject to the same disclosure, accounting and financial reporting standards and practices as U.S. issuers;

●	limited markets - the securities of certain foreign issuers may be less liquid (harder to sell) and more volatile; and

●	currency exchange rate fluctuations and policies.

The risks of foreign investments may be greater in developing or emerging market countries.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a Private Investment Fund or a Public Investment Fund may also prove incorrect and may not produce the desired results.

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Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the Private Investment Funds and Public Investment Funds in which the Fund invests and the asset managers to such Private Investment Funds and Public Investment Funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of non-public information with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

Co-Investment Transactions

As a registered closed-end fund, the Fund is subject to certain regulatory restrictions in making investments. For example, registered closed-end funds generally are not permitted to co-invest with certain affiliated entities in transactions originated by the registered closed-end fund or its affiliates in the absence of an exemptive order from the SEC. However, registered closed-end funds are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits the Fund to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Fund to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching with respect of the Fund or its shareholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objectives and strategies and certain criteria established by the Fund’s Board of Trustees.

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The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

Incentive Fee Risk

The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Legal and Regulatory Risks

Legal and regulatory changes could occur which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change may continue.

The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses, including provisions that would significantly alter the regulation of commodity interests and comprehensively regulate the OTC derivatives markets for the first time in the United States. The Dodd-Frank Act and the rules that have been or will be promulgated thereunder by relevant regulators may negatively impact the ability of the Fund to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. The implementation of the Dodd-Frank Act will occur over a period of time, and it is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of the Dodd-Frank Act or other regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to use derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of the Fund.

In Europe, the Financial Stability Board, which monitors and makes recommendations about the global financial system, issued a report in October 2011 that recommended strengthening oversight and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The report outlined initial steps to define the scope of the shadow banking system and proposed general governing principles for a monitoring and regulatory framework. While at this stage it is difficult to predict the scope of any new regulations, if such regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards, currently applicable to banks, or the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely impact the implementation of the Fund’s investment strategy and returns and may become prohibitive.

Event Driven Investing

The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to

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implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

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These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Market Disruptions from Natural Disasters or Geopolitical Risks

Natural disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the U.S. economy and securities markets.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

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RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board of Trustees is comprised of four Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund, furnishes continuously an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement is included in the Fund’s semi-annual report to shareholders for the period ended March 31, 2024.

Pursuant to the Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 2.8125% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee
Fund’s pre-incentive fee net investment income
(expressed as a percentage of the Fund’s adjusted capital)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example: Quarterly Incentive Fee Calculation

Scenario 1

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $2.10

Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 1.3375%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

Scenario 2

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.3375%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.3375% - 2.25%)

= 0.0875% or $0.09

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.0875%.

Scenario 3

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

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Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.3375%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.3375% - 2.8125%))

= 0.5625% + (20% x 1.525%)

= 0.5625% + 0.305%

= 0.8675% or $0.91

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.8675%.

Scenario 4

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.32%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) 0.20%

Pre-Incentive Fee Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.6575%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.6575% - 2.25%)

= 0.4075% or $0.39

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision. Although Investment Income is the same in Scenario 4 as compared with Scenario 2, the Implied Yield is higher in Scenario 4 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 4 as compared with Scenario 2.

Scenario 5

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.53%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.8675%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.8675% - 2.8125%))

= 0.5625% + (20% x 2.055%)

= 0.5625% + 0.411%

= 0.9735% or $0.92

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision. Although Investment Income is the same in Scenario 5 as compared with Scenario 3, the Implied Yield is higher in Scenario 5 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 5 as compared with Scenario 3.

(1)	Represents 9.0% annualized hurdle rate.
(2)	Represents an assumed 1.85% annualized based management fee on average adjusted capital.
(3)	Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.
(4)

The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income exceeds 2.25% and reaches up to 2.8125% in any calendar quarter.

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The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 3.34% per annum of the Fund’s average daily net assets attributable to Class C shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Fund’s Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

Portfolio Managers

Michael Terwilliger serves as the lead Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger joined Sierra Crest Investment Management LLC in October 2020 and currently serves as a Managing Director. From October 2015 until October 2020, Mr. Terwilliger was employed by Resource America, Inc. Mr. Terwilliger also was an officer of Resource Alternative Advisor, LLC, most recently as Managing Director. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School of Business. He is also a CFA charter holder.

Edward Goldthorpe serves as a Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since December 2020. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

The SAI provides additional information about the Fund’s Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc., located as 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays AFS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. SS&C GIDS, Inc. (“GIDS”), located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Fund’s Transfer Agent.

Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio, except with respect to certain assets custodied directly by the Fund. Under a Custody Agreement, U.S. Bank N.A. holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Management Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay any expenses of any Trustee of the Fund who is an affiliate of the Adviser.

AFS is obligated to pay expenses associated with providing the services contemplated by an Administration, Bookkeeping and Pricing Services Agreement (administration and accounting), including compensation of its officers and employees and administration of the Fund. GIDS is obligated to pay expenses associated with providing the services contemplated by an Agency Agreement (transfer agent), including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) servicing fees, (xiii) compliance service fees and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class C shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the Class C shares.

The Management Agreement authorizes the Adviser to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

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Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each time the Fund calculates its NAV, it will accrue as a liability any amounts owed to the Adviser as payment for incentive fees, which could vary over time. Class C shares are offered at NAV plus the applicable sales load. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that the Adviser, as valuation designee, believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund’s portfolio.

In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (as in the case of Private Investment Funds and Non-Traded BDCs (collectively, “Non-Traded Funds”), securities are valued at fair value as determined by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser as valuation designee believes to be reliable. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Non-Traded Funds will be difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Non-Traded Fund does not report a value to the Fund on a timely basis, the Adviser, as valuation designee, will determine the fair value of such Non-Traded Fund based on the most recent value reported by the Non-Traded Fund, as well as any other relevant information available at the time the Fund values its investments. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment in such Non-Traded Fund at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Non-Traded Funds’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, the Adviser, as valuation designee, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Manager or third-party service providers. The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Non-Traded Fund investments, the Adviser will attempt to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities. However, it is anticipated that portfolio holdings and other value information of the Non-Traded Funds could be available on no more than a quarterly basis. Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Non-Traded Fund does not represent the fair value of the Fund’s investment in such security. Private Investment Funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

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Before investing in any Non-Traded Fund, the Adviser, will conduct a due diligence review of the valuation methodology utilized by the Non-Traded Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. After investing in a Non-Traded Fund, the Adviser will monitor the valuation methodology used by the asset manager and/or issuer of the Non-Traded Fund. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

The Adviser will provide the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

CONFLICTS OF INTEREST

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund relies on Sierra Crest to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to the Fund’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages other funds that will invest primarily in debt and equity of privately-held middle-market companies, similar to the Fund’s targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for such funds and the Fund.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows funds managed by Sierra Crest, including the Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”). Tenders of Class C shares fewer than 365 days after the original purchase date will be subject to an early withdrawal charge of 1.00%, which will be deducted from repurchase proceeds.

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

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If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Early Withdrawal Charge

Selling brokers, or other financial intermediaries that have entered into distribution agreements with the Distributor, may receive a commission of up to 1.00% on the purchase of Class C shares. Tenders of Class C shares fewer than 365 days after the original purchase may be subject to an early withdrawal charge of 1.00% of the original purchase price. The Distributor may waive the imposition of the early withdrawal charge in the event of shareholder death or shareholder disability. Any such waiver does not imply that the early withdrawal charge will be waived at any time in the future or that such early withdrawal charge will be waived for any other shareholder.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Fund (e.g., by drawing under the Fund’s credit facility). The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund

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borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited transfer rights granted to a shareholder’s descendants to transfer shares in the event of such shareholder’s death pursuant to certain conditions and restrictions or by operation of law pursuant to the bankruptcy, insolvency, or dissolution of a shareholder. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form 1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by GIDS. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

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Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll free number 1-833-404-4103.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all dividends are generally taxable

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whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

A sale or redemption of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 11, 2014. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board of Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Board of Trustees has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers five different classes of shares: Class A, Class C, Class I, Class L and Class W shares. Class A, Class I, Class L and Class W shares are sold through separate prospectuses. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Holders of shares will be entitled to the payment of Distributions when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and

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transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The following table shows the amounts of Class C shares of the Fund that have been authorized and are outstanding as of January 2, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class C shares	Unlimited	None	3,029,860.66

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Fund’s shares are offered for sale through the Distributor at NAV plus the applicable sales load. The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. The Class C shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate up to 0.75% of the Fund’s average daily net assets attributable to Class C shares and is payable on a monthly basis. Class C shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class C shares.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by GIDS, the Fund’s transfer agent. The returned check and stop payment fee is currently $25. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, and such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf (collectively, “Financial Intermediaries”). The Fund will be deemed to have received a purchase or repurchase order when a Financial Intermediary receives the order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

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By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alternative Credit Income Fund to:

Alternative Credit Income Fund
c/o SS&C GIDS, Inc.
PO Box 219246, Kansas City, MO 64105-1307,
or for overnight deliveries
801 Pennsylvania Avenue, Suite 219246
Kansas City, MO 64105-1307

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-4103 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: SS&C GIDS, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Alternative Credit Income Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact GIDS to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-4103 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-4103. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, GIDS will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call GIDS at 1-833-404-4103 for additional assistance when completing an application.

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If GIDS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

Class C shares are sold at the prevailing NAV per Class C share and are not subject to any upfront sales charge; however, the following are additional features that should be taken into account when purchasing Class C shares:

●

a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of (i) $100 under the Fund’s Automatic Investment Plan and (ii) $1,000 if not made pursuant to the Automatic Investment Plan;

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class C shares;

●	a Distribution Fee which will accrue at an annual rate up to 0.75% of the average daily net assets of the Fund attributable to Class C shares; and

●

an early withdrawal charge equal to 1.00% of the original purchase price of Class C shares repurchased by the Fund for repurchases of Class C shares during the 365 days following such shareholder’s initial purchase.

Share Class Conversions: Upon request, the Fund may, in its discretion, permit a current Fund shareholder to convert shares held by them to another class of Fund shares in a non-taxable transaction; provided that such shareholder meets the requirements of the new share class.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class C shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class C shares, may incur expenses on an annual basis equal to 0.25% of its average net assets attributable to Class C shares.

Distribution Plan

The Fund, with respect to its Class C shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class C shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.75% of average daily net assets attributable to Class C shares.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Before doing so, the Fund will obtain the written consent of the affected shareholder(s) or send the affected shareholder(s) a separate written notification of its intent to do so. Once implemented, a shareholder must call 1-833-404-4103 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, 41st Floor, New York, NY 10112.

ADDITIONAL INFORMATION

This prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-200981). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or Statement of Additional Information without charge.

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PRIVACY NOTICE	Rev. 12/2020

FACTS	WHAT DOES ALTERNATIVE CREDIT INCOME FUND DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
● Social Security number ● Assets ● Retirement Assets ● Transaction History ● Checking Account Information	● Purchase History ● Account Balances ● Account Transactions ● Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Alternative Credit Income Fund chooses to share; and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alternative Credit Income Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

QUESTIONS?	Call 1-833-404-4103

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WHO WE ARE
Who is providing this notice?	Alternative Credit Income Fund
WHAT WE DO
How does Alternative Credit Income Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alternative Credit Income Fund collect my personal information?

We collect your personal information, for example, when you

● Open an account

● Provide account information

● Give us your contact information

● Make deposits or withdrawals from your account

● Make a wire transfer

● Tell us where to send the money

● Tells us who receives the money

● Show your government-issued ID

● Show your driver’s license

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● Sharing for affiliates’ everyday business purposes – information about your creditworthiness

● Affiliates from using your information to market to you

● Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alternative Credit Income Fund doesn’t jointly market.

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PROSPECTUS

ALTERNATIVE CREDIT INCOME FUND

Class C Shares (RCICX) of
Beneficial Interest

January 28, 2025

Investment Adviser
Sierra Crest Investment Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS Class I Shares (RCIIX) of Beneficial Interest January 28, 2025 as amended August 5, 2025

Alternative Credit Income Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund’s Class I shares, including a Statement of Additional Information (“SAI”) dated January 28, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The table of contents of the SAI appears on page 45 of this prospectus. The SAI is available upon request and without charge by writing the Fund at c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. You may also request a free copy of the Fund’s SAI, annual and semi-annual reports when available, and other information about the Fund or make shareholder inquiries by calling 1-833-404-4103 or by visiting www.altcif.com. The SAI, which is incorporated by reference into (legally made a part of) this prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objectives. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities, as further described in this prospectus.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this prospectus, unlimited shares of beneficial interest, at the net asset value (“NAV”) per share of the relevant share class, plus the applicable sales load. As of January 2, 2025, the Fund’s NAV per share was $9.36 for Class I shares. Any sales load will be deducted from the proceeds paid to the Fund. Class I shares currently are not subject to sales charges. The minimum initial investment by a shareholder for Class I shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made in an amount not less than $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made in an amount not less than $1,000. The Fund is offering to sell its shares, on a continuous basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use reasonable efforts to sell the shares. Funds received will be invested promptly and no arrangements have been made to place such funds in an escrow, trust or similar account. Assets that cannot be invested promptly in fixed-income and fixed-income related securities will be invested in cash or cash equivalents. During the continuous offering, shares of the Fund will be sold at the next determined NAV plus any applicable sales load. See “Plan of Distribution.”

Use of Leverage. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may invest in publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”) that may use leverage subject to limitations under applicable law with respect to such Public Investment Fund. The Fund may also invest in private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that may use leverage without limit. Accordingly, the Fund, through its investments in Public Investment Funds and Private Investment Funds, may be exposed to the risk of highly leveraged investment programs. For a discussion of the risks associated with the leveraged capital structure, please refer to pages 20-21 of this prospectus.

Distributions. The amount of distributions that the Fund may pay, if any, is uncertain. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment.

Certain Risks. Investing in the Fund’s shares involves risks, including the following:

●	Shares of the Fund are not listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	Shares of the Fund are not redeemable. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.
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Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security.

●	The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
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Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his, her or its shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.

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If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

See “Risk Factors” beginning on page 17 of this prospectus.

Investment Adviser
Sierra Crest Investment Management LLC (the “Adviser” or “Sierra Crest”)

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors” in this prospectus.

The Fund. Alternative Credit Income Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will offer to make quarterly repurchases of its shares at the NAV of the applicable class of shares. See “Quarterly Repurchases of Shares.”

Investment Objectives and Policies. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund defines “moderate volatility” to mean investment returns having a level of volatility equal to or lower than the broader equity markets as reflected in the S&P 500 Index, a broad-based measure of the U.S. stock market. The Fund defines “low to moderate correlation to the broader equity markets” to mean investment returns having a correlation of less than one to the S&P 500 Index. The Adviser believes that a portfolio with moderate volatility and low to moderate correlation to the broader equity markets enhances the Fund’s appeal to investors seeking to diversify their equity investments.

The Fund seeks to meet its investment objectives by investing in the debt of small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser, including in fixed-income oriented funds. A substantial portion of the Fund’s portfolio may consist of senior and subordinated debt, which it believes offers opportunities for moderate volatility and low to moderate correlation to the broader equity markets. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the borrower and the potential investment present an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio may include fixed-rate investments that generate absolute returns as well as floating-rate and/or senior secured investments that provide protection in rising interest rate and inflationary environments. The Fund also intends to invest in non-controlling interests in equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Adviser believes that global economic trends increasingly favor alternative asset class investment strategies. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Fund may invest in other funds for which the Adviser or its affiliates act as the investment adviser or the party responsible for managing and operating the fund only to the extent such investments are permitted under the Investment company Act of 1940, as amended (the “1940 Act”).

The Fund invests without restriction as to issuer capitalization. The Fund invests in debt securities of any quality, duration or maturity. The Fund expects that investments in debt securities typically will have a dollar weighted average maturity of approximately two to ten years. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may also invest in Public Investment Funds that may engage in leverage up to any limitations under applicable law with respect to such Public Investment Fund and Private Investment Funds that may engage in leverage without limit.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities.

The Fund defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include (A) public investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including business development companies (“BDCs”) that are publicly traded (“Public BDCs”) or are publicly registered and non-traded (“Non-Traded BDCs”), closed and open-end funds, exchange traded funds (“ETFs”) and index mutual funds (“Index Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics) and (B) private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) non-controlling interests in equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

For purposes of the Fund’s 80% policy, the Fund will invest only in Public Investment Funds and Private Investment Funds that either (1) have adopted a policy to invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, or (2) do not have a stated 80% policy, but do invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, as determined by the Adviser’s review of their portfolio holdings, investment objectives and strategies. Prior to investing in an underlying fund that does not have a stated 80% policy, the Adviser will review the underlying fund’s prospectus or offering memorandum, financial statements, and any available third party research, and may also meet with the underlying fund’s management team in order to determine whether the underlying fund follows an 80%

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policy under normal circumstances. Following the Fund’s investment in the underlying fund, the Adviser will continue to monitor the underlying fund on an ongoing basis, reviewing all relevant information as it becomes available. If at any point the Adviser has reason to believe that the underlying fund’s investment strategy has changed, or that the underlying asset mix has changed in a way that no longer satisfies the 80% policy, the Adviser will immediately reclassify the investment for purposes of testing the Fund’s compliance with its 80% policy. The Fund may also invest up to 20% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in Private Investment Funds and Public Investment Funds that invest, under normal circumstances, less than 80% of their assets in fixed-income and fixed-income related securities. In market environments that the Adviser believes are unfavorable to fixed-income and fixed-income related securities, the Fund may reduce its investment in fixed-income and fixed-income related securities and hold a larger position in cash or cash equivalents. In addition, Public Investment Funds and Private Investment Funds in which the Fund invests for purposes of the 80% policy may reduce their investments in fixed-income and fixed-income related securities in response to changing market conditions.

The Fund’s 80% policy is not fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”) without shareholder approval. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund’s 80% policy. See “Investment Objectives, Policies and Strategies.”

Investment Strategy.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation, as well as correlation to the equity markets and other markets. Within each investment category, the Adviser further advances its objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on operational and financial metrics as well as relative value. See “Investment Process” for additional information about the investment selection process.

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Direct Credit. The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund’s portfolio may include fixed-rate and/or senior secured investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, will provide the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser also evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

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Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are an important component of this category and the Adviser assesses and values both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level includes the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as a sale of the BDC or a listing on a stock exchange) following the close of the offering.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this category.

In addition to providing current income, the Fund’s investments in Public Credit are intended to provide enhanced liquidity.

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Private Credit. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification. The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser. Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners Advisors L.P. (“BC Partners”). As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Management and Incentive Fees. Pursuant to a Management Agreement between the Fund and the Adviser (the “Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with paid-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

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100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

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20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser.

Expense Reimbursement Agreement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.34% per annum of the Fund’s average daily net assets attributable to Class I shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Administrator, Accounting Agent and Transfer Agent. ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund. SS&C GIDS, Inc. (“GIDS” or the “Transfer Agent”) serves as the transfer agent of the Fund. See “Management of the Fund – Administrator, Accounting Agent and Transfer Agent.”

Custodian. U.S. Bank N.A. (the “Custodian”) serves as the Fund’s custodian, except with respect to certain assets custodied directly by the Fund. See “Management of the Fund - Custodian.”

Closed-End Fund Structure. Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. See “Quarterly Repurchases of Shares.” An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to continuous out-flows.

Share Classes. The Fund offers one share class by this prospectus: Class I shares. The Fund began continuously offering its common shares on April 20, 2015. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. The Fund also offers Class A, Class C, Class L and Class W shares through separate prospectuses. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, transaction costs, and ongoing fees and expenses for each share class are different. The fees and expenses for Class I shares of the Fund are set forth in the table entitled “Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Repurchases of Shares. The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers at NAV of no less than 5% of the shares outstanding. There is no guarantee that a shareholder will be able to sell all of the shares he, she or it desires in a quarterly repurchase offer because shareholders, in total, may request the Fund to repurchase more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchase offers. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requests. See “Quarterly Repurchases of Shares.”

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. You assume these risks as a result of the Fund’s direct investments, if any, as well through its investments in Public Investment Funds and Private Investment Funds. See “Risk Factors.”

●	The Fund is a closed-end investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

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●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

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Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

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The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or the Public Investment Fund’s or Private Investment Fund’s) underlying investments;

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The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

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The Fund may invest in Public Investment Funds and Private Investment Funds, which are subject to their strategy-specific risks such as leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in Public Investment Funds and Private Investment Funds. In addition, Private Investment Funds are subject to illiquidity risk;

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The Fund may invest in BDCs and Non-Traded BDCs, which are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. In addition, Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment;

●	The Fund may invest in ETFs, which are subject to all of the risks of a direct investment in the underlying securities that the ETF holds;

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The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

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The Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter because the Adviser is entitled to receive incentive compensation on income regardless of any capital losses;

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The incentive fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage the Adviser to use leverage to increase the return on the Fund’s investments;

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Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

●

The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

●

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

●

The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

●

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

●

Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

●

The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

5

●

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year, which may result in the realization of net short-term capital gains by the Fund which, when distributed to Fund shareholders, will be taxable as ordinary income;

●

The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

●

Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009, extreme volatility or market disruption may recur in the future;

●

Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

●

Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

●

To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

U.S. Federal Income Tax Matters.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy; Dividend Reinvestment Policy.

The Fund’s distribution policy is to make quarterly distributions to shareholders. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. However, this distribution policy is subject to change and there is no guarantee the target rate will be achieved. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Potential Business Combination.

The Adviser has asked the Board of Trustees to consider a potential merger with other entities that could be accretive to net investment income per share and return on equity for the Fund’s shareholders. Consistent with the foregoing, the Board of Trustees is currently evaluating a potential merger with a closed-end investment company that has elected to be regulated as a business development company under the 1940 Act. There are no assurances as to whether or not this merger will occur, and the Fund does not intend to comment on it further unless and until a definitive agreement is executed.

FUND EXPENSES

Shareholder Transaction Expenses	Class I
Maximum Sales Load (as a percent of offering price)	None
Early Withdrawal Charges on Shares Repurchased Within 365 Days of Purchase (as a percent of original purchase price)	None

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Incentive Fees(1)	0.27%
Acquired Fund Fees and Expenses(2)(3)	1.92%
Shareholder Servicing Expenses	None
Distribution Fee	None
Other Expenses(4)	0.84%
Interest Expense on Borrowings	0.18%
Interest Expense and Amortization/Accretion on Securities Sold Short	0.01%
Total Annual Expenses	5.07%
Fee Waiver and Reimbursement(5)	(0.48)%
Total Annual Expenses (after fee waiver and reimbursement)	4.59%

(1)

The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding

6

quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 2.25%, or an annualized hurdle rate of 9.0%, subject to a “catch-up” feature. See “Management of the Fund—Investment Adviser” for a full explanation of how the incentive fee is calculated.

(2)

Acquired Fund Fees and Expenses are the indirect costs of investing in other Investment Companies and Private Investment Funds. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

(3)

Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the Acquired Fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by Acquired Fund, performance fees, if charged, tend to be approximately 20% of the Acquired Fund’s profits. Acquired Funds’ fees and expenses are based on historic fees and expenses; and future Acquired Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Acquired Funds, which may fluctuate over time.

(4)

Other expenses include accounting, legal and auditing fees of the Fund, offering expenses, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser. Offering expenses consist of costs incurred by the Adviser and its affiliates on the Fund’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of its broker-dealers.

(5)

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026 to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.34% per annum of the Fund’s average daily net assets attributable to Class I shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about these and other discounts is available from your financial professional and in “Purchasing Shares” starting on page 43 of this prospectus. More information about management fees, incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 33 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. Because the example assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year:

Share Class	1 Year	3 Years	5 Years	10 Years
Class I Shares	$43	$140	$237	$482

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by GIDS, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single Class I share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information for the year ended September 30, 2024 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s annual report dated September 30, 2024. To request the Fund’s annual report or semi-annual report, please call 1-833-404-4103.

The table below sets forth financial data for one share of beneficial interest outstanding throughout the years or period presented.

7

Class I	Year Ended September 30, 2024		Year Ended September 30, 2023		Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017		Year Ended September 30, 2016		For the Period Ended September 30, 2015(f)
NET ASSET VALUE, BEGINNING OF YEAR	$9.80		$10.11		$11.11	$9.77		$10.82		$11.12	$11.15	$10.28		$10.00		$10.00

INCOME FROM INVESTMENT OPERATIONS
Net investment income(a)	0.98		0.95		0.63	0.76		0.72		0.77	0.84	0.63		0.35		—
Net realized and unrealized gain/(loss) on investments	(0.35)		(0.53)		(0.90)	1.30		(0.92)		(0.34)	(0.14)	0.99		0.28		—
Total income/(loss) from investment operations	0.63		0.42		(0.27)	2.06		(0.20)		0.43	0.70	1.62		0.63		—

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.73)		(0.73)		(0.69)	(0.65)		(0.73)		(0.57)	(0.60)	(0.50)		(0.27)		—
From net realized gain on investments	—		—		—	—		—		—	(0.04)	(0.16)		—		—
From return of capital	—		—		(0.04)	(0.07)		(0.12)		(0.16)	(0.09)	(0.09)		(0.08)		—
Total distributions	(0.73)		(0.73)		(0.73)	(0.72)		(0.85)		(0.73)	(0.73)	(0.75)		(0.35)		—
INCREASE/(DECREASE) IN NET ASSET VALUE	(0.10)		(0.31)		(1.00)	1.34		(1.05)		(0.30)	(0.03)	0.87		0.28		—
NET ASSET VALUE, END OF YEAR	$9.70		$9.80		$10.11	$11.11		$9.77		$10.82	$11.12	$11.15		$10.28		$10.00

TOTAL RETURN(b)	6.60	%(c)	4.36	%(c)	(2.58)%	21.61	%(c)	(1.61	)%(c)(d)	4.08%	6.46%	16.07	%(c)	6.42	%(c)	—%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in 000s)	$113,632		$110,739		$110,512	$93,970		$87,634		$87,265	$29,273	$2,982		$213		$200

8

Class I	Year Ended September 30, 2024	Year Ended September 30, 2023	Year Ended September 30, 2022	Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017	Year Ended September 30, 2016	For the Period Ended September 30, 2015(f)
RATIOS TO AVERAGE NET ASSETS(e)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.15%	2.74%	2.36%	2.59%	2.52%	2.54%	2.78%	4.45%	72.33%	430.52	%(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.67%	2.62%	2.35%	2.40%	2.43%	2.42%	2.37%	2.34%	2.34%	0.03	%(g)
Excluding incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	2.82%	2.46%	2.35%	2.53%	2.43%	2.46%	2.75%	4.45%	72.33%	N/A	(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.34%	2.34%	2.34%	2.34%	2.34%	2.34%	2.34%	2.34%	2.34%	N/A	(g)
Net investment income	10.05%	9.63%	5.78%	7.12%	7.20%	7.00%	7.51%	5.71%	3.53%	0.00	%(g)

PORTFOLIO TURNOVER RATE	19%	23%	26%	49%	39%	29%	43%	39%	22%	0	%(h)

BORROWINGS AT END OF YEAR OR PERIOD
Aggregate amount outstanding (000s)	$3,562	$3,879	$—	$—	$—	$—	$—	$—	$5	$—
Asset Coverage Per $1,000 (000s)	$64,951	$66,093	$—	$—	$—	$—	$—	$—	$1,032,060	$—

(a)	Per share numbers have been calculated using the average shares method.
(b)

Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(c)

Includes adjustments in accordance with accounting principles generally accepted in the United States of America and, as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from net asset values and returns for shareholder transactions.

(d)	0.10% of the Fund’s total return consists of a reimbursement by the Adviser for a loss on a transaction. Excluding this item, total return would have been (1.71)%.
(e)	Ratios do not include expenses of underlying investment companies and Private Investment Funds in which the Fund invests.
(f)	The Fund’s Class I commenced operations on April 20, 2015.
(g)	Annualized.
(h)	Not annualized.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 11, 2014. The Fund’s principal office is located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is (212) 891-2880.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of the sales load (if applicable), are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt. There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds. The Fund pays its organizational and offering expenses incurred with respect to its initial and continuous offering. Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests

9

in money market or short-term, high quality fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate. As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital. Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses, as well as the applicable sales load.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. These investment objectives may be changed without a vote of the Fund’s shareholders.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” The Fund may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry.

The Fund defines “fixed-income and fixed-income related securities” to consist of:

(i)	loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers;

(ii)

equity of investment funds, which may include Public Investment Funds, including traded and Non-Traded BDCs, closed and open-end funds, ETFs and Index Funds, and Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and

(iii)

equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Fund’s SAI contains a list of the fundamental (those that may not be changed without a shareholder vote) and non-fundamental (if any) investment policies of the Fund under the heading “Investment Objectives and Policies.”

The Adviser’s Strategy

The Adviser believes that global economic trends increasingly favor alternative asset class investments. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories, including but not limited to: Direct Credit; Public Credit; and Private Credit. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation as well as correlation to the equity markets and other markets. Within each investment category, the Adviser seeks to further advance the Fund’s objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on both operational and financial metrics as well as relative value.

●

Direct Credit. Direct Credit is a category of investments that consists of corporate credit such as secured loans and bonds (and structured credit such as securities backed by a pool of private loans). The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio is expected to include fixed-rate investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, provides the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are

10

more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser further evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

●

Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are a significant component of this category and the Adviser employs a dedicated team of analysts to assess and value both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level include the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines, among other factors: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as sale of the BDC or listing on a stock exchange) following the close of the offering.

Within the Public Credit category described above, the Fund limits its exposure to any one company. The Fund also seeks to diversify its BDC investment portfolio across underlying strategies including:

●

Secured Credit Opportunities: an investment strategy focused on first or second lien, senior secured loans. This may also include unitranche loans, which combine both senior and mezzanine debt, typically in a first lien position.

●	Unsecured Credit Opportunities: an investment strategy focused on loans subordinate to senior loans. This is typically mezzanine debt.

●	Equity Investments: an investment strategy focused on assuming equity positions, typically through warrants, as a part of an issued loan.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this portfolio. In addition to providing current income and liquidity, this Public Investment Fund portfolio is intended to provide moderate volatility and low to moderate correlation to the equity markets.

●

Private Credit. Private Credit is a category of investments (primarily Private Investment Funds) that provides access to a diversified portfolio of high-yielding securities. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Private Investment Funds may benefit from longer investment horizons, access to deal flow due to relationships with investment banks and other sources of deal flow, access to proprietary deal flow, or proprietary analytics. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Within Private Credit described above, the Fund seeks to limit its exposure to any one manager. The Fund also seeks to diversify its Private Investment Fund investment portfolio across underlying strategies including:

●	Debt Opportunities. A long/short investment strategy in corporate debt securities of leveraged companies and financially distressed firms and other investments.

●	Credit Opportunities. A long/short investment strategy in corporate debt securities to capture credit opportunities in all market environments.

●	Structured Credit. A long/short investment strategy in structured securities.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly-sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

11

Diversification

The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. For example, the Fund seeks companies in established industries with stable competitive and regulatory frameworks, where the main participants have enjoyed predictable, low-volatility earnings. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, consisting of money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U. S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Manager are subjective.

The Fund has no intent to use leverage through issuing preferred shares during the next twelve months. However, the Board of Trustees may decide to issue preferred shares in the future, subject to the asset coverage requirements of the 1940 Act, which generally require that the Fund have asset coverage of at least 200% of the issue size. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act. In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income or as eligible for the corporate dividends received deduction. See “U.S. Federal Income Tax Matters.”

The Fund co-invests in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates pursuant to an SEC exemptive order. The order is subject to certain conditions, such as that co-investments be made in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements, and are allocated fairly among participants.

There can be no assurance that any or all of the Fund’s investment strategies will be successful.

Investment Process

Within each credit asset strategy described above, the Adviser seeks to employ a disciplined process for security selection. Analyzing relevant quantitative and qualitative criteria, the Adviser identifies investments that it believes to be “best in class” based on their potential for generating current income and sustainable, positive, risk-adjusted under a wide variety of market conditions. To ensure consistency and discipline, the Adviser evaluates each investment according to the following four processes:

Quality Screen

The Adviser evaluates a number of factors which it believes are closely correlated to the credit worthiness of the security. These factors include the competency of management as well as the extent of alignment between management and investors in the security. Such alignment may be related to compensation structure or management’s own holding of the security. The Adviser also evaluates the location, quality and diversity of assets underlying the security as well as the quality of the issuer’s balance sheet, including the extent of leverage and liquidity.

Valuation Screen

The Adviser seeks to evaluate whether the price being paid for a security is attractive relative to absolute measures and relative measures. Absolute measures include discounted cash flow analysis, dividend yield analysis and NAV. Relative measures include comparison of the price paid for a security compared to other securities with similar credit and yield characteristics.

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Portfolio Construction

The Adviser manages the Fund’s investments over a long-term time horizon while being mindful of the historical context of the markets and seeks to evaluate each security in the context of balancing the competing objectives of providing current income, achieving long term capital appreciation, and minimizing portfolio volatility and correlation. In this context, the Adviser considers whether acquisition of a particular security would result in appropriate allocations to the three alternative credit asset strategies that are fundamental to the Adviser’s approach. In constructing the portfolio, the Adviser also takes into consideration tactical opportunities to capitalize on market price inefficiencies. However, the Adviser seeks to maintain a well-diversified portfolio that effectively manages asset class and sector risk over time.

Monitoring

The Adviser employs a proactive and disciplined monitoring approach focused on due diligence as a central tenet of its investment process. Such due diligence includes meeting with company management, analyzing company financial information and presentations, the creation and review of the Adviser’s own financial forecasts and models, and regular investment committee meetings. In addition, the Portfolio Managers review research reports prepared by their own analysts as well as third-party research regarding particular issuers or industries in which the issuer operates in order to assess factors that may impact the value of securities held in the Fund.

Borrowings

The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, subject to the limits of the asset coverage requirement of the 1940 Act. The Fund also may borrow money to satisfy repurchase requests from Fund shareholders and to otherwise provide the Fund with temporary liquidity. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time of incurrence of indebtedness. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness. Private Investment Funds may utilize leverage in their investment activities. However, the Private Investment Funds’ borrowings are not subject to the asset coverage requirement. Accordingly, the Fund, through its investments in Private Investment Funds, may be exposed to the risk of highly leveraged investment programs.

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

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Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

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Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Business Development Companies

Under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in BDCs. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. Non-Traded BDCs are illiquid and it may not be possible to redeem shares or to do so without paying a substantial penalty. Public BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets.

The market value of BDC shares and the ability of BDCs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and debt market conditions, adverse changes in governmental rules and fiscal policies, and other factors beyond the control of the issuers. In addition, distributions received by the Fund from BDCs may consist of dividends, capital gains and/or return of capital.

The Fund invests in Public BDCs by purchasing their common stock, preferred stock, debt and/or warrants. The Fund’s investments in Non-Traded BDCs may be made at their offering prices, their NAV or through the purchase of such shares at a discount on the secondary market. The Fund’s investments in Non-Traded BDCs will be typically made through the purchase of common stock and preferred stock.

Dividends paid by BDCs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. See “U.S. Federal Income Tax Matters.”

Closed-End Funds

Subject to the Fund’s investment restrictions, the Fund may invest its assets in “closed-end” investment companies (or “closed-end funds”) that invest primarily in fixed-income and fixed-income related securities. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as “NASDAQ”) and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open end investment company, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

Open End Funds (Mutual Funds)

Subject to the Fund’s investment restrictions, the Fund may invest in open end investment companies, commonly known as mutual funds. The Fund may invest in mutual funds that invest primarily in fixed-income and fixed-income related securities.

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Exchange Traded Funds

The Fund may invest its assets in ETFs that invest primarily in fixed-income and fixed-income related securities. ETFs are typically passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, some ETFs are unit investment trusts, which are unmanaged portfolios overseen by trustees and some ETFs may be grantor trusts.

An ETF typically holds a portfolio of securities or contracts designed to track a particular market segment or index. ETFs generally have two markets. The primary market is where institutions swap “creation units” in block-multiples of, for example, 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from mutual funds that are traded after hours once the NAV is calculated. ETFs share many similar risks with mutual funds and closed-end funds.

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium in market price if there is a limited market in such shares. Investments in ETFs are subject to brokerage and other trading costs, which could result in greater expenses to the Fund. ETFs also are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, your cost of investing in the Fund will be higher than the cost of investing directly in ETFs and may be higher than other funds that invest exclusively in stocks and bonds. You will indirectly bear fees and expenses charged by the ETFs in addition to the Fund’s direct fees and expenses. Finally, because the value of ETF shares depends on the demand in the market, the Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, adversely affecting the Fund’s performance.

Index Funds

An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index. Most Index Funds are not actively managed and generally provide broad market exposure, low operating expenses and low portfolio turnover.

Private Investment Funds

Private Investment Funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private Investment Funds are exempt from registration under the 1940 Act. Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

Under normal circumstances, the Fund may invest up to 50% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds. The Fund’s typical investments in Private Investment Funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

The Fund may invest a portion of its assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Collateralized Debt Obligations

A CDO is a form of securitization vehicle that issues debt securities in several tranches with different levels of seniority. The most senior tranche generally will attract the highest investment-grade rating (AAA by S&P, Aaa by Moody’s and/or AAA by Fitch), with the more junior, subordinated tranches attracting successively lower ratings. The most junior, unrated tranche of securities issued by a CDO generally will be entitled to residual cash flows that remain after payment or interest and principal on more senior tranches.

CDOs may be collateralized by a range of financial assets. CDOs collateralized primarily by corporate loans, generally to non-investment grade and middle market borrowers, are referred to as CLOs. See “Portfolio Investments—Collateralized Loan Obligations” for further discussion of CLOs. Other forms include CDOs, CBOs, trust preferred securities issued by banks and insurance companies (TruPS CDOs), and other forms of asset-backed securities (ABS CDOs).

Cash flows in a CDO are split into two or more tranches, varying in risk and yield. Normally, CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid securities. CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) the Fund is likely to invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations

A CLO is a financing company (generally called a special purpose vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically secured loans, the assets may also include (i) unsecured loans, (ii) debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in secured loans. The Fund may invest in lower tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest

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than more senior tranches of the CLO. In addition, the Fund intends to invest in CLOs consisting primarily of individual secured loans of Borrowers and not repackaged CLO obligations from other high risk pools, although the Fund does intend to invest in some repackaged CLO obligations. The underlying secured loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Fund’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Asset-Backed Securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

The Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Fund invests in asset-backed securities, the values of the Fund’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely effective. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

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In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

The Fund may be susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and investor perceptions change. These investor perceptions are based on various and unpredictable factors including: expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; local, regional or global events such as acts of terrorism or war, including Russia’s ongoing invasion of Ukraine; and global or regional political, economic, public health, and banking crises. The impact of epidemics or pandemics in the future could adversely affect Fund performance. As a result, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack

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resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

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Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or Public Investment Fund’s or Private Investment Fund’s) underlying investments.

The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●

the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●

the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and

●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

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The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could reduce net investment income. An increase in interest rates would make it easier for the Fund to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Fund—Investment Adviser.”

In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

SOFR Risk

The Fund may invest in securities that have floating or variable rate calculations for payment obligations or financing terms based on the Secured Overnight Financing Rate (“SOFR”). SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume- weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three- month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Public Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Public Investment Fund managers and selected strategies, the adherence by such Public Investment Fund managers to such selected strategies, the instruments used by such Public Investment Fund managers and the Adviser’s ability to select Public Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: (1) asset-based fees, incentive allocations or fees, and expenses at the Fund level, and (2) asset-based fees, incentive allocations or fees, and expenses at the Public Investment Fund level.

The Fund is subject to Public Investment Funds that are subject to, the risks associated with legal and regulatory changes applicable to financial institutions generally or to Public Investment Funds in particular. The Fund may not be able to invest in certain Public Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Public Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Public Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Public Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

Public Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Public Investment Fund manager may invest the Public Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in a Public Investment Fund that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Public Investment Fund manager may focus on a particular industry, which would subject the Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of industries. A Public Investment Fund manager may focus on a particular country or geographic region, which may subject a Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of geographic regions.

A Public Investment Fund manager may use derivatives for speculative or hedging purposes. A Public Investment Fund manager may have limited operating history upon which to evaluate their performance. A Public Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Public Investment Fund. A Public Investment Fund manager may sell short securities held by a Public Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that a Public Investment Fund’s short selling activities may be adversely affect by regulatory restrictions that may be imposed at any time. A

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Public Investment Fund manager may invest the Public Investment Fund’s assets without limitation in restricted and illiquid securities. A Public Investment Fund manager may invest the Public Investment Fund’s assets in equity securities without limitation as to market capitalization. A Public Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

BDC Risk

BDCs carry risks similar to those of a private equity or venture capital fund. The securities of a BDC are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by its board of directors which may create uncertainty as to the value of the BDC’s investments.

Non-Traded BDC Risk

Non-Traded BDCs are subject to the following risks in addition to those described in “BDC Risk.” Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment. Non-Traded BDCs are not liquid, and investments in Non-Traded BDCs may not be accessible for an extended period of time. Redemption programs offered by Non-Traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually, limits on the amounts and sources of funds that may be used to fund redemptions and the ability of the Non-Traded BDC to suspend or terminate the program at its discretion. There is no guarantee of any specific return on the principal amount or the repayment of all or a portion of the principal amount invested in Non-Traded BDCs. In addition, there is no guarantee that investors (including the Fund) will receive a distribution from a Non-Traded BDC. Distributions from Non-Traded BDCs may be derived from the proceeds of the offering, from borrowings, or from the sale of assets. Payments of distributions from sources other than cash flow from operations will decrease or diminish an investor’s interest. Dividends paid by Non-Traded BDCs may vary based on economic risks, geopolitical risks, changes in the credit market, performance of the Non-Traded BDC, regulatory changes, and key personnel changes. Distributions from Non-Traded BDCs can be suspended for a period of time or halted altogether.

Exchange-Traded Funds Risk

The Fund may invest in ETFs. Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds. Trading in shares of ETFs may be halted due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. ETF shares may trade at a premium or discount to their NAV because the supply and demand in the market for ETF shares at any point in time may not be identical to the supply and demand in the market for the underlying securities. Some ETFs are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risk Factors—Leverage Risk.” In addition, the Fund may bear, along with other shareholders of an ETF, its pro rata portion of the ETF’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, shareholders may also indirectly bear similar expenses of an ETF. Transactions by the Fund in shares of ETFs are also subject to brokerage costs, resulting in greater expenses to the Fund.

Index-tracking ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they seek to track because the total return of the index component securities will be reduced by the ETF’s total operating expenses and transaction costs incurred.

Private Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Private Investment Fund managers and selected strategies, the adherence by such Private Investment Fund managers to such selected strategies, the instruments used by such Private Investment Fund managers and the Adviser’s ability to select Private Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and allocations, and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the Private Investment Fund level.

The Private Investment Funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to Private Investment Funds in particular. The Fund may not be able to invest in certain Private Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Private Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Private Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Private Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a Private Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain Private Investment Funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the Private Investment Fund (including the forfeiture of a portion of the Fund’s capital contribution to such Private Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

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Private Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Private Investment Fund manager may invest the Private Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Private Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Private Investment Fund manager may focus primarily on a particular industry, which would subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A Private Investment Fund manager may focus on a particular country or geographic region, which may subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A Private Investment Fund manager may use derivatives for speculative or hedging purposes. A Private Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Private Investment Fund. A Private Investment Fund manager may sell short securities held by the Private Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that the Private Investment Fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A Private Investment Fund manager may change the Private Investment Fund’s investment strategies at any time (subject to any required notification and/or consent provisions set forth in the Private Investment Fund’s governing documents). A Private Investment Fund manager may invest the Private Investment Fund’s assets without limitation in restricted and illiquid securities. A Private Investment Fund manager may invest the Private Investment Fund’s assets in equity securities without limitation as to market capitalization. A Private Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

Private Investment Funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the Private Investment Fund manager to determine the value of the Fund’s investment in the Private Investment Fund. The valuation provided by the Private Investment Fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the Private Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. Private Investment Funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a Private Investment Fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, Private Investment Funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, Private Investment Fund managers may have limited operating histories upon which to evaluate their performance, and some Private Investment Fund managers may not be registered under the Advisers Act. Further, Private Investment Fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a Private Investment Fund’s net profits (or more in certain limited circumstances), which may create incentives for Private Investment Fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

Structured Products Risk

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold.

CLO Risk

In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs and structured notes. See “Tax Status” in the Fund’s SAI.

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Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Derivatives Risk

The Fund’s derivative investments have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party (or counterparty) to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. Furthermore, the ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. Thus, the use of derivative investments to generate income, for hedging, for currency or interest rate management or other purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices below or above the current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise want to sell. In addition, there may be situations in which the Adviser elects not to use derivative investments that result in losses greater than if they had been used. Amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

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OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, may be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates generally are combined for position limit purposes. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

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When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return of the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Risk of Investments in Equity Securities or Warrants Incidental to Investments in Loans and Fixed-Income Instruments

From time to time, the Fund also may invest in or hold common stock and other equity securities or warrants incidental to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer. Investments in equity securities incidental to investments in loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks may increase fluctuations in the Fund’s NAV. The Fund frequently may possess material non-public information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

Medium- and Small-Capitalization Company Risk

Many of the issuers of securities in which the Fund may invest are medium- or small-capitalization companies which may be newly formed or have limited product lines, distribution channels and financial and managerial resources. The risks associated with those investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies.

Generally, securities of medium- and small-capitalization companies are more likely to experience sharper swings in market value, less liquid markets in which it may be more difficult for the Adviser to sell at times and at prices that the Adviser believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over the counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a larger period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

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Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Regulatory Risk—Regulation as a Commodity Pool

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Regulation 4.5 promulgated by the CFTC under the Commodity Exchange Act (the “CEA”). The Adviser will be limited in its ability to use futures or options on futures or engage in swaps transactions on behalf of the Fund as a result of claiming the exclusion. In the event the Adviser fails to qualify for the exclusion and is required to register as a “commodity pool operator,” the Adviser will become subject to additional disclosure, recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Counterparty Risk

Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. The Fund may be subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the bankruptcy of an exchange clearing house or the bankruptcy of any other counterparty. In the case of any such bankruptcy, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount may be less than the amounts owed to the Fund. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties may have general custody of, or title to, the Fund’s assets (including, without limitation the Custodian). The failure of any such counterparty may result in adverse consequences to the NAV of the Fund.

The Fund’s investments may be structured through the use of OTC options and swaps or other indirect investment transactions. Such transactions may be entered into with a small number of counterparties resulting in a concentration of counterparty risk. The exercise of counterparty rights under such arrangements, including forced sales of securities, may have a significant adverse impact on the Fund and its NAV.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Special Situations and Distressed Investments

The Fund seeks to invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company.

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In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Foreign Investment Risk

Investing in foreign securities typically involves more risks than investing in U.S. securities. Investment in foreign securities carries risks associated with:

●	political and economic developments - the political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.;

●	trading practices - government supervision and regulation of foreign securities and currency markets, trading systems and brokers may be less than in the U.S.;

●	availability of information - foreign issuers may not be subject to the same disclosure, accounting and financial reporting standards and practices as U.S. issuers;

●	limited markets - the securities of certain foreign issuers may be less liquid (harder to sell) and more volatile; and

●	currency exchange rate fluctuations and policies.

The risks of foreign investments may be greater in developing or emerging market countries.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

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Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a Private Investment Fund or a Public Investment Fund may also prove incorrect and may not produce the desired results.

Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the Private Investment Funds and Public Investment Funds in which the Fund invests and the asset managers to such Private Investment Funds and Public Investment Funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of non-public information with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

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Co-Investment Transactions

As a registered closed-end fund, the Fund is subject to certain regulatory restrictions in making investments. For example, registered closed-end funds generally are not permitted to co-invest with certain affiliated entities in transactions originated by the registered closed-end fund or its affiliates in the absence of an exemptive order from the SEC. However, registered closed-end funds are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits the Fund to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Fund to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching with respect of the Fund or its shareholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objectives and strategies and certain criteria established by the Fund’s Board of Trustees.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

Incentive Fee Risk

The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Legal and Regulatory Risks

Legal and regulatory changes could occur which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change may continue.

The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses, including provisions that would significantly alter the regulation of commodity interests and comprehensively regulate the OTC derivatives markets for the first time in the United States. The Dodd-Frank Act and the rules that have been or will be promulgated thereunder by relevant regulators may negatively impact the ability of the Fund to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. The implementation of the Dodd-Frank Act will occur over a period of time, and it is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of the Dodd-Frank Act or other regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to use derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of the Fund.

In Europe, the Financial Stability Board, which monitors and makes recommendations about the global financial system, issued a report in October 2011 that recommended strengthening oversight and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The report outlined initial steps to define the scope of the shadow banking system and proposed general governing principles for a monitoring and regulatory framework. While at this stage it is

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difficult to predict the scope of any new regulations, if such regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards, currently applicable to banks, or the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely impact the implementation of the Fund’s investment strategy and returns and may become prohibitive.

Event Driven Investing

The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

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Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Market Disruptions from Natural Disasters or Geopolitical Risks

Natural disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the U.S. economy and securities markets.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

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Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board of Trustees is comprised of four Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund, furnishes continuously an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement is included in the Fund’s semi-annual report to shareholders for the period ended March 31, 2024.

Pursuant to the Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet

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received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 2.8125% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee
Fund’s pre-incentive fee net investment income
(expressed as a percentage of the Fund’s adjusted capital)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example: Quarterly Incentive Fee Calculation

Scenario 1

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $2.10

Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 1.3375%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

Scenario 2

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.3375%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.3375% - 2.25%)
= 0.0875% or $0.09

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Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.0875%.

Scenario 3

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.3375%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.3375% - 2.8125%))

= 0.5625% + (20% x 1.525%)

= 0.5625% + 0.305%

= 0.8675% or $0.91

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.8675%.

Scenario 4

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.32%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) 0.20%

Pre-Incentive Fee Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.6575%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.6575% - 2.25%)

= 0.4075% or $0.39

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision. Although Investment Income is the same in Scenario 4 as compared with Scenario 2, the Implied Yield is higher in Scenario 4 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 4 as compared with Scenario 2.

Scenario 5

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.53%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.8675%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.8675% - 2.8125%))

= 0.5625% + (20% x 2.055%)

= 0.5625% + 0.411%

= 0.9735% or $0.92

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Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision. Although Investment Income is the same in Scenario 5 as compared with Scenario 3, the Implied Yield is higher in Scenario 5 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 5 as compared with Scenario 3.

(1)	Represents 9.0% annualized hurdle rate.
(2)	Represents an assumed 1.85% annualized based management fee on average adjusted capital.
(3)	Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.
(4)

The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income exceeds 2.25% and reaches up to 2.8125% in any calendar quarter.

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.34% per annum of the Fund’s average daily net assets attributable to Class I shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Fund’s Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

Portfolio Managers

Michael Terwilliger serves as the lead Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger joined Sierra Crest Investment Management LLC in October 2020 and currently serves as a Managing Director. From October 2015 until October 2020, Mr. Terwilliger was employed by Resource America, Inc. Mr. Terwilliger also was an officer of Resource Alternative Advisor, LLC, most recently as Managing Director. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School of Business. He is also a CFA charter holder.

Edward Goldthorpe serves as a Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since December 2020. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

The SAI provides additional information about the Fund’s Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc., located as 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays AFS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. SS&C GIDS, Inc. (“GIDS”), located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Fund’s Transfer Agent.

Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio, except with respect to certain assets custodied directly by the Fund. Under a Custody Agreement, U.S. Bank N.A. holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Management Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay any expenses of any Trustee of the Fund who is an affiliate of the Adviser.

AFS is obligated to pay expenses associated with providing the services contemplated by an Administration, Bookkeeping and Pricing Services Agreement (administration and accounting), including compensation of its officers and employees and administration of the Fund. GIDS is obligated to pay expenses associated with providing the services contemplated by an Agency Agreement (transfer agent), including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers

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and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) servicing fees; (xiii) compliance service fees; and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Management Agreement authorizes the Adviser to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each time the Fund calculates its NAV, it will accrue as a liability any amounts owed to the Adviser as payment for incentive fees, which could vary over time. Class I shares are offered at NAV. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that the Adviser, as valuation designee, believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund’s portfolio.

In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (as in the case of Private Investment Funds and Non-Traded BDCs (collectively, “Non-Traded Funds”), securities are valued at fair value as determined by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser as valuation designee believes to be reliable. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Non-Traded Funds will be difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Non-Traded Fund does not report a value to the Fund on a timely basis, the Adviser, as valuation designee, will determine the fair value of such Non-Traded Fund based on the most recent value reported by the Non-Traded Fund, as well as any other relevant information available at the time the Fund values its investments. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment in such Non-Traded Fund at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Non-Traded Funds’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, the Adviser, as valuation designee, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Manager or third-party service providers. The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Non-Traded Fund investments, the Adviser will attempt to obtain current information on

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an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities. However, it is anticipated that portfolio holdings and other value information of the Non-Traded Funds could be available on no more than a quarterly basis. Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Non-Traded Fund does not represent the fair value of the Fund’s investment in such security. Private Investment Funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Non-Traded Fund, the Adviser, will conduct a due diligence review of the valuation methodology utilized by the Non-Traded Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. After investing in a Non-Traded Fund, the Adviser will monitor the valuation methodology used by the asset manager and/or issuer of the Non-Traded Fund. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

The Adviser will provide the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

CONFLICTS OF INTEREST

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund relies on Sierra Crest to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to the Fund’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages other funds that will invest primarily in debt and equity of privately-held middle-market companies, similar to the Fund’s targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for such funds and the Fund.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows funds managed by Sierra Crest, including the Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

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Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Fund (e.g., by drawing under the Fund’s credit facility). The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase

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offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form 1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by GIDS. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

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Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll free number 1-833-404-4103.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all dividends are generally taxable

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whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

A sale or redemption of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 11, 2014. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board of Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Board of Trustees has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers five different classes of shares: Class A, Class C, Class I, Class L and Class W shares. Class A, Class C, Class L and Class W shares are sold through separate prospectuses. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Holders of shares will be entitled to the payment of Distributions when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and

42

transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The following table shows the amounts of Class I shares of the Fund that have been authorized and are outstanding as of January 2, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class I shares	Unlimited	None	11,601,390.86

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Fund’s shares are offered for sale through the Distributor at NAV plus the applicable sales load. The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. Class I shares are not currently subject to a distribution fee.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by GIDS, the Fund’s transfer agent. The returned check and stop payment fee is currently $25. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, and such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf (collectively, “Financial Intermediaries”). The Fund will be deemed to have received a purchase or repurchase order when a Financial Intermediary receives the order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

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By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alternative Credit Income Fund to:

Alternative Credit Income Fund
c/o SS&C GIDS, Inc.
PO Box 219246, Kansas City, MO 64105-1307,
or for overnight deliveries
801 Pennsylvania Avenue, Suite 219246
Kansas City, MO 64105-1307

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-4103 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: SS&C GIDS, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Alternative Credit Income Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact GIDS to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-4103 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-4103. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, GIDS will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call GIDS at 1-833-404-4103 for additional assistance when completing an application.

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If GIDS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

Class I shares are sold at the prevailing NAV per Class I share and are not subject to any upfront sales charge. The Class I shares are not subject to a distribution fee, shareholder servicing fees, or early withdrawal charges. Class I shares may only be available through certain financial intermediaries. Because the Class I shares of the Fund are sold at the prevailing NAV per Class I share without an upfront sales charge, the entire amount of your purchase is invested immediately. However, Class I shares require a minimum investment of $2,500 and a minimum subsequent investment of at least $100. The Fund reserves the right to waive minimum investment amounts.

Share Class Conversions: Upon request, the Fund may, in its discretion, permit a current Fund shareholder to convert shares held by them to another class of Fund shares in a non-taxable transaction; provided that such shareholder meets the requirements of the new share class.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Before doing so, the Fund will obtain the written consent of the affected shareholder(s) or send the affected shareholder(s) a separate written notification of its intent to do so. Once implemented, a shareholder must call 1-833-404-4103 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, 41st Floor, New York, NY 10112.

ADDITIONAL INFORMATION

This prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-200981). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or Statement of Additional Information without charge.

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PRIVACY NOTICE	Rev. 12/2020

FACTS	WHAT DOES ALTERNATIVE CREDIT INCOME FUND DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
● Social Security number ● Assets ● Retirement Assets ● Transaction History ● Checking Account Information	● Purchase History ● Account Balances ● Account Transactions ● Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Alternative Credit Income Fund chooses to share; and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alternative Credit Income Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

QUESTIONS?	Call 1-833-404-4103

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WHO WE ARE
Who is providing this notice?	Alternative Credit Income Fund
WHAT WE DO
How does Alternative Credit Income Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alternative Credit Income Fund collect my personal information?

We collect your personal information, for example, when you

● Open an account

● Provide account information

● Give us your contact information

● Make deposits or withdrawals from your account

● Make a wire transfer

● Tell us where to send the money

● Tells us who receives the money

● Show your government-issued ID

● Show your driver’s license

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● Sharing for affiliates’ everyday business purposes – information about your creditworthiness

● Affiliates from using your information to market to you

● Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alternative Credit Income Fund doesn’t jointly market.

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PROSPECTUS

ALTERNATIVE CREDIT INCOME FUND

Class I Shares (RCIIX) of
Beneficial Interest

January 28, 2025

Investment Adviser
Sierra Crest Investment Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS Class L Shares (RCILX) of Beneficial Interest January 28, 2025 as amended August 5, 2025

Alternative Credit Income Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund’s Class L shares, including a Statement of Additional Information (“SAI”) dated January 28, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The table of contents of the SAI appears on page 45 of this prospectus. The SAI is available upon request and without charge by writing the Fund at c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. You may also request a free copy of the Fund’s SAI, annual and semi-annual reports when available, and other information about the Fund or make shareholder inquiries by calling 1-833-404-4103 or by visiting www.altcif.com. The SAI, which is incorporated by reference into (legally made a part of) this prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objectives. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities, as further described in this prospectus.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this prospectus, unlimited shares of beneficial interest, at the net asset value (“NAV”) per share of the relevant share class, plus the applicable sales load. As of January 2, 2025, the Fund’s NAV per share was $9.37 for Class L shares. Any sales load will be deducted from the proceeds paid to the Fund. The maximum sales load is 4.25% of the amount invested for Class L shares. The minimum initial investment by a shareholder for Class L shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made in an amount not less than $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made in an amount not less than $1,000. The Fund is offering to sell its shares, on a continuous basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use reasonable efforts to sell the shares. Funds received will be invested promptly and no arrangements have been made to place such funds in an escrow, trust or similar account. Assets that cannot be invested promptly in fixed-income and fixed-income related securities will be invested in cash or cash equivalents. During the continuous offering, shares of the Fund will be sold at the next determined NAV plus any applicable sales load. See “Plan of Distribution.”

Use of Leverage. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may invest in publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”) that may use leverage subject to limitations under applicable law with respect to such Public Investment Fund. The Fund may also invest in private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that may use leverage without limit. Accordingly, the Fund, through its investments in Public Investment Funds and Private Investment Funds, may be exposed to the risk of highly leveraged investment programs. For a discussion of the risks associated with the leveraged capital structure, please refer to pages 19-20 of this prospectus.

Distributions. The amount of distributions that the Fund may pay, if any, is uncertain. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment.

Certain Risks. Investing in the Fund’s shares involves risks, including the following:

●	Shares of the Fund are not listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	Shares of the Fund are not redeemable. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.
●

Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security.

●	The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
●

Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his, her or its shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.

●

If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

See “Risk Factors” beginning on page 17 of this prospectus.

Investment Adviser
Sierra Crest Investment Management LLC (the “Adviser” or “Sierra Crest”)

TABLE OF CONTENTS	PAGE

PROSPECTUS SUMMARY	1
FUND EXPENSES	6
FINANCIAL HIGHLIGHTS	8
THE FUND	9
USE OF PROCEEDS	9
INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES	9
RISK FACTORS	17
MANAGEMENT OF THE FUND	32
DETERMINATION OF NET ASSET VALUE	36
CONFLICTS OF INTEREST	37
QUARTERLY REPURCHASES OF SHARES	38
DISTRIBUTION POLICY	39
DIVIDEND REINVESTMENT POLICY	40
U.S. FEDERAL INCOME TAX MATTERS	40
DESCRIPTION OF CAPITAL STRUCTURE AND SHARES	41
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST	42
PLAN OF DISTRIBUTION	42
LEGAL MATTERS	45
REPORTS TO SHAREHOLDERS	45
HOUSEHOLDING	45
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
ADDITIONAL INFORMATION	45
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	45
PRIVACY NOTICE	46

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors” in this prospectus.

The Fund. Alternative Credit Income Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will offer to make quarterly repurchases of its shares at the NAV of the applicable class of shares. See “Quarterly Repurchases of Shares.”

Investment Objectives and Policies. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund defines “moderate volatility” to mean investment returns having a level of volatility equal to or lower than the broader equity markets as reflected in the S&P 500 Index, a broad-based measure of the U.S. stock market. The Fund defines “low to moderate correlation to the broader equity markets” to mean investment returns having a correlation of less than one to the S&P 500 Index. The Adviser believes that a portfolio with moderate volatility and low to moderate correlation to the broader equity markets enhances the Fund’s appeal to investors seeking to diversify their equity investments.

The Fund seeks to meet its investment objectives by investing in the debt of small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser, including in fixed-income oriented funds. A substantial portion of the Fund’s portfolio may consist of senior and subordinated debt, which it believes offers opportunities for moderate volatility and low to moderate correlation to the broader equity markets. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the borrower and the potential investment present an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio may include fixed-rate investments that generate absolute returns as well as floating-rate and/or senior secured investments that provide protection in rising interest rate and inflationary environments. The Fund also intends to invest in non-controlling interests in equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Adviser believes that global economic trends increasingly favor alternative asset class investment strategies. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Fund may invest in other funds for which the Adviser or its affiliates act as the investment adviser or the party responsible for managing and operating the fund only to the extent such investments are permitted under the Investment company Act of 1940, as amended (the “1940 Act”).

The Fund invests without restriction as to issuer capitalization. The Fund invests in debt securities of any quality, duration or maturity. The Fund expects that investments in debt securities typically will have a dollar weighted average maturity of approximately two to ten years. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may also invest in Public Investment Funds that may engage in leverage up to any limitations under applicable law with respect to such Public Investment Fund and Private Investment Funds that may engage in leverage without limit.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities.

The Fund defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include (A) public investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including business development companies (“BDCs”) that are publicly traded (“Public BDCs”) or are publicly registered and non-traded (“Non-Traded BDCs”), closed and open-end funds, exchange traded funds (“ETFs”) and index mutual funds (“Index Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics) and (B) private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) non-controlling interests in equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

For purposes of the Fund’s 80% policy, the Fund will invest only in Public Investment Funds and Private Investment Funds that either (1) have adopted a policy to invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, or (2) do not have a stated 80% policy, but do invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, as determined by the Adviser’s review of their portfolio holdings, investment objectives and strategies. Prior to investing in an underlying fund that does not have a stated 80% policy, the Adviser will review the underlying fund’s prospectus or offering memorandum, financial statements, and any available third party research, and may also meet with the underlying fund’s management team in order to determine whether the underlying fund follows an 80%

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policy under normal circumstances. Following the Fund’s investment in the underlying fund, the Adviser will continue to monitor the underlying fund on an ongoing basis, reviewing all relevant information as it becomes available. If at any point the Adviser has reason to believe that the underlying fund’s investment strategy has changed, or that the underlying asset mix has changed in a way that no longer satisfies the 80% policy, the Adviser will immediately reclassify the investment for purposes of testing the Fund’s compliance with its 80% policy. The Fund may also invest up to 20% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in Private Investment Funds and Public Investment Funds that invest, under normal circumstances, less than 80% of their assets in fixed-income and fixed-income related securities. In market environments that the Adviser believes are unfavorable to fixed-income and fixed-income related securities, the Fund may reduce its investment in fixed-income and fixed-income related securities and hold a larger position in cash or cash equivalents. In addition, Public Investment Funds and Private Investment Funds in which the Fund invests for purposes of the 80% policy may reduce their investments in fixed-income and fixed-income related securities in response to changing market conditions.

The Fund’s 80% policy is not fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”) without shareholder approval. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund’s 80% policy. See “Investment Objectives, Policies and Strategies.”

Investment Strategy.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation, as well as correlation to the equity markets and other markets. Within each investment category, the Adviser further advances its objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on operational and financial metrics as well as relative value. See “Investment Process” for additional information about the investment selection process.

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Direct Credit. The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund’s portfolio may include fixed-rate and/or senior secured investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, will provide the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser also evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

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Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are an important component of this category and the Adviser assesses and values both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level includes the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as a sale of the BDC or a listing on a stock exchange) following the close of the offering.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this category.

In addition to providing current income, the Fund’s investments in Public Credit are intended to provide enhanced liquidity.

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Private Credit. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification. The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser. Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners Advisors L.P. (“BC Partners”). As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Management and Incentive Fees. Pursuant to a Management Agreement between the Fund and the Adviser (the “Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with paid-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

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100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

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20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser.

Expense Reimbursement Agreement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.84% per annum of the Fund’s average daily net assets attributable to Class L shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Distribution Fees. The Class L shares pay to the Distributor a distribution fee (the “Distribution Fee”) that will accrue at an annual rate up to 0.25% of the Fund’s average daily net assets attributable to Class L shares and is payable on a monthly basis. See “Plan of Distribution.”

Administrator, Accounting Agent and Transfer Agent. ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund. SS&C GIDS, Inc. (“GIDS” or the “Transfer Agent”) serves as the transfer agent of the Fund. See “Management of the Fund – Administrator, Accounting Agent and Transfer Agent.”

Custodian. U.S. Bank N.A. (the “Custodian”) serves as the Fund’s custodian, except with respect to certain assets custodied directly by the Fund. See “Management of the Fund - Custodian.”

Closed-End Fund Structure. Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. See “Quarterly Repurchases of Shares.” An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to continuous out-flows.

Share Classes. The Fund offers one share class by this prospectus: Class L shares. The Fund began continuously offering its common shares on April 20, 2015. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. The Fund also offers Class A, Class C, Class I and Class W shares through separate prospectuses. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, transaction costs, and ongoing fees and expenses for each share class are different. The fees and expenses for Class L shares of the Fund are set forth in the table entitled “Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Repurchases of Shares. The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers at NAV of no less than 5% of the shares outstanding. There is no guarantee that a shareholder will be able to sell all of the shares he, she or it desires in a quarterly repurchase offer because shareholders, in total, may request the Fund to repurchase more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchase offers. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requests. See “Quarterly Repurchases of Shares.”

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. You assume these risks as a result of the Fund’s direct investments, if any, as well through its investments in Public Investment Funds and Private Investment Funds. See “Risk Factors.”

●	The Fund is a closed-end investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

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●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

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Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

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The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or the Public Investment Fund’s or Private Investment Fund’s) underlying investments;

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The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

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The Fund may invest in Public Investment Funds and Private Investment Funds, which are subject to their strategy-specific risks such as leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in Public Investment Funds and Private Investment Funds. In addition, Private Investment Funds are subject to illiquidity risk;

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The Fund may invest in BDCs and Non-Traded BDCs, which are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. In addition, Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment;

●	The Fund may invest in ETFs, which are subject to all of the risks of a direct investment in the underlying securities that the ETF holds;

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The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

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The Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter because the Adviser is entitled to receive incentive compensation on income regardless of any capital losses;

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The incentive fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage the Adviser to use leverage to increase the return on the Fund’s investments;

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Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

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The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

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The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

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The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

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The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

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Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

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The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

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The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year, which may result in the realization of net short-term capital gains by the Fund which, when distributed to Fund shareholders, will be taxable as ordinary income;

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The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

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Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009, extreme volatility or market disruption may recur in the future;

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Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

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Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

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To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

U.S. Federal Income Tax Matters.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy; Dividend Reinvestment Policy.

The Fund’s distribution policy is to make quarterly distributions to shareholders. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. However, this distribution policy is subject to change and there is no guarantee the target rate will be achieved. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Potential Business Combination.

The Adviser has asked the Board of Trustees to consider a potential merger with other entities that could be accretive to net investment income per share and return on equity for the Fund’s shareholders. Consistent with the foregoing, the Board of Trustees is currently evaluating a potential merger with a closed-end investment company that has elected to be regulated as a business development company under the 1940 Act. There are no assurances as to whether or not this merger will occur, and the Fund does not intend to comment on it further unless and until a definitive agreement is executed.

FUND EXPENSES

Shareholder Transaction Expenses	Class L
Maximum Sales Load(1) (as a percent of offering price)	4.25%
Early Withdrawal Charges on Shares Repurchased Within 365 Days of Purchase (as a percent of original purchase price)	None

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Incentive Fees(2)	0.27%
Acquired Fund Fees and Expenses(3)(4)	1.92%
Shareholder Servicing Expenses	0.25%
Distribution Fee	0.25%
Other Expenses(5)	0.83%
Interest Expense on Borrowings	0.18%
Interest Expense and Amortization/Accretion on Securities Sold Short	0.01%
Total Annual Expenses	5.56%
Fee Waiver and Reimbursement(6)	(0.47)%
Total Annual Expenses (after fee waiver and reimbursement)	5.09%

(1)

The “maximum sales load” includes selling commissions of 4.25% of the Fund’s public offering price per Class L share. In no event will the aggregate selling commissions exceed 4.25% of the gross offering proceeds received attributable to Class L shares.

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(2)

The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 2.25%, or an annualized hurdle rate of 9.0%, subject to a “catch-up” feature. See “Management of the Fund—Investment Adviser” for a full explanation of how the incentive fee is calculated.

(3)

Acquired Fund Fees and Expenses are the indirect costs of investing in other Investment Companies and Private Investment Funds. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

(4)

Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the Acquired Fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by Acquired Fund, performance fees, if charged, tend to be approximately 20% of the Acquired Fund’s profits. Acquired Funds’ fees and expenses are based on historic fees and expenses; and future Acquired Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Acquired Funds, which may fluctuate over time.

(5)

Other expenses include accounting, legal and auditing fees of the Fund, offering expenses, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser. Offering expenses consist of costs incurred by the Adviser and its affiliates on the Fund’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of its broker-dealers.

(6)

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.84% per annum of the Fund’s average daily net assets attributable to Class L shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts on purchases of Class L shares if you and your family invest, or agree to invest in the future, at least $100,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Purchasing Shares” starting on page 43 of this prospectus. More information about management fees, incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 32 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. Because the example assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year:

Share Class	1 Year	3 Years	5 Years	10 Years
Class L Shares	$89	$190	$291	$540

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by GIDS, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

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FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single Class L share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information for the year ended September 30, 2024 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s annual report dated September 30, 2024. To request the Fund’s annual report or semi-annual report, please call 1-833-404-4103.

The table below sets forth financial data for one share of beneficial interest outstanding throughout the years or period presented.

Class L	Year Ended September 30, 2024		Year Ended September 30, 2023		Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019		Year Ended September 30, 2018	For the Period Ended September 30, 2017(a)
NET ASSET VALUE, BEGINNING OF YEAR OR PERIOD	$9.79		$10.09		$11.08	$9.75		$10.79		$11.09		$11.12	$11.19

INCOME/(LOSS) FROM INVESTMENT OPERATIONS
Net investment income(b)	0.95		0.90		0.58	0.71		0.67		0.70		0.77	0.13
Net realized and unrealized gain/(loss) on investments	(0.36)		(0.53)		(0.90)	1.29		(0.91)		(0.33)		(0.13)	(0.03	)(c)
Total income/(loss) from investment operations	0.59		0.37		(0.32)	2.00		(0.24)		0.37		0.64	0.10

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.68)		(0.67)		(0.63)	(0.60)		(0.69)		(0.52)		(0.55)	(0.10)
From net realized gain on investments	—		—		—	—		—		—		(0.04)	(0.04)
From return of capital	—		—		(0.04)	(0.07)		(0.11)		(0.15)		(0.08)	(0.03)
Total distributions	(0.68)		(0.67)		(0.67)	(0.67)		(0.80)		(0.67)		(0.67)	(0.17)
INCREASE/(DECREASE) IN NET ASSET VALUE	(0.09)		(0.30)		(0.99)	1.33		(1.04)		(0.30)		(0.03)	(0.07)
NET ASSET VALUE, END OF YEAR OR PERIOD	$9.70		$9.79		$10.09	$11.08		$9.75		$10.79		$11.09	$11.12

TOTAL RETURN(d)	6.17	%(e)	3.93	%(e)	(3.01)%	20.92	%(e)	(2.04	)%(e)(f)	3.55	%(e)	5.92%	0.88%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year or period (in 000s)	$8,868		$11,119		$11,930	$14,026		$12,656		$13,972		$10,098	$2,445

RATIOS TO AVERAGE NET ASSETS(g)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.64%		3.25%		2.89%	3.11%		3.04%		3.06%		3.24%	4.39	%(h)
Expenses, net of fees waived/expenses reimbursed by Adviser	3.17%		3.12%		2.85%	2.90%		2.93%		2.92%		2.87%	2.84	%(h)
Excluding incentive fees, interest expense on borrowings and interest expense on securities sold short:
Expenses, gross	3.31%		2.97%		2.88%	3.05%		2.95%		2.98%		3.21%	4.39	%(h)

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Class L	Year Ended September 30, 2024	Year Ended September 30, 2023	Year Ended September 30, 2022	Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019	Year Ended September 30, 2018	For the Period Ended September 30, 2017(a)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.84%	2.84%	2.84%	2.84%	2.84%	2.84%	2.84%	2.84	%(h)
Net investment income	9.69%	9.11%	5.37%	6.61%	6.66%	6.42%	6.92%	6.67	%(h)

PORTFOLIO TURNOVER RATE	19%	23%	26%	49%	39%	29%	43%	39	%(i)(j)

BORROWINGS AT END OF YEAR OR PERIOD
Aggregate amount outstanding (000s)	$3,562	$3,879	—	—	—	—	—	—
Asset coverage Per $1,000 (000s)	$64,951	$66,093	—	—	—	—	—	—

(a)	The Fund’s Class L commenced operations on July 28, 2017.
(b)	Per share numbers have been calculated using the average shares method.
(c)

Realized and unrealized losses per share do not correlate to the aggregate of the net realized and unrealized gains on the Statement of Operations for the year ended September 30, 2017, primarily due to the timing of sales and repurchases of the Fund’s shares in relation to fluctuating market values for the Fund’s portfolio.

(d)

Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(e)

Includes adjustments in accordance with accounting principles generally accepted in the United States of America and, as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from net asset values and returns for shareholder transactions.

(f)	0.10% of the Fund’s total return consists of a reimbursement by the Adviser for a loss on a transaction. Excluding this item, total return would have been (2.14)%.
(g)	Ratios do not include expenses of underlying investment companies and Private Investment Funds in which the Fund invests.
(h)	Annualized.
(i)	Not annualized.
(j)	Portfolio turnover rate is calculated at the Fund level and represents the year ended September 30, 2017.

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 11, 2014. The Fund’s principal office is located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is (212) 891-2880.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of the sales load (if applicable), are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt. There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds. The Fund pays its organizational and offering expenses incurred with respect to its initial and continuous offering. Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests in money market or short-term, high quality fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate. As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital. Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses, as well as the applicable sales load.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. These investment objectives may be changed without a vote of the Fund’s shareholders.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” The Fund may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry.

The Fund defines “fixed-income and fixed-income related securities” to consist of:

(i)	loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers;

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(ii)

equity of investment funds, which may include Public Investment Funds, including traded and Non-Traded BDCs, closed and open-end funds, ETFs and Index Funds, and Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and

(iii)

equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Fund’s SAI contains a list of the fundamental (those that may not be changed without a shareholder vote) and non-fundamental (if any) investment policies of the Fund under the heading “Investment Objectives and Policies.”

The Adviser’s Strategy

The Adviser believes that global economic trends increasingly favor alternative asset class investments. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories, including but not limited to: Direct Credit; Public Credit; and Private Credit. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation as well as correlation to the equity markets and other markets. Within each investment category, the Adviser seeks to further advance the Fund’s objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on both operational and financial metrics as well as relative value.

●

Direct Credit. Direct Credit is a category of investments that consists of corporate credit such as secured loans and bonds (and structured credit such as securities backed by a pool of private loans). The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio is expected to include fixed-rate investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, provides the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser further evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

●

Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are a significant component of this category and the Adviser employs a dedicated team of analysts to assess and value both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level include the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines, among other factors: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as sale of the BDC or listing on a stock exchange) following the close of the offering.

Within the Public Credit category described above, the Fund limits its exposure to any one company. The Fund also seeks to diversify its BDC investment portfolio across underlying strategies including:

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●

Secured Credit Opportunities: an investment strategy focused on first or second lien, senior secured loans. This may also include unitranche loans, which combine both senior and mezzanine debt, typically in a first lien position.

●	Unsecured Credit Opportunities: an investment strategy focused on loans subordinate to senior loans. This is typically mezzanine debt.

●	Equity Investments: an investment strategy focused on assuming equity positions, typically through warrants, as a part of an issued loan.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this portfolio. In addition to providing current income and liquidity, this Public Investment Fund portfolio is intended to provide moderate volatility and low to moderate correlation to the equity markets.

●

Private Credit. Private Credit is a category of investments (primarily Private Investment Funds) that provides access to a diversified portfolio of high-yielding securities. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Private Investment Funds may benefit from longer investment horizons, access to deal flow due to relationships with investment banks and other sources of deal flow, access to proprietary deal flow, or proprietary analytics. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Within Private Credit described above, the Fund seeks to limit its exposure to any one manager. The Fund also seeks to diversify its Private Investment Fund investment portfolio across underlying strategies including:

●	Debt Opportunities. A long/short investment strategy in corporate debt securities of leveraged companies and financially distressed firms and other investments.

●	Credit Opportunities. A long/short investment strategy in corporate debt securities to capture credit opportunities in all market environments.

●	Structured Credit. A long/short investment strategy in structured securities.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly-sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification

The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. For example, the Fund seeks companies in established industries with stable competitive and regulatory frameworks, where the main participants have enjoyed predictable, low-volatility earnings. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, consisting of money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Manager are subjective.

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The Fund has no intent to use leverage through issuing preferred shares during the next twelve months. However, the Board of Trustees may decide to issue preferred shares in the future, subject to the asset coverage requirements of the 1940 Act, which generally require that the Fund have asset coverage of at least 200% of the issue size. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act. In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income or as eligible for the corporate dividends received deduction. See “U.S. Federal Income Tax Matters.”

The Fund co-invests in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates pursuant to an SEC exemptive order. The order is subject to certain conditions, such as that co-investments be made in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements, and are allocated fairly among participants.

There can be no assurance that any or all of the Fund’s investment strategies will be successful.

Investment Process

Within each credit asset strategy described above, the Adviser seeks to employ a disciplined process for security selection. Analyzing relevant quantitative and qualitative criteria, the Adviser identifies investments that it believes to be “best in class” based on their potential for generating current income and sustainable, positive, risk-adjusted under a wide variety of market conditions. To ensure consistency and discipline, the Adviser evaluates each investment according to the following four processes:

Quality Screen

The Adviser evaluates a number of factors which it believes are closely correlated to the credit worthiness of the security. These factors include the competency of management as well as the extent of alignment between management and investors in the security. Such alignment may be related to compensation structure or management’s own holding of the security. The Adviser also evaluates the location, quality and diversity of assets underlying the security as well as the quality of the issuer’s balance sheet, including the extent of leverage and liquidity.

Valuation Screen

The Adviser seeks to evaluate whether the price being paid for a security is attractive relative to absolute measures and relative measures. Absolute measures include discounted cash flow analysis, dividend yield analysis and NAV. Relative measures include comparison of the price paid for a security compared to other securities with similar credit and yield characteristics.

Portfolio Construction

The Adviser manages the Fund’s investments over a long-term time horizon while being mindful of the historical context of the markets and seeks to evaluate each security in the context of balancing the competing objectives of providing current income, achieving long term capital appreciation, and minimizing portfolio volatility and correlation. In this context, the Adviser considers whether acquisition of a particular security would result in appropriate allocations to the three alternative credit asset strategies that are fundamental to the Adviser’s approach. In constructing the portfolio, the Adviser also takes into consideration tactical opportunities to capitalize on market price inefficiencies. However, the Adviser seeks to maintain a well-diversified portfolio that effectively manages asset class and sector risk over time.

Monitoring

The Adviser employs a proactive and disciplined monitoring approach focused on due diligence as a central tenet of its investment process. Such due diligence includes meeting with company management, analyzing company financial information and presentations, the creation and review of the Adviser’s own financial forecasts and models, and regular investment committee meetings. In addition, the Portfolio Managers review research reports prepared by their own analysts as well as third-party research regarding particular issuers or industries in which the issuer operates in order to assess factors that may impact the value of securities held in the Fund.

Borrowings

The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, subject to the limits of the asset coverage requirement of the 1940 Act. The Fund also may borrow money to satisfy repurchase requests from Fund shareholders and to otherwise provide the Fund with temporary liquidity. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time of incurrence of indebtedness. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with

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the proceeds of its indebtedness. Private Investment Funds may utilize leverage in their investment activities. However, the Private Investment Funds’ borrowings are not subject to the asset coverage requirement. Accordingly, the Fund, through its investments in Private Investment Funds, may be exposed to the risk of highly leveraged investment programs.

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to

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maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Business Development Companies

Under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in BDCs. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. Non-Traded BDCs are illiquid and it may not be possible to redeem shares or to do so without paying a substantial penalty. Public BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets.

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The market value of BDC shares and the ability of BDCs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and debt market conditions, adverse changes in governmental rules and fiscal policies, and other factors beyond the control of the issuers. In addition, distributions received by the Fund from BDCs may consist of dividends, capital gains and/or return of capital.

The Fund invests in Public BDCs by purchasing their common stock, preferred stock, debt and/or warrants. The Fund’s investments in Non-Traded BDCs may be made at their offering prices, their NAV or through the purchase of such shares at a discount on the secondary market. The Fund’s investments in Non-Traded BDCs will be typically made through the purchase of common stock and preferred stock.

Dividends paid by BDCs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. See “U.S. Federal Income Tax Matters.”

Closed-End Funds

Subject to the Fund’s investment restrictions, the Fund may invest its assets in “closed-end” investment companies (or “closed-end funds”) that invest primarily in fixed-income and fixed-income related securities. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as “NASDAQ”) and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open end investment company, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

Open End Funds (Mutual Funds)

Subject to the Fund’s investment restrictions, the Fund may invest in open end investment companies, commonly known as mutual funds. The Fund may invest in mutual funds that invest primarily in fixed-income and fixed-income related securities.

Exchange Traded Funds

The Fund may invest its assets in ETFs that invest primarily in fixed-income and fixed-income related securities. ETFs are typically passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, some ETFs are unit investment trusts, which are unmanaged portfolios overseen by trustees and some ETFs may be grantor trusts.

An ETF typically holds a portfolio of securities or contracts designed to track a particular market segment or index. ETFs generally have two markets. The primary market is where institutions swap “creation units” in block-multiples of, for example, 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from mutual funds that are traded after hours once the NAV is calculated. ETFs share many similar risks with mutual funds and closed-end funds.

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium in market price if there is a limited market in such shares. Investments in ETFs are subject to brokerage and other trading costs, which could result in greater expenses to the Fund. ETFs also are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, your cost of investing in the Fund will be higher than the cost of investing directly in ETFs and may be higher than other funds that invest exclusively in stocks and bonds. You will indirectly bear fees and expenses charged by the ETFs in addition to the Fund’s direct fees and expenses. Finally, because the value of ETF shares depends on the demand in the market, the Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, adversely affecting the Fund’s performance.

Index Funds

An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index. Most Index Funds are not actively managed and generally provide broad market exposure, low operating expenses and low portfolio turnover.

Private Investment Funds

Private Investment Funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private Investment Funds are exempt from registration under the 1940 Act. Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

Under normal circumstances, the Fund may invest up to 50% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds. The Fund’s typical investments in Private Investment Funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

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The Fund may invest a portion of its assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Collateralized Debt Obligations

A CDO is a form of securitization vehicle that issues debt securities in several tranches with different levels of seniority. The most senior tranche generally will attract the highest investment-grade rating (AAA by S&P, Aaa by Moody’s and/or AAA by Fitch), with the more junior, subordinated tranches attracting successively lower ratings. The most junior, unrated tranche of securities issued by a CDO generally will be entitled to residual cash flows that remain after payment or interest and principal on more senior tranches.

CDOs may be collateralized by a range of financial assets. CDOs collateralized primarily by corporate loans, generally to non-investment grade and middle market borrowers, are referred to as CLOs. See “Portfolio Investments—Collateralized Loan Obligations” for further discussion of CLOs. Other forms include CDOs, CBOs, trust preferred securities issued by banks and insurance companies (TruPS CDOs), and other forms of asset-backed securities (ABS CDOs).

Cash flows in a CDO are split into two or more tranches, varying in risk and yield. Normally, CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid securities. CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) the Fund is likely to invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations

A CLO is a financing company (generally called a special purpose vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically secured loans, the assets may also include (i) unsecured loans, (ii) debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in secured loans. The Fund may invest in lower tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO. In addition, the Fund intends to invest in CLOs consisting primarily of individual secured loans of Borrowers and not repackaged CLO obligations from other high risk pools, although the Fund does intend to invest in some repackaged CLO obligations. The underlying secured loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Fund’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Asset-Backed Securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

The Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Fund invests in asset-backed securities, the values of the Fund’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

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RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely effective. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

The Fund may be susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and investor perceptions change. These investor perceptions are based on various and unpredictable factors including: expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; local, regional or global events such as acts of terrorism or war, including Russia’s ongoing invasion of Ukraine; and global or regional political, economic, public health, and banking crises. The impact of epidemics or pandemics in the future could adversely affect Fund performance. As a result, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because

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certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

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The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or Public Investment Fund’s or Private Investment Fund’s) underlying investments.

The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if

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these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●

the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●

the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and

●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could reduce net investment income. An increase in interest rates would make it easier for the Fund to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Fund—Investment Adviser.”

In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

SOFR Risk

The Fund may invest in securities that have floating or variable rate calculations for payment obligations or financing terms based on the Secured Overnight Financing Rate (“SOFR”). SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume- weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three- month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or

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similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Public Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Public Investment Fund managers and selected strategies, the adherence by such Public Investment Fund managers to such selected strategies, the instruments used by such Public Investment Fund managers and the Adviser’s ability to select Public Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: (1) asset-based fees, incentive allocations or fees, and expenses at the Fund level, and (2) asset-based fees, incentive allocations or fees, and expenses at the Public Investment Fund level.

The Fund is subject to Public Investment Funds that are subject to, the risks associated with legal and regulatory changes applicable to financial institutions generally or to Public Investment Funds in particular. The Fund may not be able to invest in certain Public Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Public Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Public Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Public Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

Public Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Public Investment Fund manager may invest the Public Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Public Investment Fund that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Public Investment Fund manager may focus on a particular industry, which would subject the Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of industries. A Public Investment Fund manager may focus on a particular country or geographic region, which may subject a Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of geographic regions.

A Public Investment Fund manager may use derivatives for speculative or hedging purposes. A Public Investment Fund manager may have limited operating history upon which to evaluate their performance. A Public Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Public Investment Fund. A Public Investment Fund manager may sell short securities held by a Public Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that a Public Investment Fund’s short selling activities may be adversely affect by regulatory restrictions that may be imposed at any time. A Public Investment Fund manager may invest the Public Investment Fund’s assets without limitation in restricted and illiquid securities. A Public Investment Fund manager may invest the Public Investment Fund’s assets in equity securities without limitation as to market capitalization. A Public Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

BDC Risk

BDCs carry risks similar to those of a private equity or venture capital fund. The securities of a BDC are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by its board of directors which may create uncertainty as to the value of the BDC’s investments.

Non-Traded BDC Risk

Non-Traded BDCs are subject to the following risks in addition to those described in “BDC Risk.” Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment. Non-Traded BDCs are not liquid, and investments in Non-Traded BDCs may not be accessible for an extended period of time. Redemption programs offered by Non-Traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually, limits on the amounts and sources of funds that may be used to fund redemptions and the ability of the Non-Traded BDC to suspend or terminate the program at its discretion. There is no guarantee of any specific return on the principal amount or the repayment of all or a portion of the principal amount invested in Non-Traded BDCs. In addition, there is no guarantee that investors (including the Fund) will receive a distribution from a Non-Traded BDC. Distributions from Non-Traded BDCs may be derived from the proceeds of the offering, from borrowings, or from the sale of assets. Payments of distributions from sources other than cash flow from operations will decrease or diminish an investor’s interest. Dividends paid by Non-Traded BDCs may vary based on economic risks, geopolitical risks, changes in the credit market, performance of the Non-Traded BDC, regulatory changes, and key personnel changes. Distributions from Non-Traded BDCs can be suspended for a period of time or halted altogether.

Exchange-Traded Funds Risk

The Fund may invest in ETFs. Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds. Trading in shares of ETFs may be halted due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. ETF shares may trade at a premium or discount to their NAV because the supply and demand in the market for ETF shares at any point in time may not be identical to the supply and demand in the market for the underlying securities. Some ETFs are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risk Factors—Leverage Risk.” In

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addition, the Fund may bear, along with other shareholders of an ETF, its pro rata portion of the ETF’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, shareholders may also indirectly bear similar expenses of an ETF. Transactions by the Fund in shares of ETFs are also subject to brokerage costs, resulting in greater expenses to the Fund.

Index-tracking ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they seek to track because the total return of the index component securities will be reduced by the ETF’s total operating expenses and transaction costs incurred.

Private Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Private Investment Fund managers and selected strategies, the adherence by such Private Investment Fund managers to such selected strategies, the instruments used by such Private Investment Fund managers and the Adviser’s ability to select Private Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and allocations, and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the Private Investment Fund level.

The Private Investment Funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to Private Investment Funds in particular. The Fund may not be able to invest in certain Private Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Private Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Private Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Private Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a Private Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain Private Investment Funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the Private Investment Fund (including the forfeiture of a portion of the Fund’s capital contribution to such Private Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Private Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Private Investment Fund manager may invest the Private Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Private Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Private Investment Fund manager may focus primarily on a particular industry, which would subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A Private Investment Fund manager may focus on a particular country or geographic region, which may subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A Private Investment Fund manager may use derivatives for speculative or hedging purposes. A Private Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Private Investment Fund. A Private Investment Fund manager may sell short securities held by the Private Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that the Private Investment Fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A Private Investment Fund manager may change the Private Investment Fund’s investment strategies at any time (subject to any required notification and/or consent provisions set forth in the Private Investment Fund’s governing documents). A Private Investment Fund manager may invest the Private Investment Fund’s assets without limitation in restricted and illiquid securities. A Private Investment Fund manager may invest the Private Investment Fund’s assets in equity securities without limitation as to market capitalization. A Private Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

Private Investment Funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the Private Investment Fund manager to determine the value of the Fund’s investment in the Private Investment Fund. The valuation provided by the Private Investment Fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the Private Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. Private Investment Funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a Private Investment Fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, Private Investment Funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, Private Investment Fund managers may have limited operating histories upon which to evaluate their performance, and some Private Investment Fund managers may not be registered under the Advisers Act. Further, Private Investment Fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a Private Investment Fund’s net profits (or more in certain limited circumstances), which may create incentives for Private Investment Fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

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Structured Products Risk

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold.

CLO Risk

In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs and structured notes. See “Tax Status” in the Fund’s SAI.

Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that

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issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Derivatives Risk

The Fund’s derivative investments have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party (or counterparty) to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. Furthermore, the ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. Thus, the use of derivative investments to generate income, for hedging, for currency or interest rate management or other purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices below or above the current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise want to sell. In addition, there may be situations in which the Adviser elects not to use derivative investments that result in losses greater than if they had been used. Amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, may be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates generally are combined for position limit purposes. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

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Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return of the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Risk of Investments in Equity Securities or Warrants Incidental to Investments in Loans and Fixed-Income Instruments

From time to time, the Fund also may invest in or hold common stock and other equity securities or warrants incidental to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer. Investments in equity securities incidental to investments in loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks may increase fluctuations in the Fund’s NAV. The Fund frequently may possess material non-public information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

Medium- and Small-Capitalization Company Risk

Many of the issuers of securities in which the Fund may invest are medium- or small-capitalization companies which may be newly formed or have limited product lines, distribution channels and financial and managerial resources. The risks associated with those investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies.

Generally, securities of medium- and small-capitalization companies are more likely to experience sharper swings in market value, less liquid markets in which it may be more difficult for the Adviser to sell at times and at prices that the Adviser believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over the counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a larger period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

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Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Regulatory Risk—Regulation as a Commodity Pool

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Regulation 4.5 promulgated by the CFTC under the Commodity Exchange Act (the “CEA”). The Adviser will be limited in its ability to use futures or options on futures or engage in swaps transactions on behalf of the Fund as a result of claiming the exclusion. In the event the Adviser fails to qualify for the exclusion and is required to register as a “commodity pool operator,” the Adviser will become subject to additional disclosure, recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Counterparty Risk

Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. The Fund may be subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the bankruptcy of an exchange clearing house or the bankruptcy of any other counterparty. In the case of any such bankruptcy, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount may be less than the amounts owed to the Fund. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties may have general custody of, or title to, the Fund’s assets (including, without limitation the Custodian). The failure of any such counterparty may result in adverse consequences to the NAV of the Fund.

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The Fund’s investments may be structured through the use of OTC options and swaps or other indirect investment transactions. Such transactions may be entered into with a small number of counterparties resulting in a concentration of counterparty risk. The exercise of counterparty rights under such arrangements, including forced sales of securities, may have a significant adverse impact on the Fund and its NAV.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Special Situations and Distressed Investments

The Fund seeks to invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Foreign Investment Risk

Investing in foreign securities typically involves more risks than investing in U.S. securities. Investment in foreign securities carries risks associated with:

●	political and economic developments - the political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.;

●	trading practices - government supervision and regulation of foreign securities and currency markets, trading systems and brokers may be less than in the U.S.;

●	availability of information - foreign issuers may not be subject to the same disclosure, accounting and financial reporting standards and practices as U.S. issuers;

●	limited markets - the securities of certain foreign issuers may be less liquid (harder to sell) and more volatile; and

●	currency exchange rate fluctuations and policies.

The risks of foreign investments may be greater in developing or emerging market countries.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

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The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a Private Investment Fund or a Public Investment Fund may also prove incorrect and may not produce the desired results.

Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the Private Investment Funds and Public Investment Funds in which the Fund invests and the asset managers to such Private Investment Funds and Public Investment Funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of “non-public information” with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain

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issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

Co-Investment Transactions

As a registered closed-end fund, the Fund is subject to certain regulatory restrictions in making investments. For example, registered closed-end funds generally are not permitted to co-invest with certain affiliated entities in transactions originated by the registered closed-end fund or its affiliates in the absence of an exemptive order from the SEC. However, registered closed-end funds are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits the Fund to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Fund to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching with respect of the Fund or its shareholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objectives and strategies and certain criteria established by the Fund’s Board of Trustees.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

Incentive Fee Risk

The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use

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of leverage may increase the likelihood of default, which would disfavor the shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Legal and Regulatory Risks

Legal and regulatory changes could occur which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change may continue.

The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses, including provisions that would significantly alter the regulation of commodity interests and comprehensively regulate the OTC derivatives markets for the first time in the United States. The Dodd-Frank Act and the rules that have been or will be promulgated thereunder by relevant regulators may negatively impact the ability of the Fund to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. The implementation of the Dodd-Frank Act will occur over a period of time, and it is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of the Dodd-Frank Act or other regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to use derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of the Fund.

In Europe, the Financial Stability Board, which monitors and makes recommendations about the global financial system, issued a report in October 2011 that recommended strengthening oversight and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The report outlined initial steps to define the scope of the shadow banking system and proposed general governing principles for a monitoring and regulatory framework. While at this stage it is difficult to predict the scope of any new regulations, if such regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards, currently applicable to banks, or the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely impact the implementation of the Fund’s investment strategy and returns and may become prohibitive.

Event Driven Investing

The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction

30

sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Market Disruptions from Natural Disasters or Geopolitical Risks

Natural disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the U.S. economy and securities markets.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required

31

to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board of Trustees is comprised of four Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund, furnishes continuously an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement is included in the Fund’s semi-annual report to shareholders for the period ended March 31, 2024.

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Pursuant to the Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 2.8125% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee
Fund’s pre-incentive fee net investment income
(expressed as a percentage of the Fund’s adjusted capital)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example: Quarterly Incentive Fee Calculation

Scenario 1

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $2.10

Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 1.3375%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

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Scenario 2

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.3375%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.3375% - 2.25%)
= 0.0875% or $0.09

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.0875%.

Scenario 3

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.3375%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.3375% - 2.8125%))

= 0.5625% + (20% x 1.525%)

= 0.5625% + 0.305%

= 0.8675% or $0.91

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.8675%.

Scenario 4

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.32%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) 0.20%

Pre-Incentive Fee Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.6575%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.6575% - 2.25%)

= 0.4075% or $0.39

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision. Although Investment Income is the same in Scenario 4 as compared with Scenario 2, the Implied Yield is higher in Scenario 4 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 4 as compared with Scenario 2.

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Scenario 5

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.53%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.8675%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.8675% - 2.8125%))

= 0.5625% + (20% x 2.055%)

= 0.5625% + 0.411%

= 0.9735% or $0.92

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision. Although Investment Income is the same in Scenario 5 as compared with Scenario 3, the Implied Yield is higher in Scenario 5 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 5 as compared with Scenario 3.

(1)	Represents 9.0% annualized hurdle rate.
(2)	Represents an assumed 1.85% annualized based management fee on average adjusted capital.
(3)	Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.
(4)

The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income exceeds 2.25% and reaches up to 2.8125% in any calendar quarter.

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.84% per annum of the Fund’s average daily net assets attributable to Class L shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Fund’s Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

Portfolio Managers

Michael Terwilliger serves as the lead Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger joined Sierra Crest Investment Management LLC in October 2020 and currently serves as a Managing Director. From October 2015 until October 2020, Mr. Terwilliger was employed by Resource America, Inc. Mr. Terwilliger also was an officer of Resource Alternative Advisor, LLC, most recently as Managing Director. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School of Business. He is also a CFA charter holder.

Edward Goldthorpe serves as a Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since December 2020. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

The SAI provides additional information about the Fund’s Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc., located as 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays AFS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. SS&C GIDS, Inc. (“GIDS”), located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Fund’s Transfer Agent.

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Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio, except with respect to certain assets custodied directly by the Fund. Under a Custody Agreement, U.S. Bank N.A. holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Management Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay any expenses of any Trustee of the Fund who is an affiliate of the Adviser.

AFS is obligated to pay expenses associated with providing the services contemplated by an Administration, Bookkeeping and Pricing Services Agreement (administration and accounting), including compensation of its officers and employees and administration of the Fund. GIDS is obligated to pay expenses associated with providing the services contemplated by an Agency Agreement (transfer agent), including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) servicing fees, (xiii) compliance service fees, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class L shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the Class L shares.

The Management Agreement authorizes the Adviser to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each time the Fund calculates its NAV, it will accrue as a liability any amounts owed to the Adviser as payment for incentive fees, which could vary over time. Class L shares are offered at NAV plus the applicable sales load. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that the Adviser, as valuation designee, believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund’s portfolio.

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In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (as in the case of Private Investment Funds and Non-Traded BDCs (collectively, “Non-Traded Funds”), securities are valued at fair value as determined by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser as valuation designee believes to be reliable. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Non-Traded Funds will be difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Non-Traded Fund does not report a value to the Fund on a timely basis, the Adviser, as valuation designee, will determine the fair value of such Non-Traded Fund based on the most recent value reported by the Non-Traded Fund, as well as any other relevant information available at the time the Fund values its investments. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment in such Non-Traded Fund at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Non-Traded Funds’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, the Adviser, as valuation designee, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Manager or third-party service providers. The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Non-Traded Fund investments, the Adviser will attempt to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities. However, it is anticipated that portfolio holdings and other value information of the Non-Traded Funds could be available on no more than a quarterly basis. Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Non-Traded Fund does not represent the fair value of the Fund’s investment in such security. Private Investment Funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Non-Traded Fund, the Adviser, will conduct a due diligence review of the valuation methodology utilized by the Non-Traded Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. After investing in a Non-Traded Fund, the Adviser will monitor the valuation methodology used by the asset manager and/or issuer of the Non-Traded Fund. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

The Adviser will provide the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

CONFLICTS OF INTEREST

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund relies on Sierra Crest to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to the Fund’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages other funds that will invest primarily in debt and equity of privately-held middle-market companies, similar to the Fund’s targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for such funds and the Fund.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows funds managed by Sierra Crest, including the Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement

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transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c)

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for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Fund (e.g., by drawing under the Fund’s credit facility). The Board of Trustees has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

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Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form 1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by GIDS. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll free number 1-833-404-4103.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

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The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

A sale or redemption of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 11, 2014. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board of Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Board of Trustees has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers five different classes of shares: Class A, Class C, Class W, Class I and Class L shares. Class A, Class C, Class W and Class I shares are sold through separate prospectuses. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

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Holders of shares will be entitled to the payment of Distributions when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The following table shows the amounts of Class L shares of the Fund that have been authorized and are outstanding as of January 2, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class L shares	Unlimited	None	919,343.72

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Fund’s shares are offered for sale through the Distributor at NAV plus the applicable sales load. The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. The Class L shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate up to 0.25% of the Fund’s average daily net assets attributable to Class L shares and is payable on a monthly basis. Class L shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class L shares.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by GIDS, the Fund’s transfer agent. The returned check and stop payment fee is currently $25. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, and such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf (collectively, “Financial Intermediaries”). The Fund will be

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deemed to have received a purchase or repurchase order when a Financial Intermediary receives the order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alternative Credit Income Fund to:

Alternative Credit Income Fund
c/o SS&C GIDS, Inc.
PO Box 219246, Kansas City, MO 64105-1307,
or for overnight deliveries
801 Pennsylvania Avenue, Suite 219246
Kansas City, MO 64105-1307

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-4103 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: SS&C GIDS, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Alternative Credit Income Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact GIDS to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-4103 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-4103. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

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Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, GIDS will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call GIDS at 1-833-404-4103 for additional assistance when completing an application.

If GIDS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

Class L shares are sold at the prevailing NAV per Class L share plus the applicable sales load (which may be reduced as described below); however, the following are additional features that should be taken into account when purchasing Class L shares:

●

a minimum initial investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of (i) $100 under the Fund’s Automatic Investment Plan and (ii) $1,000 if not made pursuant to the Automatic Investment Plan;

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class L shares; and

●	a Distribution Fee which will accrue at an annual rate up to 0.25% of the average daily net assets attributable to Class L Shares.

Investors purchasing Class L shares will pay a sales load based on the amount of their investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 1.25% to 4.25%, as set forth in the table below. A reallowance to participating broker-dealers will be made by the Distributor from the sales load paid by each investor. The following sales loads apply to your purchases of shares of the Fund:

Amount Invested	Dealer Reallowance*	Total Sales Load as a % of Offering Price	Total Sales Load as a % of Amount Invested
Under $250,000	3.50%	4.25%	4.44%
$250,000 to $499,999	2.50%	3.25%	3.36%
$500,000 to $999,999	1.50%	2.00%	2.04%
$1,000,000 and above	1.00%	1.25%	1.27%

*	Gross Dealer Concession paid to participating broker-dealers.

You will be able to buy Class L shares without a broker commission (i.e., “load-waived”) when you are:

●	reinvesting dividends or distributions;

●	a current or former Trustee of the Fund;

●

an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in section 152 of the Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Adviser; or

●	purchasing shares through a financial services firm (such as a broker-dealer, investment adviser or financial institution) that has a special arrangement with the Fund.

You will be able to buy Class L shares without a broker commission when you are:

●	participating in an investment advisory or agency commission program under which you pay a fee to an investment adviser or other firm for portfolio management or brokerage services; or

●	exchanging an investment in Class L (or equivalent type) shares of another fund for an investment in the Fund.

It is the investor’s responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase Class L shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Share Class Conversions: Upon request, the Fund may, in its discretion, permit a current Fund shareholder to convert shares held by them to another class of Fund shares in a non-taxable transaction; provided that such shareholder meets the requirements of the new share class.

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Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class L shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class L shares, may incur expenses on an annual basis equal to 0.25% of its average net assets attributable to Class L shares.

Distribution Plan

The Fund, with respect to its Class L shares, is authorized under a “Distribution Plan” to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class L shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under the Distribution Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.25% of average daily net assets attributable to Class L shares.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Before doing so, the Fund will obtain the written consent of the affected shareholder(s) or send the affected shareholder(s) a separate written notification of its intent to do so. Once implemented, a shareholder must call 1-833-404-4103 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, 41st Floor, New York, NY 10112.

ADDITIONAL INFORMATION

This prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-200981). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or Statement of Additional Information without charge.

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PRIVACY NOTICE	Rev. 12/2020

FACTS	WHAT DOES ALTERNATIVE CREDIT INCOME FUND DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
● Social Security number ● Assets ● Retirement Assets ● Transaction History ● Checking Account Information	● Purchase History ● Account Balances ● Account Transactions ● Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Alternative Credit Income Fund chooses to share; and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alternative Credit Income Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

QUESTIONS?	Call 1-833-404-4103

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WHO WE ARE
Who is providing this notice?	Alternative Credit Income Fund
WHAT WE DO
How does Alternative Credit Income Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alternative Credit Income Fund collect my personal information?

We collect your personal information, for example, when you

● Open an account

● Provide account information

● Give us your contact information

● Make deposits or withdrawals from your account

● Make a wire transfer

● Tell us where to send the money

● Tells us who receives the money

● Show your government-issued ID

● Show your driver’s license

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● Sharing for affiliates’ everyday business purposes – information about your creditworthiness

● Affiliates from using your information to market to you

● Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alternative Credit Income Fund doesn’t jointly market.

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PROSPECTUS

ALTERNATIVE CREDIT INCOME FUND

Class L Shares (RCILX) of
Beneficial Interest

January 28, 2025

Investment Adviser
Sierra Crest Investment Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS Class W Shares (RCIWX) of Beneficial Interest January 28, 2025 as amended August 5, 2025

Alternative Credit Income Fund (the “Fund”) is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund’s Class W shares, including a Statement of Additional Information (“SAI”) dated January 28, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The table of contents of the SAI appears on page 45 of this prospectus. The SAI is available upon request and without charge by writing the Fund at c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. You may also request a free copy of the Fund’s SAI, annual and semi-annual reports when available, and other information about the Fund or make shareholder inquiries by calling 1-833-404-4103 or by visiting www.altcif.com. The SAI, which is incorporated by reference into (legally made a part of) this prospectus, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objectives. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities, as further described in this prospectus.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its principal underwriter, ALPS Distributors, Inc. (the “Distributor”), under the terms of this prospectus, unlimited shares of beneficial interest, at the net asset value (“NAV”) per share of the relevant share class, plus the applicable sales load. As of January 2, 2025, the Fund’s NAV per share was $9.35 for Class W shares. Any sales load will be deducted from the proceeds paid to the Fund. Class W shares are not subject to sales charges. The minimum initial investment by a shareholder for Class W shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made in an amount not less than $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made in an amount not less than $1,000. The Fund is offering to sell its shares, on a continuous basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use reasonable efforts to sell the shares. Funds received will be invested promptly and no arrangements have been made to place such funds in an escrow, trust or similar account. Assets that cannot be invested promptly in fixed-income and fixed-income related securities will be invested in cash or cash equivalents. During the continuous offering, shares of the Fund will be sold at the next determined NAV plus any applicable sales load. See “Plan of Distribution.”

Use of Leverage. The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may invest in publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”) that may use leverage subject to limitations under applicable law with respect to such Public Investment Fund. The Fund may also invest in private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that may use leverage without limit. Accordingly, the Fund, through its investments in Public Investment Funds and Private Investment Funds, may be exposed to the risk of highly leveraged investment programs. For a discussion of the risks associated with the leveraged capital structure, please refer to pages 20-21 of this prospectus.

Distributions. The amount of distributions that the Fund may pay, if any, is uncertain. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to its performance, such as from offering proceeds, borrowings and other amounts that are subject to repayment.

Certain Risks. Investing in the Fund’s shares involves risks, including the following:

●	Shares of the Fund are not listed on any securities exchange, which makes them inherently illiquid.
●	There is no secondary market for the Fund’s shares, and it is not anticipated that a secondary market will develop.
●	Shares of the Fund are not redeemable. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.
●

Although the Fund will offer to repurchase at least 5% of outstanding shares on a quarterly basis in accordance with the Fund’s repurchase policy, the Fund will not be required to repurchase shares at a shareholder’s option nor will shares be exchangeable for units, interests or shares of any security.

●	The Fund is not required to extend, and shareholders should not expect the Fund’s Board of Trustees to authorize, repurchase offers in excess of 5% of outstanding shares.
●

Regardless of how the Fund performs, an investor may not be able to sell or otherwise liquidate his, her or its shares whenever such investor would prefer and, except to the extent permitted under the quarterly repurchase offer, will be unable to reduce his or her exposure on any market downturn.

●

If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

See “Risk Factors” beginning on page 17 of this prospectus.

Investment Adviser
Sierra Crest Investment Management LLC (the “Adviser” or “Sierra Crest”)

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors” in this prospectus.

The Fund. Alternative Credit Income Fund is a continuously offered, diversified, closed-end management investment company. See “The Fund.” The Fund is an interval fund that will offer to make quarterly repurchases of its shares at the NAV of the applicable class of shares. See “Quarterly Repurchases of Shares.”

Investment Objectives and Policies. The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets.

The Fund defines “moderate volatility” to mean investment returns having a level of volatility equal to or lower than the broader equity markets as reflected in the S&P 500 Index, a broad-based measure of the U.S. stock market. The Fund defines “low to moderate correlation to the broader equity markets” to mean investment returns having a correlation of less than one to the S&P 500 Index. The Adviser believes that a portfolio with moderate volatility and low to moderate correlation to the broader equity markets enhances the Fund’s appeal to investors seeking to diversify their equity investments.

The Fund seeks to meet its investment objectives by investing in the debt of small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser, including in fixed-income oriented funds. A substantial portion of the Fund’s portfolio may consist of senior and subordinated debt, which it believes offers opportunities for moderate volatility and low to moderate correlation to the broader equity markets. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the borrower and the potential investment present an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio may include fixed-rate investments that generate absolute returns as well as floating-rate and/or senior secured investments that provide protection in rising interest rate and inflationary environments. The Fund also intends to invest in non-controlling interests in equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Adviser believes that global economic trends increasingly favor alternative asset class investment strategies. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Fund may invest in other funds for which the Adviser or its affiliates act as the investment adviser or the party responsible for managing and operating the fund only to the extent such investments are permitted under the Investment company Act of 1940, as amended (the “1940 Act”).

The Fund invests without restriction as to issuer capitalization. The Fund invests in debt securities of any quality, duration or maturity. The Fund expects that investments in debt securities typically will have a dollar weighted average maturity of approximately two to ten years. The Fund may employ leverage, including borrowing from banks in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may also invest in Public Investment Funds that may engage in leverage up to any limitations under applicable law with respect to such Public Investment Fund and Private Investment Funds that may engage in leverage without limit.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in fixed-income and fixed-income related securities.

The Fund defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include (A) public investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including business development companies (“BDCs”) that are publicly traded (“Public BDCs”) or are publicly registered and non-traded (“Non-Traded BDCs”), closed and open-end funds, exchange traded funds (“ETFs”) and index mutual funds (“Index Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics) and (B) private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in loans and fixed-income (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) non-controlling interests in equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

For purposes of the Fund’s 80% policy, the Fund will invest only in Public Investment Funds and Private Investment Funds that either (1) have adopted a policy to invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, or (2) do not have a stated 80% policy, but do invest, under normal circumstances, at least 80% of their net assets, plus borrowings for investment purposes, in fixed-income and fixed-income related securities, as determined by the Adviser’s review of their portfolio holdings, investment objectives and strategies. Prior to investing in an underlying fund that does not have a stated 80% policy, the Adviser will review the underlying fund’s prospectus or offering memorandum, financial statements, and any available third party research, and may also meet with the underlying fund’s management team in order to determine whether the underlying fund follows an 80%

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policy under normal circumstances. Following the Fund’s investment in the underlying fund, the Adviser will continue to monitor the underlying fund on an ongoing basis, reviewing all relevant information as it becomes available. If at any point the Adviser has reason to believe that the underlying fund’s investment strategy has changed, or that the underlying asset mix has changed in a way that no longer satisfies the 80% policy, the Adviser will immediately reclassify the investment for purposes of testing the Fund’s compliance with its 80% policy. The Fund may also invest up to 20% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in Private Investment Funds and Public Investment Funds that invest, under normal circumstances, less than 80% of their assets in fixed-income and fixed-income related securities. In market environments that the Adviser believes are unfavorable to fixed-income and fixed-income related securities, the Fund may reduce its investment in fixed-income and fixed-income related securities and hold a larger position in cash or cash equivalents. In addition, Public Investment Funds and Private Investment Funds in which the Fund invests for purposes of the 80% policy may reduce their investments in fixed-income and fixed-income related securities in response to changing market conditions.

The Fund’s 80% policy is not fundamental and may be changed by the Fund’s Board of Trustees (the “Board of Trustees”) without shareholder approval. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund’s 80% policy. See “Investment Objectives, Policies and Strategies.”

Investment Strategy.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation, as well as correlation to the equity markets and other markets. Within each investment category, the Adviser further advances its objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on operational and financial metrics as well as relative value. See “Investment Process” for additional information about the investment selection process.

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Direct Credit. The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund’s portfolio may include fixed-rate and/or senior secured investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

The Adviser, through its industry relationships and investment teams that actively source new investments, will provide the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser also evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

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Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are an important component of this category and the Adviser assesses and values both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level includes the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as a sale of the BDC or a listing on a stock exchange) following the close of the offering.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this category.

In addition to providing current income, the Fund’s investments in Public Credit are intended to provide enhanced liquidity.

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Private Credit. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification. The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

See “Investment Objectives, Policies and Strategies” for further information on the Fund’s investment strategies and portfolio composition.

Investment Adviser. Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners Advisors L.P. (“BC Partners”). As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Management and Incentive Fees. Pursuant to a Management Agreement between the Fund and the Adviser (the “Management Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”), debt instruments with paid-in-kind (“PIK”) interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of the Fund’s shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

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See “Management of the Fund—Investment Adviser” for additional information concerning fees paid to the Adviser.

Expense Reimbursement Agreement. The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class W shares (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund – Trustees and Officers.”

Administrator, Accounting Agent and Transfer Agent. ALPS Fund Services, Inc. (“AFS”) serves as the administrator and accounting agent for the Fund. SS&C GIDS, Inc. (“GIDS” or the “Transfer Agent”) serves as the transfer agent of the Fund. See “Management of the Fund – Administrator, Accounting Agent and Transfer Agent.”

Custodian. U.S. Bank N.A. (the “Custodian”) serves as the Fund’s custodian, except with respect to certain assets custodied directly by the Fund. See “Management of the Fund - Custodian.”

Closed-End Fund Structure. Closed-end funds differ from open end management investment companies (commonly referred to as mutual funds) in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on a stock exchange. Instead, the Fund will make quarterly repurchase offers to shareholders by offering to repurchase no less than 5% of the shares outstanding at NAV, which is discussed in more detail below. See “Quarterly Repurchases of Shares.” An investment in the Fund is suitable only for investors who can bear the risks associated with the quarterly repurchase offer and should be viewed as a long-term investment. The Fund, similar to a mutual fund, is subject to continuous asset in-flows, although not subject to continuous out-flows.

Share Classes. The Fund offers one share class by this prospectus: Class W shares. The Fund began continuously offering its common shares on April 20, 2015. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. The Fund also offers Class A, Class C, Class I and Class L shares through separate prospectuses. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions, transaction costs, and ongoing fees and expenses for each share class are different. The fees and expenses for Class W shares of the Fund are set forth in the table entitled “Fund Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for that investor. When selecting a share class, you should consider which share classes are available to you, how much you intend to invest, how long you expect to own shares, and the total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all financial intermediaries offer all classes of shares. If your financial intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Investor Suitability. An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

Repurchases of Shares. The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at NAV, of no less than 5% of the shares outstanding. There is no guarantee that a shareholder will be able to sell all of the shares he, she or it desires in a quarterly repurchase offer because shareholders, in total, may request the Fund to repurchase more than 5% of the Fund’s shares. Liquidity will be provided to shareholders only through the Fund’s quarterly repurchase offers. The Fund maintains liquid securities, cash or access to a bank line of credit in amounts sufficient to meet quarterly repurchase requests. See “Quarterly Repurchases of Shares.”

Summary of Risks. Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. You assume these risks as a result of the Fund’s direct investments, if any, as well through its investments in Public Investment Funds and Private Investment Funds. See “Risk Factors.”

●	The Fund is a closed-end investment company;

●	An investment in the Fund involves the risk of possibly losing the entire principal amount invested in the Fund due to unpredictable market conditions;

●	The Fund may be materially affected by market, economic and political conditions globally, and in the jurisdictions and sectors in which it invests;

●	Increases in interest rates generally will cause the Fund’s fixed-rate debt securities to decline in price;

●	Investments in debt securities with longer terms to maturity are subject to greater volatility than investments in shorter-term obligations;

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●	The Fund’s investments in various types of debt securities and instruments may be unsecured or unrated, are subject to the risk of non-payment, and may have speculative characteristics;

●

Subordinated investments in debt have lower priority in right of payment to any higher ranking obligations of the borrower, and the cash flow and assets of the borrower may be insufficient to meet scheduled payments after giving effect to any higher ranking obligations of the borrower;

●

The Fund’s use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or the Public Investment Fund’s or Private Investment Fund’s) underlying investments;

●

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund may use debt to finance investments, changes in interest rates may have a material adverse effect on the Fund’s net investment income;

●

The Fund may invest in Public Investment Funds and Private Investment Funds, which are subject to their strategy-specific risks such as leverage risk, derivatives risk and market risk. Fund shareholders will also bear two layers of fees and expenses in connection with investments in Public Investment Funds and Private Investment Funds. In addition, Private Investment Funds are subject to illiquidity risk;

●

The Fund may invest in BDCs and Non-Traded BDCs, which are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. In addition, Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment;

●	The Fund may invest in ETFs, which are subject to all of the risks of a direct investment in the underlying securities that the ETF holds;

●

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold;

●	Below investment grade instruments may be particularly susceptible to economic downturns, which could cause losses;

●	The Fund’s NAV may be more volatile because it invests in medium- and small-capitalization companies, which have fewer capital resources and shorter operating histories relative to larger companies;

●	During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled;

●	Certain investments will be exposed to the credit risk of the counterparties with whom the Fund deals;

●

The Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter because the Adviser is entitled to receive incentive compensation on income regardless of any capital losses;

●

The incentive fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement and may encourage the Adviser to use leverage to increase the return on the Fund’s investments;

●

Foreign securities or other instruments of foreign issuers or borrowers may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;

●

The Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV;

●	The Fund may invest in illiquid and restricted securities that may be difficult to dispose of at a fair price when the Fund believes it is desirable to do so;

●

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel and the loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund;

●

The Adviser will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s and its investment professionals’ time and resources between the Fund and other investment activities;

●

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio;

●

Payment for quarterly repurchases of shares by the Fund may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover;

●

The Fund is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of a majority of the Fund’s independent Trustees and, in some cases, the SEC;

●	The valuation of securities or instruments that lack a central trading place (such as loans or fixed-income instruments) may carry greater risk than those which trade on an exchange;

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The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year, which may result in the realization of net short-term capital gains by the Fund which, when distributed to Fund shareholders, will be taxable as ordinary income;

●

The Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful;

●

Although the U.S. credit markets are not currently experiencing the same extreme volatility and market disruption as occurred during 2008 to 2009, extreme volatility or market disruption may recur in the future;

●

Disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide;

●

Instability in financial markets may cause federal, state, and other governments, their regulatory agencies or self-regulatory organizations to take action that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable; and

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To qualify and remain eligible for the special tax treatment accorded to regulated investment companies (“RICs”) and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

U.S. Federal Income Tax Matters.

The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements. See “U.S. Federal Income Tax Matters.”

Distribution Policy; Dividend Reinvestment Policy.

The Fund’s distribution policy is to make quarterly distributions to shareholders. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. However, this distribution policy is subject to change and there is no guarantee the target rate will be achieved. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment policy. Shareholders who elect not to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Potential Business Combination.

The Adviser has asked the Board of Trustees to consider a potential merger with other entities that could be accretive to net investment income per share and return on equity for the Fund’s shareholders. Consistent with the foregoing, the Board of Trustees is currently evaluating a potential merger with a closed-end investment company that has elected to be regulated as a business development company under the 1940 Act. There are no assurances as to whether or not this merger will occur, and the Fund does not intend to comment on it further unless and until a definitive agreement is executed.

FUND EXPENSES

Shareholder Transaction Expenses	Class W
Maximum Sales Load (as a percent of offering price)	None
Early Withdrawal Charges on Shares Repurchased Within 365 Days of Purchase (as a percent of original purchase price)	None

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.85%
Incentive Fees(1)	0.27%
Acquired Fund Fees and Expenses(2)(3)	1.92%
Shareholder Servicing Expenses	0.22%
Distribution Fee	None
Other Expenses(4)	0.81%
Interest Expense on Borrowings	0.18%
Interest Expense and Amortization/Accretion on Securities Sold Short	0.01%
Total Annual Expenses	5.26%
Fee Waiver and Reimbursement(5)	(0.42)%
Total Annual Expenses (after fee waiver and reimbursement)	4.84%

(1)

The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding

6

quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 2.25%, or an annualized hurdle rate of 9.0%, subject to a “catch-up” feature. See “Management of the Fund—Investment Adviser” for a full explanation of how the incentive fee is calculated.

(2)

Acquired Fund Fees and Expenses are the indirect costs of investing in other Investment Companies and Private Investment Funds. These indirect costs may include performance fees paid to the Acquired Fund’s adviser or its affiliates. It does not include brokerage or transaction costs incurred by the Acquired Funds. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s Financial Highlights because the financial statements include only the direct operating expenses incurred by the Fund. Therefore, amounts may not agree with the Financial Highlights due to the inclusions in this table of Acquired Fund Fees and Expenses and certain other adjustments.

(3)

Acquired Fund Fees and Expenses may include an incentive allocation or other fee based on income, capital gains and/or appreciation (a “performance fee”) payable to the Acquired Fund’s adviser or its affiliates. While the amount of such incentive allocation or other fees vary by Acquired Fund, performance fees, if charged, tend to be approximately 20% of the Acquired Fund’s profits. Acquired Funds’ fees and expenses are based on historic fees and expenses; and future Acquired Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Acquired Funds, which may fluctuate over time.

(4)

Other expenses include accounting, legal and auditing fees of the Fund, offering expenses, compliance services expenses and fees payable to the Trustees who do not also serve in an executive officer capacity for the Fund or the Adviser. Offering expenses consist of costs incurred by the Adviser and its affiliates on the Fund’s behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of its broker-dealers.

(5)

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class W shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Board of Trustees, upon 60 days written notice to the Adviser. Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within the three (3) years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the lesser of the expense limitation in place at the time of the waiver or the current expense limitation and the repayment is approved by the Board of Trustees. See “Management of the Fund.”

The Fund Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about these and other discounts is available from your financial professional and in “Purchasing Shares” starting on page 43 of this prospectus. More information about management fees, incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 33 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. Because the example assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year:

Share Class	1 Year	3 Years	5 Years	10 Years
Class W Shares	$46	$146	$246	$497

If a shareholder requests repurchase proceeds be paid by wire transfer, such shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by GIDS, currently $25. The purpose of the above table is to assist a holder of shares to understand the fees and expenses that such shareholder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

7

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The table below reflects the financial results for a single Class W share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from the Fund’s financial statements. The information for the year ended September 30, 2024 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report, along with this information and additional Fund performance and portfolio information, appears in the Fund’s annual report dated September 30, 2024. To request the Fund’s annual report or semi-annual report, please call 1-833-404-4103.

The table below sets forth financial data for one share of beneficial interest outstanding throughout the years or period presented.

Class W	Year Ended September 30, 2024		Year Ended September 30, 2023		Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017		Year Ended September 30, 2016		For the Period Ended September 30, 2015(i)
NET ASSET VALUE, BEGINNING OF YEAR	$9.78		$10.08		$11.08	$9.74		$10.79		$11.09	$11.12	$10.24		$10.00		$10.00

INCOME FROM INVESTMENT OPERATIONS
Net investment income(a)	0.96		0.93		0.61	0.74		0.69		0.73	0.79	0.58		0.63		—
Net realized and unrealized gain/(loss) on investments	(0.35)		(0.53)		(0.91)	1.30		(0.92)		(0.33)	(0.12)	1.01		(0.07	)(j)	—
Total income/(loss) from investment operations	0.61		0.40		(0.30)	2.04		(0.23)		0.40	0.67	1.59		0.56		—

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(0.70)		(0.70)		(0.66)	(0.63)		(0.70)		(0.55)	(0.57)	(0.46)		(0.25)		—
From net realized gain on investments	—		—		—	—		—		—	(0.04)	(0.16)		—		—
From return of capital	—		—		(0.04)	(0.07)		(0.12)		(0.15)	(0.09)	(0.09)		(0.07)		—
Total distributions	(0.70)		(0.70)		(0.70)	(0.70)		(0.82)		(0.70)	(0.70)	(0.71)		(0.32)		—
INCREASE/(DECREASE) IN NET ASSET VALUE	(0.09)		(0.30)		(1.00)	1.34		(1.05)		(0.30)	(0.03)	0.88		0.24		—
NET ASSET VALUE, END OF YEAR	$9.69		$9.78		$10.08	$11.08		$9.74		$10.79	$11.09	$11.12		$10.24		$10.00

TOTAL RETURN(b)	6.44	%(c)	4.19	%(c)	(2.86)%	21.35	%(c)	(1.89	)%(c)(d)	3.81%	6.19%	15.77	%(c)	5.74	%(c)	—%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in 000s)	$47,398		$53,123		$58,382	$61,915		$69,993		$85,642	$75,275	$26,757		$494		$3

8

Class W	Year Ended September 30, 2024	Year Ended September 30, 2023	Year Ended September 30, 2022	Year Ended September 30, 2021	Year Ended September 30, 2020	Year Ended September 30, 2019	Year Ended September 30, 2018	Year Ended September 30, 2017		Year Ended September 30, 2016	For the Period Ended September 30, 2015(i)
RATIOS TO AVERAGE NET ASSETS(e)
Including incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.34%	2.98%	2.60%	2.81%	2.75%	2.79%	2.98%	4.35%		17.52%	472.69	%(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.92%	2.87%	2.60%	2.65%	2.68%	2.67%	2.62%	2.61	%(f)	3.09%	0.04	%(g)
Excluding incentive fees, interest expense and interest amortization/accretion on securities sold short:
Expenses, gross	3.01%	2.70%	2.59%	2.75%	2.66%	2.71%	2.95%	4.35%		17.52%	N/A	(g)
Expenses, net of fees waived/expenses reimbursed by Adviser	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	2.59%	2.61	%(f)	3.09%	N/A	(g)
Net investment income	9.86%	9.36%	5.63%	6.89%	6.92%	6.68%	7.10%	5.22	%(f)	6.24%	0.00	%(g)

PORTFOLIO TURNOVER RATE	19%	23%	26%	49%	39%	29%	43%	39%		22%	0	%(h)

BORROWINGS AT END OF YEAR OR PERIOD
Aggregate amount outstanding (000s)	$3,562	$3,879	$—	$—	$—	$—	$—	$—		$5	$—
Asset Coverage Per $1,000 (000s)	$64,951	$66,093	$—	$—	$—	$—	$—	$—		$1,032,060	$—

(a)	Per share numbers have been calculated using the average shares method.
(b)

Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distribution, if any. Had the Adviser not absorbed a portion of Fund expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

(c)

Includes adjustments in accordance with accounting principles generally accepted in the United States of America and, as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from net asset values and returns for shareholder transactions.

(d)	0.10% of the Fund’s total return consists of a reimbursement by the Adviser for a loss on a transaction. Excluding this item, total return would have been (1.99)%.
(e)	Ratios do not include expenses of underlying investment companies and Private Investment Funds in which the Fund invests.
(f)	Effective January 5, 2017, the annual expense limitation changed from 3.09% to 2.59%.
(g)	Annualized.
(h)	Not annualized.
(i)	The Fund’s Class W commenced operations on April 20, 2015.
(j)

Realized and unrealized losses per share do not correlate to the aggregate of the net realized and unrealized gains on the Statement of Operations for the year ended September 30, 2016, primarily due to the timing of sales and repurchases of the Fund’s shares in relation to fluctuating market values for the Fund’s portfolio.

9

THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on December 11, 2014. The Fund’s principal office is located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is (212) 891-2880.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares, after payment of the sales load (if applicable), are invested in accordance with the Fund’s investment objectives and policies (as stated below) as soon as practicable after receipt. There is no minimum threshold amount that must be raised prior to the Fund’s investment of net proceeds. The Fund pays its organizational and offering expenses incurred with respect to its initial and continuous offering. Pending investment of net proceeds in accordance with the Fund’s investment objectives and policies, the Fund invests in money market or short-term, high quality fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested proceeds in accordance with its investment objectives and policies, the Fund’s assets would earn interest income at a modest rate which may be less than the Fund’s distribution rate. As a result, the Fund’s distributions during this period may consist, in whole or in part, of a return of capital. Any invested capital that is returned to the shareholder will be reduced by the Fund’s fees and expenses, as well as the applicable sales load.

INVESTMENT OBJECTIVES, POLICIES AND STRATEGIES

Investment Objectives and Policies

The Fund’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. These investment objectives may be changed without a vote of the Fund’s shareholders.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” The Fund may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry.

The Fund defines “fixed-income and fixed-income related securities” to consist of:

(i)	loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers;

(ii)

equity of investment funds, which may include Public Investment Funds, including traded and Non-Traded BDCs, closed and open-end funds, ETFs and Index Funds, and Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and

(iii)

equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

The Fund’s SAI contains a list of the fundamental (those that may not be changed without a shareholder vote) and non-fundamental (if any) investment policies of the Fund under the heading “Investment Objectives and Policies.”

The Adviser’s Strategy

The Adviser believes that global economic trends increasingly favor alternative asset class investments. On the one hand, slowing global economic growth and sovereign deleveraging may continue to challenge the ability of traditional asset classes and strategies to fully address investors’ needs. On the other hand, increasing government regulation may force some categories of investors such as banks to avoid certain types of alternative investments, opening up new opportunities for investment. The combination of these trends could enhance the attractiveness of alternative asset classes relative to traditional asset classes. The Adviser believes that it can capitalize on these trends to provide superior risk-adjusted income and returns relative to other credit investments while adhering to the liquidity needs of the Fund.

The Adviser seeks to achieve the Fund’s investment objectives through a disciplined allocation among distinct alternative asset categories, including but not limited to: Direct Credit; Public Credit; and Private Credit. The categories are described in more detail below and each offers a different balance of liquidity, yield, and long term appreciation as well as correlation to the equity markets and other markets. Within each investment category, the Adviser seeks to further advance the Fund’s objectives by maintaining the flexibility to invest in both publicly traded and non-publicly traded securities at all levels of the capital structure. In addition, the Adviser seeks to enhance yield and returns within each investment category through asset selection driven by in-depth fundamental research focused on both operational and financial metrics as well as relative value.

●

Direct Credit. Direct Credit is a category of investments that consists of corporate credit such as secured loans and bonds (and structured credit such as securities backed by a pool of private loans). The Adviser seeks to build a portfolio of loans to small- to middle-market companies with a focus on transactions sourced for the Fund by the Adviser. The Fund’s debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. The Fund may also allocate capital for investment in any part of the capital structure, including distressed and more subordinated positions, where the Adviser believes the investment presents an opportunity for risk-adjusted income and returns. The Fund may separately purchase common or preferred equity interests. The Fund’s portfolio is expected to include fixed-rate investments that generate absolute returns as well as floating-rate investments that provide protection in rising interest rate and inflationary environments. The Fund anticipates that a substantial portion of its portfolio may consist of senior and subordinated debt, which the Fund believes offer opportunities for moderate volatility and low to moderate correlation to the broader equity markets.

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The Adviser, through its industry relationships and investment teams that actively source new investments, provides the Fund with access to proprietary deal flow. The Fund believes that the Adviser’s networks and deal generation strategies create opportunities to deploy capital across a broad range of transactions that have attractive investment characteristics. While the Fund intends to invest primarily in U.S. companies, there is no minimum or maximum limit on the amount of the Fund’s assets that may be invested in securities or other instruments of non-U.S. issuers or borrowers.

Further, under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in a portfolio of non-controlling interests in equity and junior debt tranches of structured credit products, including CDOs, CBOs, CLOs and other securitized products that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics). The Adviser believes that such structured products may provide a higher yield than non-structured products with similar credit and tenor characteristics because they are more complicated to analyze and, therefore, appeal to a narrower universe of buyers. In evaluating a particular structured product investment, the Adviser considers the credit quality and liquidity of the assets underlying the structured product. The Adviser further evaluates the timing or cash flows for the underlying assets relative to the timing of cash flows for the structured product. The Adviser also reviews any unique structural characteristics of the security such as auction call features or optional redemptions.

●

Public Credit. The Adviser seeks to invest in a diversified portfolio of Public Investment Funds that principally hold portfolios of fixed-income and fixed-income related securities. BDCs are a significant component of this category and the Adviser employs a dedicated team of analysts to assess and value both Public and Non-Traded BDCs. For Public BDCs, investment criteria on a macro level include the attractiveness of Public BDCs relative to the broader market and the impact of the debt capital markets on Public BDCs’ equities. On a micro level, the Adviser examines, among other factors: the attractiveness of each Public BDC’s portfolio; quality and historic success of management; its common stock’s relative price-earnings ratio as compared to other stocks within its sector; whether the common stock is trading at a premium or discount to its NAV; internal and external growth prospects to drive earnings growth; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; and target leverage levels.

For Non-Traded BDCs, investment criteria include: evaluating the strength of the BDC’s sponsor and management; the attractiveness of the specific types of securities in which the BDC invests; expected stability of income; expected distribution yield and distribution coverage from operations; access to debt and equity financing; target leverage levels; and potential for a value-add liquidity event (such as sale of the BDC or listing on a stock exchange) following the close of the offering.

Within the Public Credit category described above, the Fund limits its exposure to any one company. The Fund also seeks to diversify its BDC investment portfolio across underlying strategies including:

●

Secured Credit Opportunities: an investment strategy focused on first or second lien, senior secured loans. This may also include unitranche loans, which combine both senior and mezzanine debt, typically in a first lien position.

●	Unsecured Credit Opportunities: an investment strategy focused on loans subordinate to senior loans. This is typically mezzanine debt.

●	Equity Investments: an investment strategy focused on assuming equity positions, typically through warrants, as a part of an issued loan.

To further advance its investment objectives, the Adviser may also choose to make a limited number of investments in fixed income mutual funds, closed-end funds, ETFs and Index Funds within this portfolio. In addition to providing current income and liquidity, this Public Investment Fund portfolio is intended to provide moderate volatility and low to moderate correlation to the equity markets.

●

Private Credit. Private Credit is a category of investments (primarily Private Investment Funds) that provides access to a diversified portfolio of high-yielding securities. The Adviser seeks to invest in a diversified portfolio of Private Investment Funds that principally manage portfolios of fixed-income and fixed-income related securities primarily for institutional investors such as pension funds, insurance companies or family offices. Private Investment Funds may benefit from longer investment horizons, access to deal flow due to relationships with investment banks and other sources of deal flow, access to proprietary deal flow, or proprietary analytics. Using information generally available to investors, the Adviser evaluates Private Investment Fund managers based on: the strength of the sponsor and management; consistency of investment process; prior investment performance of the Private Investment Fund as well as the performance of other funds managed by the sponsor; the attractiveness of the sectors and geographical allocations of the Private Investment Fund; expected stability of income; and expected capital appreciation, target leverage levels and ability to weather credit cycles by employing effective risk management and mitigation strategies. The Private Investment Funds included in the Fund’s portfolio may be purchased on the secondary market or directly from the issuer of the security.

Within Private Credit described above, the Fund seeks to limit its exposure to any one manager. The Fund also seeks to diversify its Private Investment Fund investment portfolio across underlying strategies including:

●	Debt Opportunities. A long/short investment strategy in corporate debt securities of leveraged companies and financially distressed firms and other investments.

●	Credit Opportunities. A long/short investment strategy in corporate debt securities to capture credit opportunities in all market environments.

●	Structured Credit. A long/short investment strategy in structured securities.

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Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria that are intended to limit their direct investors mainly to institutions such as endowments and pension funds. By investing in such Private Investment Funds, the Fund offers its shareholders access to institutional asset managers that may not be otherwise available to them. The Fund seeks to leverage the relationships of the Adviser to gain access to such Private Investment Funds on terms consistent with those offered to similarly-sized institutional investors. Furthermore, the Fund believes that investments in Private Investment Funds offer opportunities for moderate income and growth as well as lower correlation to equity markets but will also be less liquid.

While the Adviser anticipates that, under normal market conditions, the Fund’s portfolio will invest in each of the categories, the Fund does not have predetermined asset allocations to any of these categories. Depending on its evaluation of the markets, the Adviser may allocate the Fund’s assets among any, all or none of these categories. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Diversification

The Fund seeks to further its objectives of providing current income, achieving long-term capital appreciation, and maintaining moderate portfolio volatility and correlation by maintaining appropriate diversification. In addition to diversifying into the three investment strategies described above, the Fund also seeks to diversify by holding multiple positions within each strategy. The Adviser seeks to further diversify the portfolio by selecting securities from different regions and industries. While the Adviser considers opportunities within all industries, the Adviser seeks to prioritize industries having, in its view, favorable characteristics from a lending perspective. For example, the Fund seeks companies in established industries with stable competitive and regulatory frameworks, where the main participants have enjoyed predictable, low-volatility earnings. The Adviser also seeks diversification by investing across various levels and qualities of the capital structure.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, consisting of money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U. S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Manager are subjective.

The Fund has no intent to use leverage through issuing preferred shares during the next twelve months. However, the Board of Trustees may decide to issue preferred shares in the future, subject to the asset coverage requirements of the 1940 Act, which generally require that the Fund have asset coverage of at least 200% of the issue size. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares, as permitted under the 1940 Act. In addition, the Fund may be deemed to incur economic leverage embedded in instruments in which it may invest.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income or as eligible for the corporate dividends received deduction. See “U.S. Federal Income Tax Matters.”

The Fund co-invests in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates pursuant to an SEC exemptive order. The order is subject to certain conditions, such as that co-investments be made in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements, and are allocated fairly among participants.

There can be no assurance that any or all of the Fund’s investment strategies will be successful.

Investment Process

Within each credit asset strategy described above, the Adviser seeks to employ a disciplined process for security selection. Analyzing relevant quantitative and qualitative criteria, the Adviser identifies investments that it believes to be “best in class” based on their potential for generating current income and sustainable, positive, risk-adjusted under a wide variety of market conditions. To ensure consistency and discipline, the Adviser evaluates each investment according to the following four processes:

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Quality Screen

The Adviser evaluates a number of factors which it believes are closely correlated to the credit worthiness of the security. These factors include the competency of management as well as the extent of alignment between management and investors in the security. Such alignment may be related to compensation structure or management’s own holding of the security. The Adviser also evaluates the location, quality and diversity of assets underlying the security as well as the quality of the issuer’s balance sheet, including the extent of leverage and liquidity.

Valuation Screen

The Adviser seeks to evaluate whether the price being paid for a security is attractive relative to absolute measures and relative measures. Absolute measures include discounted cash flow analysis, dividend yield analysis and NAV. Relative measures include comparison of the price paid for a security compared to other securities with similar credit and yield characteristics.

Portfolio Construction

The Adviser manages the Fund’s investments over a long-term time horizon while being mindful of the historical context of the markets and seeks to evaluate each security in the context of balancing the competing objectives of providing current income, achieving long term capital appreciation, and minimizing portfolio volatility and correlation. In this context, the Adviser considers whether acquisition of a particular security would result in appropriate allocations to the three alternative credit asset strategies that are fundamental to the Adviser’s approach. In constructing the portfolio, the Adviser also takes into consideration tactical opportunities to capitalize on market price inefficiencies. However, the Adviser seeks to maintain a well-diversified portfolio that effectively manages asset class and sector risk over time.

Monitoring

The Adviser employs a proactive and disciplined monitoring approach focused on due diligence as a central tenet of its investment process. Such due diligence includes meeting with company management, analyzing company financial information and presentations, the creation and review of the Adviser’s own financial forecasts and models, and regular investment committee meetings. In addition, the Portfolio Managers review research reports prepared by their own analysts as well as third-party research regarding particular issuers or industries in which the issuer operates in order to assess factors that may impact the value of securities held in the Fund.

Borrowings

The Fund may employ leverage, including borrowing from banks, in an amount of up to 33% of the Fund’s assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, subject to the limits of the asset coverage requirement of the 1940 Act. The Fund also may borrow money to satisfy repurchase requests from Fund shareholders and to otherwise provide the Fund with temporary liquidity. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time of incurrence of indebtedness. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness. Private Investment Funds may utilize leverage in their investment activities. However, the Private Investment Funds’ borrowings are not subject to the asset coverage requirement. Accordingly, the Fund, through its investments in Private Investment Funds, may be exposed to the risk of highly leveraged investment programs.

Portfolio Composition

The Fund may invest in the following types of securities, subject to certain limitations as set forth below. The Fund is under no obligation to invest in any of these securities.

Senior Loans

Companies use loans to finance internal growth, acquisitions, mergers, stock purchases, or for other corporate purposes. Senior loans (i.e., first lien loans) hold the most senior position in the capital structure of a corporation, partnership or other business entity (a “Borrower”). Senior loans are often secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and stockholders of the Borrower. The proceeds of senior loans primarily are used to refinance existing debt and for acquisitions, dividends, leveraged buyouts, and general corporate purposes. Such loans often provide for restrictive covenants designed to limit the activities of the Borrower in an effort to protect the right of lenders to receive timely payments of interest on and repayment of principal of the loans. Such covenants may include restrictions on dividend payments, specific mandatory minimum financial ratios, limits on total debt and other financial tests. In addition, such loans often requirement mandatory prepayments from excess cash flow, asset dispositions and offerings of debt and/or equity securities. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Interest rates on senior loans may be fixed or may float periodically. On floating rate senior loans, the interest rates typically are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is a standard inter-bank offered rate, such as LIBOR, the prime rate offered by one or more major U.S. banks, or the certificate of deposit rate or other base lending rates used by commercial lenders. Floating rate senior loans may adjust over different time periods, including daily, monthly, quarterly, semi-annually or annually. The Fund may use interest rate swaps and other investment practices to shorten the effective interest rate adjustment period of floating rate senior loans or to adjust the overall interest rate exposure of the Fund.

When interest rates rise, the values of fixed-rate income instruments generally decline. When interest rates fall, the values of fixed-rate income instruments generally increase. The prices of floating rate senior loans tend to have less fluctuation in response to changes in interest rates, but will have some fluctuation, particularly when the next interest rate adjustment on such security is further away in time or adjustments are limited

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in amount over time. For floating rate senior loans, interest payable to the Fund from its investments in senior loans should increase as short-term interest rates increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in senior loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates.

Senior loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurance that the liquidation of any collateral securing a senior loan would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy or insolvency of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. The collateral securing a senior loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a Borrower.

Senior loans may not be rated by a rating agency. The amount of public information available with respect to senior loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the senior loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. In the event senior loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower.

The floating or variable rate feature of most senior loans is a significant difference from typical fixed-income investments that carry significant interest rate risk. To the extent the Fund invests in variable rate senior loans, the Fund can normally be expected to have less significant interest rate-related fluctuations in its NAV per share than investment companies investing primarily in fixed-income instruments (other than money market funds and some short-term bond funds). When interest rates decline, the value of a fixed-income portfolio can normally be expected to rise. Conversely, when interest rates rise, the value of a fixed-income portfolio can normally be expected to decline. Although the income available to the Fund will vary, the Adviser expects the Fund’s policy of acquiring interests in floating rate senior loans may reduce fluctuations in NAV of the Fund resulting from changes in market interest rates. However, because floating or variable rates on senior loans only reset periodically, changes in prevailing interest rates can be expected to cause some fluctuations in the Fund’s NAV. Similarly, a sudden and significant increase in market interest rates may cause a decline in the Fund’s NAV. A material decline in the Fund’s NAV may impair the Fund’s ability to maintain required levels of asset coverage. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of senior loans and other debt obligations, impairing the Fund’s NAV.

The Fund may purchase and retain in its portfolio senior loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a senior loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a senior loan.

The Adviser may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Adviser will use the fair value method to value senior loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

Subordinated and Unsecured or Partially Secured Loans

Unsecured loans or subordinated loans are made by public and private corporations and other non-governmental entities and issuers for a variety of purposes. Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including senior loans and other secured loans. Unsecured loans may have fixed or adjustable floating rate interest payments.

Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to senior loans and other secured loans discussed above. In addition, unsecured loans of below investment grade quality share many of the risk characteristics of non-investment grade bonds. As in the case of secured loans, the Fund may purchase interests in unsecured loans through assignments or participations. Unsecured loans are subject to the same risks associated with investment in senior loans and other secured loans and non-investment grade bonds. However, because unsecured loans rank lower in right of payment to any secured obligations of the borrower, they may be subject to additional risk that the cash flow of the borrower and available assets may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans are also expected to have greater price volatility than secured loans and may be less liquid.

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Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same borrower.

Mezzanine Securities

The Fund may invest in certain lower grade securities known as “mezzanine securities,” which are subordinated debt securities that are generally issued in private placements in connection with an equity security (e.g., with attached warrants) or may be convertible into equity securities. Mezzanine securities may be issued with or without registration rights. Similar to other lower grade securities, maturities of mezzanine securities are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine securities are usually unsecured and subordinated to other obligations of the issuer.

Fixed-Income Instruments

The Fund may invest in fixed-income instruments, such as high-yield corporate debt securities, or bonds, or U.S. government debt securities. The issuer of a fixed-income instrument pays the investor a fixed- or variable-rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date. Holders of fixed-income bonds, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the issuer for the principal and interest due them and may have a prior claim over other creditors but would be subordinate to any existing secured lenders with higher priority in the issuer’s capital structure. Fixed-income instruments may be secured or unsecured. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond, especially a fixed-rate bond, will generally rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate fixed-income instruments usually yield more than government or agency bonds due to the presence of credit risk.

Business Development Companies

Under normal circumstances, the Fund may invest up to 35% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in BDCs. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. Non-Traded BDCs are illiquid and it may not be possible to redeem shares or to do so without paying a substantial penalty. Public BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets.

The market value of BDC shares and the ability of BDCs to distribute income may be adversely affected by numerous factors, including rising interest rates, changes in the national, state and local economic climate and debt market conditions, adverse changes in governmental rules and fiscal policies, and other factors beyond the control of the issuers. In addition, distributions received by the Fund from BDCs may consist of dividends, capital gains and/or return of capital.

The Fund invests in Public BDCs by purchasing their common stock, preferred stock, debt and/or warrants. The Fund’s investments in Non-Traded BDCs may be made at their offering prices, their NAV or through the purchase of such shares at a discount on the secondary market. The Fund’s investments in Non-Traded BDCs will be typically made through the purchase of common stock and preferred stock.

Dividends paid by BDCs will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. See “U.S. Federal Income Tax Matters.”

Closed-End Funds

Subject to the Fund’s investment restrictions, the Fund may invest its assets in “closed-end” investment companies (or “closed-end funds”) that invest primarily in fixed-income and fixed-income related securities. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as “NASDAQ”) and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open end investment company, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

Open End Funds (Mutual Funds)

Subject to the Fund’s investment restrictions, the Fund may invest in open end investment companies, commonly known as mutual funds. The Fund may invest in mutual funds that invest primarily in fixed-income and fixed-income related securities.

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Exchange Traded Funds

The Fund may invest its assets in ETFs that invest primarily in fixed-income and fixed-income related securities. ETFs are typically passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, some ETFs are unit investment trusts, which are unmanaged portfolios overseen by trustees and some ETFs may be grantor trusts.

An ETF typically holds a portfolio of securities or contracts designed to track a particular market segment or index. ETFs generally have two markets. The primary market is where institutions swap “creation units” in block-multiples of, for example, 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from mutual funds that are traded after hours once the NAV is calculated. ETFs share many similar risks with mutual funds and closed-end funds.

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium in market price if there is a limited market in such shares. Investments in ETFs are subject to brokerage and other trading costs, which could result in greater expenses to the Fund. ETFs also are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, your cost of investing in the Fund will be higher than the cost of investing directly in ETFs and may be higher than other funds that invest exclusively in stocks and bonds. You will indirectly bear fees and expenses charged by the ETFs in addition to the Fund’s direct fees and expenses. Finally, because the value of ETF shares depends on the demand in the market, the Adviser may not be able to liquidate the Fund’s holdings at the most optimal time, adversely affecting the Fund’s performance.

Index Funds

An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index. Most Index Funds are not actively managed and generally provide broad market exposure, low operating expenses and low portfolio turnover.

Private Investment Funds

Private Investment Funds are funds managed by institutional asset managers with expertise in managing portfolios of fixed-income and fixed-income related securities. Private Investment Funds are exempt from registration under the 1940 Act. Many Private Investment Funds require large minimum investments and impose stringent investor qualification criteria intended to limit their direct investors mainly to institutions such as endowments and pension funds.

Under normal circumstances, the Fund may invest up to 50% of the Fund’s assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds. The Fund’s typical investments in Private Investment Funds will be made through the purchase of common stock or limited partnership or membership interests in such funds.

The Fund may invest a portion of its assets (defined as net assets plus borrowing for investment purposes) in Private Investment Funds that are commonly known as hedge funds or private equity funds, which (i) based on their investment activities, meet the definition of “investment company” found in Section 3(a) of the 1940 Act; and (ii) do not qualify for any exemption from such definition other than that provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Collateralized Debt Obligations

A CDO is a form of securitization vehicle that issues debt securities in several tranches with different levels of seniority. The most senior tranche generally will attract the highest investment-grade rating (AAA by S&P, Aaa by Moody’s and/or AAA by Fitch), with the more junior, subordinated tranches attracting successively lower ratings. The most junior, unrated tranche of securities issued by a CDO generally will be entitled to residual cash flows that remain after payment or interest and principal on more senior tranches.

CDOs may be collateralized by a range of financial assets. CDOs collateralized primarily by corporate loans, generally to non-investment grade and middle market borrowers, are referred to as CLOs. See “Portfolio Investments—Collateralized Loan Obligations” for further discussion of CLOs. Other forms include CDOs, CBOs, trust preferred securities issued by banks and insurance companies (TruPS CDOs), and other forms of asset-backed securities (ABS CDOs).

Cash flows in a CDO are split into two or more tranches, varying in risk and yield. Normally, CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid securities. CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) the Fund is likely to invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations

A CLO is a financing company (generally called a special purpose vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically secured loans, the assets may also include (i) unsecured loans, (ii) debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in secured loans. The Fund may invest in lower tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest

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than more senior tranches of the CLO. In addition, the Fund intends to invest in CLOs consisting primarily of individual secured loans of Borrowers and not repackaged CLO obligations from other high risk pools, although the Fund does intend to invest in some repackaged CLO obligations. The underlying secured loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Fund’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Asset-Backed Securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present.

The Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that the Fund invests in asset-backed securities, the values of the Fund’s portfolio securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a complete investment program. Before investing in the Fund you should consider carefully the following risks the Fund faces, together with the other information contained in the prospectus. If any of these risks discussed in this prospectus occurs, the Fund’s results of operations could be materially and adversely effective. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Closed-End Structure Risk

The Fund is a closed-end investment company. It is designed for long-term investors and not as a trading vehicle.

Investment Risk

An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to his, her or its investment objectives and personal situation and (ii) consider factors such as his, her or its personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s shares represents an indirect investment in the portfolio of loans and fixed-income instruments, short positions and other securities and derivative instruments owned by the Fund, and the value of these securities and instruments may fluctuate, sometimes rapidly and unpredictably, and such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in the Fund’s shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

Market Risk

The Fund may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which it invests or operates, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Adviser’s control and could adversely affect the liquidity and value of the Fund’s investments, and may reduce the ability of the Fund to make attractive new investments.

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In particular, economic and financial market conditions began to significantly deteriorate around 2007 as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. The U.S. economy has experienced and continues to experience relatively high levels of unemployment and constrained lending. Although certain financial markets have shown some recent signs of the improvement, to the extent economic conditions experienced over the last five years continue, they may adversely impact the investments of the Fund. Low interest rates related to monetary stimulus and economic stagnation may also negatively impact expected returns on investments in such an environment. Trends and historical events do not imply, forecast or predict future events and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

The Fund may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

The Fund may be susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and investor perceptions change. These investor perceptions are based on various and unpredictable factors including: expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; local, regional or global events such as acts of terrorism or war, including Russia’s ongoing invasion of Ukraine; and global or regional political, economic, public health, and banking crises. The impact of epidemics or pandemics in the future could adversely affect Fund performance. As a result, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns.

Debt Securities Risk

When the Fund invests in debt securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Fixed-Income Instruments Risk

The Fund invests in loans and other types of fixed-income instruments and securities. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall, and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The obligor of a fixed-income instrument may not be able or willing to pay interest or to repay principal when due in accordance with the terms of the associated agreement. An obligor’s willingness and ability to pay interest or to repay principal due in a timely manner may be affected by, among other factors, its cash flow. Commercial bank lenders may be able to contest payments to the holders of other debt obligations of the same obligor in the event of default under their commercial bank loan agreements. See also “Risks Factors—Credit Risk.”

The Fund invests in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which the Fund participates may have different and sometimes superior rights to those of the Fund. Where the Fund invests as a sub-participant in syndicated debt, it may be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, the Fund will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that the Fund enters into such an investment, there can be no assurance that its ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, the Fund will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks may be borne by the Fund.

The Fund may invest in debtor-in-possession financings. In such investments there is a risk that the underlying borrower may not successfully come out of Chapter 11 proceedings and may be forced to liquidate its assets in which case the Fund’s only recourse will be against the security provided by the borrower (which may not be sufficient to cover related losses).

Senior Loans Risk

Senior loans hold the most senior position in the capital structure of a Borrower. Senior loans in most circumstances are fully collateralized by assets of the Borrower. Thus, they are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. Substantial increases in interest rates may cause an increase in loan defaults as Borrowers may lack

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resources to meet higher debt service requirements. The value of the Fund’s assets may also be affected by other uncertainties such as economic developments affecting the market for senior secured term loans or affecting Borrowers generally. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated. First lien loans may also include unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche.

Senior loans usually include restrictive covenants, which must be maintained by the Borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans upon demand by the Borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the Borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Senior loans typically will be secured by pledges of collateral from the Borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in senior loans that are secured only by stock of the Borrower or its subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Senior loans generally are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most senior loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. No active trading market may exist for some senior loans, and some senior loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its senior loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of senior loans, the Fund’s yield may be lower. See “Below Investment Grade Instruments Risk.”

If legislation or government regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of senior loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default.

If legislation or government regulations require financial institutions to increase their capital requirements, this may cause financial institutions to dispose of senior loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a senior loan at a time when a financial institution is engaging in such a sale, the price the Fund could get for the senior loan may be adversely affected.

The Fund may acquire senior loans through assignments or participations. The Fund will typically acquire senior loans through assignment and may elevate a participation interest into an assignment as soon as practicably possible. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution offering the participation, not with the Borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions.

In the atypical situation when the Fund must acquire a senior loan through a participation, the Fund faces credit risk and counterparty risk. To mitigate such risks, the Adviser has adopted best execution procedures and guidelines, under which the Adviser has established a best execution committee that regularly reviews each broker-dealer counterparty for, among other things, its quality and the quality of its execution. The established procedures and guidelines require trades to be placed for execution only with broker-dealer counterparties approved by the best execution committee of the Adviser. The factors considered by the committee when selecting and approving brokers and dealers include, but are not limited to: (i) quality, accuracy, and timeliness of execution, (ii) review of the reputation, financial strength and stability of the financial institution, (iii) willingness and ability of the counterparty to commit capital, (iv) ongoing reliability and (v) access to underwritten offerings and secondary markets. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Fund will not be able to conduct the due diligence on the Borrower or the quality of the senior loan with respect to which it is buying a participation that the Fund would otherwise conduct if it were investing directly in the senior loan, which may result in the Fund being exposed to greater credit or fraud risk with respect to the Borrower or the senior loan than the Fund expected when initially purchasing the participation.

Subordinated and Unsecured or Partially Secured Loans Risk

The Fund may invest in unsecured loans and secured subordinated loans, including second and lower lien loans. Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. The priority of the collateral claims of third or lower lien loans ranks below holders of second lien loans and so on. Such junior loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured or partially secured status, such loans involve a higher degree of overall risk than senior loans of the same Borrower.

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Leverage Risk

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of preferred shares or notes and leverage attributable to reverse repurchase agreements, dollar rolls or similar transactions. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The use of leverage, such as borrowing money to purchase securities, will cause the Fund (or a Public Investment Fund or Private Investment Fund in which the Fund has invested) to incur additional expenses and significantly magnify the Fund’s losses in the event of underperformance of the Fund’s (or Public Investment Fund’s or Private Investment Fund’s) underlying investments.

The Fund may add financial leverage to its portfolio representing up to approximately 33% of the Fund’s assets (including the assets subject to, and obtained with the proceeds of, the leveraging activity).

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions, together with any other senior securities representing indebtedness, to 33 1/3% of the Fund’s assets at the time utilized. In addition, the 1940 Act limits the extent to which the Fund may issue preferred shares to 50% of the Fund’s assets (less the Fund’s obligations under senior securities representing indebtedness). “Covered” reverse repurchase agreements, dollar rolls, swaps, futures and forward contracts, options and other derivative transactions will not be counted against the foregoing limits under the 1940 Act. The Fund will “cover” its derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to the transaction; otherwise, this transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

Use of leverage creates an opportunity for increased income and return for shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage may magnify interest rate risk, which is the risk that the prices of portfolio securities will fall (or rise) if market interest rates for those types of securities rise (or fall). As a result, leverage may cause greater changes in the Fund’s NAV, which will be borne entirely by the Fund’s shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more NRSROs and/or credit facility lenders as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objectives and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes it issues or credit facility it enters into would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Trustees and shareholders to change fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred shares and notes) will be borne entirely by the Fund and, in turn, the shareholders and consequently will result in a reduction of the NAV of the shares. To monitor this issue, the Board of Trustees intends to periodically review the Fund’s use of leverage, including its impact on Fund performance. See “Conflicts of Interest.”

The Fund may also offset derivative positions against one another or against other assets to manage the effective market exposure resulting from derivatives in its portfolio. In addition, to the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged. The Fund’s use of leverage could create the opportunity for a higher return for shareholders but would also result in special risks for shareholders and can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, the return on the shares will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, the return on the shares will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for shareholders, including:

●	the likelihood of greater volatility of NAV and market price of the shares than a comparable portfolio without leverage;

●

the risk that fluctuations in interest rates on borrowings and short-term debt or in the dividend rates on any preferred shares that the Fund may pay will reduce the return to the shareholders or will result in fluctuations in the dividends paid on the shares;

●

the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the shares; and

●	when the Fund uses certain types of leverage, the investment advisory fee payable to the Adviser will be higher than if the Fund did not use leverage.

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The Fund may continue to use leverage if the benefits to the Fund’s shareholders of maintaining the leveraged position are believed to outweigh the risks above.

Interest Rate Risk

The Fund is subject to financial market risks, including changes in interest rates. Because the Fund uses debt to finance investments, its net investment income depends, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which it invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on its net investment income. In periods of rising interest rates when the Fund has debt outstanding, the cost of funds will increase, which could reduce net investment income. An increase in interest rates would make it easier for the Fund to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Fund—Investment Adviser.”

In the event of a significant rising interest rate environment, the Fund’s issuers with adjustable-rate loans could see their payments increase and there may be a significant increase in the number of the Fund’s issuers that are unable or unwilling to pay interest and repay their loans. Investments in companies with adjustable-rate loans may also decline in value in response to rising interest rates if the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, the Fund’s investments with fixed rates may decline in value because the fixed coupon rate is below market yield.

The Fund may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit the Fund’s ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on the Fund’s business, financial condition and results of operations.

SOFR Risk

The Fund may invest in securities that have floating or variable rate calculations for payment obligations or financing terms based on the Secured Overnight Financing Rate (“SOFR”). SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume- weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”). LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three- month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Public Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Public Investment Fund managers and selected strategies, the adherence by such Public Investment Fund managers to such selected strategies, the instruments used by such Public Investment Fund managers and the Adviser’s ability to select Public Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: (1) asset-based fees, incentive allocations or fees, and expenses at the Fund level, and (2) asset-based fees, incentive allocations or fees, and expenses at the Public Investment Fund level.

The Fund is subject to Public Investment Funds that are subject to, the risks associated with legal and regulatory changes applicable to financial institutions generally or to Public Investment Funds in particular. The Fund may not be able to invest in certain Public Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Public Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Public Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Public Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

Public Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Public Investment Fund manager may invest the Public Investment Fund‘s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in a Public Investment Fund that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Public Investment Fund manager may focus on a particular industry, which would subject the Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of industries. A Public Investment Fund manager may focus on a particular country or geographic region, which may subject a Public Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broad range of geographic regions.

A Public Investment Fund manager may use derivatives for speculative or hedging purposes. A Public Investment Fund manager may have limited operating history upon which to evaluate their performance. A Public Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Public Investment Fund. A Public Investment Fund manager may sell short securities held by a Public Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that a Public Investment Fund’s short selling activities may be adversely affect by regulatory restrictions that may be imposed at any time. A

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Public Investment Fund manager may invest the Public Investment Fund’s assets without limitation in restricted and illiquid securities. A Public Investment Fund manager may invest the Public Investment Fund’s assets in equity securities without limitation as to market capitalization. A Public Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

BDC Risk

BDCs carry risks similar to those of a private equity or venture capital fund. The securities of a BDC are not redeemable at the option of the shareholder and they may trade in the market at a discount to their NAV. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by its board of directors which may create uncertainty as to the value of the BDC’s investments.

Non-Traded BDC Risk

Non-Traded BDCs are subject to the following risks in addition to those described in “BDC Risk.” Non-Traded BDCs are subject to significant commissions, expenses, and offering and organizational costs that reduce the value of an investor’s (including the Fund’s) investment. Non-Traded BDCs are not liquid, and investments in Non-Traded BDCs may not be accessible for an extended period of time. Redemption programs offered by Non-Traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually, limits on the amounts and sources of funds that may be used to fund redemptions and the ability of the Non-Traded BDC to suspend or terminate the program at its discretion. There is no guarantee of any specific return on the principal amount or the repayment of all or a portion of the principal amount invested in Non-Traded BDCs. In addition, there is no guarantee that investors (including the Fund) will receive a distribution from a Non-Traded BDC. Distributions from Non-Traded BDCs may be derived from the proceeds of the offering, from borrowings, or from the sale of assets. Payments of distributions from sources other than cash flow from operations will decrease or diminish an investor’s interest. Dividends paid by Non-Traded BDCs may vary based on economic risks, geopolitical risks, changes in the credit market, performance of the Non-Traded BDC, regulatory changes, and key personnel changes. Distributions from Non-Traded BDCs can be suspended for a period of time or halted altogether.

Exchange-Traded Funds Risk

The Fund may invest in ETFs. Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds. Trading in shares of ETFs may be halted due to market conditions or other reasons, based on the policies of the exchange upon which the ETF trades. ETF shares may trade at a premium or discount to their NAV because the supply and demand in the market for ETF shares at any point in time may not be identical to the supply and demand in the market for the underlying securities. Some ETFs are highly leveraged and therefore would subject the Fund to the additional risks associated with leverage. See “Risk Factors—Leverage Risk.” In addition, the Fund may bear, along with other shareholders of an ETF, its pro rata portion of the ETF’s expenses, including management fees. Accordingly, in addition to bearing their proportionate share of the Fund’s expenses, shareholders may also indirectly bear similar expenses of an ETF. Transactions by the Fund in shares of ETFs are also subject to brokerage costs, resulting in greater expenses to the Fund.

Index-tracking ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they seek to track because the total return of the index component securities will be reduced by the ETF’s total operating expenses and transaction costs incurred.

Private Investment Funds Risk

The Fund’s performance depends in part upon the performance of the Private Investment Fund managers and selected strategies, the adherence by such Private Investment Fund managers to such selected strategies, the instruments used by such Private Investment Fund managers and the Adviser’s ability to select Private Investment Fund managers and strategies and effectively allocate Fund assets among them. Fund shareholders will bear two layers of fees and expenses: asset-based fees, incentive fees and allocations, and expenses at the Fund level, and asset-based fees, incentive fees and allocations, and expenses at the Private Investment Fund level.

The Private Investment Funds in which the Fund invests are subject to risks associated with legal and regulatory changes applicable to financial institutions generally and to Private Investment Funds in particular. The Fund may not be able to invest in certain Private Investment Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to a Private Investment Fund that has been identified as an attractive opportunity. The Fund’s investments in certain Private Investment Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment. The Fund may invest indirectly a substantial portion of its assets in Private Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Many of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. The Fund, upon its redemption of all or a portion of its interest in a Private Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of.

The Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by certain Private Investment Funds. To fund such capital calls, the Fund may maintain a sizeable cash position, which may result in lower returns. If the Fund does not maintain a sufficient cash position to fund capital calls, it may face the potential inability to fund capital contributions. Any failure by the Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) indirectly cause the Fund to be subject to certain penalties from the Private Investment Fund (including the forfeiture of a portion of the Fund’s capital contribution to such Private Investment Fund), or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

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Private Investment Fund returns may exhibit greater correlations among each other or with fixed-income or equity indices than anticipated by the Adviser, particularly during times of general market turmoil. A Private Investment Fund manager may invest the Private Investment Fund’s assets in securities of non-U.S. issuers, including those in emerging markets, and the Fund’s assets may be invested in Private Investment Funds that may be denominated in non-U.S. currencies, thereby exposing the Fund to various risks that may not be applicable to U.S. securities. A Private Investment Fund manager may focus primarily on a particular industry, which would subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. A Private Investment Fund manager may focus on a particular country or geographic region, which may subject the Private Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. A Private Investment Fund manager may use derivatives for speculative or hedging purposes. A Private Investment Fund may incur leverage for investment or other purposes, which may increase the volatility of the Private Investment Fund. A Private Investment Fund manager may sell short securities held by the Private Investment Fund, which presents the risk of unlimited loss because of increases in the market price of the security sold short, and the risk that the Private Investment Fund’s short selling activities may be adversely affected by regulatory restrictions that may be imposed at any time. A Private Investment Fund manager may change the Private Investment Fund’s investment strategies at any time (subject to any required notification and/or consent provisions set forth in the Private Investment Fund’s governing documents). A Private Investment Fund manager may invest the Private Investment Fund’s assets without limitation in restricted and illiquid securities. A Private Investment Fund manager may invest the Private Investment Fund’s assets in equity securities without limitation as to market capitalization. A Private Investment Fund may invest in equity securities issued by smaller capitalization companies, including micro-cap companies, the prices of which may be subject to erratic market movements.

Private Investment Funds are not publicly traded and therefore are not liquid investments. Please see “Liquidity Risk” for a description of risks associated with illiquid securities. As a result, the Fund may consider information provided by the Private Investment Fund manager to determine the value of the Fund’s investment in the Private Investment Fund. The valuation provided by the Private Investment Fund manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. The Fund’s Valuation Committee will use reasonable due diligence to value securities and may also consider information provided by the Private Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Valuation Committee’s ability to value accurately the Fund’s shares. Private Investment Funds that invest primarily in publicly traded securities are more easily valued.

In addition to valuation risk, an investor in a Private Investment Fund (including the Fund) is not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, may not require shareholder approval of advisory contracts, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. As a result, Private Investment Funds may make significant use of leverage, which has the potential to magnify losses versus funds that do not employ leverage. Please see “Leverage Risk” above for a description of risks associated with the use of leverage. Additionally, Private Investment Fund managers may have limited operating histories upon which to evaluate their performance, and some Private Investment Fund managers may not be registered under the Advisers Act. Further, Private Investment Fund managers may charge investors (such as the Fund) asset-based fees and incentive allocations or fees of as much as 20% of a Private Investment Fund’s net profits (or more in certain limited circumstances), which may create incentives for Private Investment Fund managers to make investments that are riskier or more speculative than in the absence of these fees. These characteristics present additional risks, including the possibility of total risk of loss, for shareholders.

Structured Products Risk

The Fund may invest in CDOs and other structured products, consisting of CBOs, CLOs and credit-linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs and credit-linked notes are typically privately offered and sold.

CLO Risk

In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

CLO equity and junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO equity and junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs and structured notes. See “Tax Status” in the Fund’s SAI.

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Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.

Mezzanine Securities Risk

Most of the Fund’s mezzanine securities and other investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. While the securities and other investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking ahead of the investments and may benefit from cross-default provisions and security over the portfolio company’s assets, some or all of such terms may not be part of particular investments. Mezzanine securities and other investments generally are subject to various risks including, without limitation: (i) a subsequent characterization of an investment as a “fraudulent conveyance”; (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (iii) equitable subordination claims by other creditors; (iv) so-called “lender liability” claims by the issuer of the obligations; and (v) environmental liabilities that may arise with respect to collateral securing the obligations.

Below Investment Grade Instruments Risk

The Fund may invest in debt securities and instruments that are rated below investment grade by recognized rating agencies or will be unrated and face ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. Such securities and instruments are generally not exchange-traded and, as a result, trade in the over-the-counter (“OTC”) marketplace, which is less transparent than the exchange-traded marketplace. In addition, the Fund may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. The Fund’s investments in below investment grade instruments expose it to a substantial degree of credit risk and interest rate risk. The market for high yield securities has recently experienced periods of significant volatility and reduced liquidity. The market values of certain of these lower-rated and unrated debt investments tend to reflect individual corporate developments to a greater extent and tend to be more sensitive to economic conditions than those of higher-rated investments, which react primarily to fluctuations in the general level of interest rates. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Major economic recessions such as those recently (and in some cases, currently) experienced globally may disrupt severely the market for such securities, and may have an adverse impact on the value of such securities and the ability of the issuers of such securities to repay principal and interest thereon, thereby increasing the incidence of default of such securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Derivatives Risk

The Fund’s derivative investments have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party (or counterparty) to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Fund.

Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. Furthermore, the ability to successfully use derivative investments depends on the ability of the Adviser to predict pertinent market movements, which cannot be assured. Thus, the use of derivative investments to generate income, for hedging, for currency or interest rate management or other purposes may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices below or above the current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise want to sell. In addition, there may be situations in which the Adviser elects not to use derivative investments that result in losses greater than if they had been used. Amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

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OTC derivatives may be more difficult to purchase, sell or value than other investments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. OTC derivatives that are not cleared are also subject to counterparty risk, which is the risk that the other party to the contract will not fulfill its contractual obligation to complete the transaction with the Fund. If a counterparty were to default on its obligations, the Fund’s contractual remedies against such counterparty may be subject to bankruptcy and insolvency laws, which could affect the Fund’s rights as a creditor (e.g., the Fund may not receive the net amount of payments that it is contractually entitled to receive). In addition, the use of certain derivatives may cause the Fund to realize higher amounts of income or short-term capital gains (generally taxed at ordinary income tax rates).

The derivatives markets have become subject to comprehensive statutes, regulations and margin requirements. In particular, in the United States the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulates the OTC derivatives market by, among other things, requiring many derivative transactions to be cleared and traded on an exchange, expanding entity registration requirements, imposing business conduct requirements on dealers and requiring banks to move some derivatives trading units to a non-guaranteed affiliate separate from the deposit-taking bank or divest them altogether. Rulemaking proposed or implemented under the Dodd-Frank Act could potentially limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change availability of certain investments.

The Fund’s investments in regulated derivatives instruments, such as swaps, futures and options, may be subject to maximum position limits established by the U.S. Commodity Futures Trading Commission (the “CFTC”) and U.S. and foreign futures exchanges. Under the exchange rules all accounts owned or managed by advisers, such as the Adviser, their principals and affiliates generally are combined for position limit purposes. In order to comply with the position limits established by the CFTC and the relevant exchanges, the Adviser may in the future reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. A violation of position limits by the Adviser could lead to regulatory action resulting in mandatory liquidation of certain positions held by the Adviser on behalf of the Fund. There can be no assurance that the Adviser will liquidate positions held on behalf of all the Adviser’s accounts in a proportionate manner or at favorable prices, which may result in substantial losses to the Fund. Such policies could affect the nature and extent of derivatives use by the Fund.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income instrument. Generally, the amount of the premium decreases as the convertible security approaches maturity. Although under normal market conditions longer-term convertible debt securities have greater yields than do shorter-term convertible debt securities of similar quality, they are subject to greater price fluctuations.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objectives.

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When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future) in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return of the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Risk of Investments in Equity Securities or Warrants Incidental to Investments in Loans and Fixed-Income Instruments

From time to time, the Fund also may invest in or hold common stock and other equity securities or warrants incidental to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a Borrower or issuer. Investments in equity securities incidental to investments in loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of a company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock. These risks may increase fluctuations in the Fund’s NAV. The Fund frequently may possess material non-public information about a Borrower or issuer as a result of its ownership of a loan or fixed-income instrument of a Borrower or issuer. Because of prohibitions on trading securities while in possession of material non-public information, the Fund might be unable to enter into a transaction in a security of the Borrower or issuer when it would otherwise be advantageous to do so.

Medium- and Small-Capitalization Company Risk

Many of the issuers of securities in which the Fund may invest are medium- or small-capitalization companies which may be newly formed or have limited product lines, distribution channels and financial and managerial resources. The risks associated with those investments are generally greater than those associated with investments in the securities of larger, more established companies. This may cause the Fund’s NAV to be more volatile when compared to investment companies that focus only on large capitalization companies.

Generally, securities of medium- and small-capitalization companies are more likely to experience sharper swings in market value, less liquid markets in which it may be more difficult for the Adviser to sell at times and at prices that the Adviser believes appropriate and generally are more volatile than those of larger companies. Compared to large companies, smaller companies are more likely to have (i) less information publicly available, (ii) more limited product lines or markets and less mature businesses, (iii) fewer capital resources, (iv) more limited management depth and (v) shorter operating histories. Further, the equity securities of smaller companies are often traded over the counter and generally experience a lower trading volume than is typical for securities that are traded on a national securities exchange. Consequently, the Fund may be required to dispose of these securities over a larger period of time (and potentially at less favorable prices) than would be the case for securities of larger companies, offering greater potential for gains and losses and associated tax consequences.

Credit Risk

The Fund’s debt investments will be subject to the risk of non-payment of scheduled interest or principal by the Borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Although the Fund may invest in investments that the Adviser believes are secured by specific collateral, the value of which may exceed the principal amount of the investments at the time of initial investment, there can be no assurance that the liquidation of any such collateral would satisfy the Borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Fund. The Fund may also invest in high yield instruments and other unsecured investments, each of which involves a higher degree of risk than senior loans. The Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of more senior creditors. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In this case, a portfolio company’s ability to repay the principal of an investment may be dependent upon a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or an economic downturn. As a result, companies that the Fund expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

Inflation/Deflation Risk

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the shares and distributions on the shares can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

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Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Prepayment Risk

Prepayment risk occurs when a debt investment held by the Fund can be repaid in whole or in part prior to its maturity. The amount of prepayable obligations in which the Fund invests from time to time may be affected by general business conditions, market interest rates, borrowers’ financial conditions and competitive conditions among lenders. In a period of declining interest rates, borrowers may prepay investments more quickly than anticipated, reducing the yield to maturity and the average life of the relevant investment. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases the relevant investment at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such investments at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which may be taxable as ordinary income to shareholders. In a period of rising interest rates, prepayments of investments may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change an investment that was considered short- or intermediate-term at the time of purchase into a longer-term investment. Since the value of longer-term investments generally fluctuates more widely in response to changes in interest rates than shorter-term investments, maturity extension risk could increase the volatility of the Fund. When interest rates decline, the value of an investment with prepayment features may not increase as much as that of other fixed-income instruments, and, as noted above, changes in market rates of interest may accelerate or delay prepayments and thus affect maturities.

Regulatory Risk—Regulation as a Commodity Pool

The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” with respect to the Fund pursuant to Regulation 4.5 promulgated by the CFTC under the Commodity Exchange Act (the “CEA”). The Adviser will be limited in its ability to use futures or options on futures or engage in swaps transactions on behalf of the Fund as a result of claiming the exclusion. In the event the Adviser fails to qualify for the exclusion and is required to register as a “commodity pool operator,” the Adviser will become subject to additional disclosure, recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

Counterparty Risk

Certain Fund investments will be exposed to the credit risk of the counterparties with which, or the dealers, brokers and exchanges through which, the Fund deals, whether in exchange-traded or OTC transactions. The Fund may be subject to the risk of loss of Fund assets on deposit or being settled or cleared with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Fund, the bankruptcy of an exchange clearing house or the bankruptcy of any other counterparty. In the case of any such bankruptcy, the Fund might recover, even in respect of property specifically traceable to the Fund, only a pro rata share of all property available for distribution to all of the counterparty’s customers and counterparties. Such an amount may be less than the amounts owed to the Fund. Such events would have an adverse effect on the NAV of the Fund. Certain counterparties may have general custody of, or title to, the Fund’s assets (including, without limitation the Custodian). The failure of any such counterparty may result in adverse consequences to the NAV of the Fund.

The Fund’s investments may be structured through the use of OTC options and swaps or other indirect investment transactions. Such transactions may be entered into with a small number of counterparties resulting in a concentration of counterparty risk. The exercise of counterparty rights under such arrangements, including forced sales of securities, may have a significant adverse impact on the Fund and its NAV.

Lender Liability Risk

A number of U.S. judicial decisions have upheld judgments obtained by Borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the Borrower or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control a Borrower to the detriment of other creditors of such Borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser may hold equity or other interests in obligors of the Fund, the Fund could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

Special Situations and Distressed Investments

The Fund seeks to invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company.

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In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.

U.S. Government Debt Securities Risk

U.S. government debt securities generally do not involve the credit risks associated with investments in other types of debt securities, although, as a result, the yields available from U.S. government debt securities are generally lower than the yields available from other securities. Like other debt securities, however, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. Since the magnitude of these fluctuations will generally be greater at times when the Fund’s average maturity is longer, under certain market conditions the Fund may, for temporary defensive purposes, accept lower current income from short-term investments rather than investing in higher yielding long-term securities.

Foreign Investment Risk

Investing in foreign securities typically involves more risks than investing in U.S. securities. Investment in foreign securities carries risks associated with:

●	political and economic developments - the political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S.;

●	trading practices - government supervision and regulation of foreign securities and currency markets, trading systems and brokers may be less than in the U.S.;

●	availability of information - foreign issuers may not be subject to the same disclosure, accounting and financial reporting standards and practices as U.S. issuers;

●	limited markets - the securities of certain foreign issuers may be less liquid (harder to sell) and more volatile; and

●	currency exchange rate fluctuations and policies.

The risks of foreign investments may be greater in developing or emerging market countries.

Liquidity Risk

The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There is currently no secondary market for the shares and the Fund expects that no secondary market will develop. Liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer.

The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. The Fund may invest without limit in securities that, at the time of investment, are illiquid. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase these securities.

The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. In order to dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquiror of the securities. In either case, the Fund would bear market risks during that period.

Some loans and fixed-income instruments are not readily marketable and may be subject to restrictions on resale. Loans and fixed-income instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the loans and fixed-income instruments in which the Fund will invest. Where a secondary market exists, the market for some loans and fixed-income instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, events occurring subsequent to an investment by the Fund, including, for example, withdrawals, changes in market, political or other relevant circumstances, may cause some loans and fixed-income instruments that were liquid at the time of acquisition to become illiquid or otherwise cause the Fund’s concentration in illiquid investments to increase.

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Issuer Risk

The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Management Risk

The Fund’s NAV changes daily based on the performance of the securities and derivatives in which it invests. The Adviser’s judgments about the attractiveness, value and potential appreciation of particular asset classes and securities in which the Fund invests (directly or indirectly) may prove to be incorrect and may not produce the desired results. Additionally, the Adviser’s judgments about the potential performance of a Private Investment Fund or a Public Investment Fund may also prove incorrect and may not produce the desired results.

Dependence on Key Personnel Risk

The Adviser depends on the efforts, skills, reputations and business contacts of its key personnel, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by the Adviser’s professionals. The loss of the services of any of them could have a material adverse effect on the Fund and could harm the Adviser’s ability to manage the Fund.

The Adviser’s principals and other key personnel possess substantial experience and expertise and have strong business relationships with members of the business community. The loss of these personnel could jeopardize the Adviser’s relationships with members of the business community and could result in fewer investment opportunities for the Fund. For example, if any of the Adviser’s principals were to join or form a competing firm, the Fund’s results and financial condition could suffer.

Conflicts of Interest Risk

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) manage the assets of and/or provide advice to individual accounts, as well as to the Fund. The Fund has no interest in the activities of the Adviser’s other clients. In addition, the Adviser and its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment funds, private investment companies or other investment vehicles in which the Fund will have no interest. However, there are no affiliations or arrangements between the Adviser’s or its affiliates’ clients, the Private Investment Funds and Public Investment Funds in which the Fund invests and the asset managers to such Private Investment Funds and Public Investment Funds.

The Adviser (and its affiliates) and the Portfolio Managers (and the portfolio managers for clients managed by affiliates of the Adviser) will experience conflicts of interest in connection with the management of the Fund relating to the allocation of the Adviser’s time and resources between the Fund and other investment activities; the allocation of investment opportunities by the Adviser and its affiliates (including client accounts managed by affiliates of the Adviser); compensation to the Adviser; services that may be provided by the Adviser, its investment professionals and its affiliates to issuers in which the Fund invests; investment by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Adviser or its affiliates; differing recommendations given by the Adviser to the Fund versus other clients of the Adviser and its affiliates; the Adviser’s use of information gained from issuers in the Fund’s portfolio investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of non-public information with respect to potential investments by the Fund. The Adviser and/or its affiliates may from time to time obtain non-public information regarding certain issuers or other investment opportunities, which information may be material. As a result of the federal and state securities laws’ prohibition on trading on the basis of material non-public information, the Fund may be prohibited from buying or selling securities or pursuing a transaction or investment opportunity, which may result in a loss (actual or potential) to the Fund. See “Conflicts of Interest.”

Distribution Policy Risk

The Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. A return of capital may also reduce a shareholder’s tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.

Repurchase Policy Risks

Quarterly repurchases by the Fund of its shares typically will be funded from borrowing proceeds, available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its gross assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchases of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders.

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Co-Investment Transactions

As a registered closed-end fund, the Fund is subject to certain regulatory restrictions in making investments. For example, registered closed-end funds generally are not permitted to co-invest with certain affiliated entities in transactions originated by the registered closed-end fund or its affiliates in the absence of an exemptive order from the SEC. However, registered closed-end funds are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. On October 23, 2018, the SEC issued an exemptive order to an affiliate of Sierra Crest that permits the Fund to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Under the terms of the exemptive order, in order for the Fund to participate in a co-investment transaction a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s Independent Trustees must conclude that (i) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and its shareholders and do not involve overreaching with respect of the Fund or its shareholders on the part of any person concerned, and (ii) the proposed transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s investment objectives and strategies and certain criteria established by the Fund’s Board of Trustees.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

Incentive Fee Risk

The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any incentive fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest received in the form of securities rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligations that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an incentive fee on income it never received. PIK income will be counted toward the incentive fee that the Fund is obligated to pay to the Adviser even though the Fund does not receive the income in the form of cash.

The incentive fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Legal and Regulatory Risks

Legal and regulatory changes could occur which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Fund has undergone substantial change in recent years, and such change may continue.

The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses, including provisions that would significantly alter the regulation of commodity interests and comprehensively regulate the OTC derivatives markets for the first time in the United States. The Dodd-Frank Act and the rules that have been or will be promulgated thereunder by relevant regulators may negatively impact the ability of the Fund to meet its investment objectives either through limits or requirements imposed on it or upon its counterparties. The implementation of the Dodd-Frank Act will occur over a period of time, and it is unknown in what form, when and in what order significant regulatory initiatives may be implemented or the impact any such implemented regulations will have on the Fund, the markets or instruments in which the Fund invests or the counterparties with which the Fund conducts business. The effect of the Dodd-Frank Act or other regulatory change on the Fund, while impossible to predict, could be substantial, adverse and potentially limit or completely restrict the ability of the Fund to use derivative instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of the Fund.

In Europe, the Financial Stability Board, which monitors and makes recommendations about the global financial system, issued a report in October 2011 that recommended strengthening oversight and regulation of the so-called “shadow banking” system in Europe, broadly described as credit intermediation involving entities and activities outside the regular banking system. The report outlined initial steps to define the scope of the shadow banking system and proposed general governing principles for a monitoring and regulatory framework. While at this stage it is

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difficult to predict the scope of any new regulations, if such regulations were to extend the regulatory and supervisory requirements, such as capital and liquidity standards, currently applicable to banks, or the Fund was considered to be engaged in “shadow banking,” the regulatory and operating costs associated therewith could adversely impact the implementation of the Fund’s investment strategy and returns and may become prohibitive.

Event Driven Investing

The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about (i) the likelihood that an event will occur and (ii) the impact such event will have on the value of the Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Adviser had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the investment in respect of which such distribution was made.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for loans or fixed-income instruments to trade. Loans and fixed-income instruments generally trade on an OTC market, which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a loan or fixed-income instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Portfolio Turnover Risk

The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Although the Fund cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. A high portfolio turnover may increase the Fund’s current and accumulated earnings and profits, resulting in a greater portion of the Fund’s distributions being treated as a dividend to the Fund’s shareholders. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Availability of Investment Opportunities; Competition

The activity of identifying, completing and realizing the types of investment opportunities targeted by the Adviser for the Fund is highly competitive and involves a significant degree of uncertainty. The Fund competes for investment opportunities with other investment companies and private investment vehicles, as well as the public debt markets, individuals and financial institutions, including investment banks, commercial banks and insurance companies, business development companies, strategic industry acquirers, hedge funds and other institutional investors, investing directly or through affiliates. Over the past several years, a number of such investment vehicles have been formed (and many such existing entities have grown in size). Additional entities with similar investment objectives may be formed in the future by other unrelated parties. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number of opportunities available to the Fund. Such supply-side competition may adversely affect the terms upon which investments can be made by the Fund. Moreover, transaction sponsors unaffiliated with the Fund or the Adviser may be reluctant to present investment opportunities to the Fund because of its affiliation with the Adviser. There can be no assurance that the Adviser will be able to locate and complete investments which satisfy the Fund’s primary investment objectives or to realize upon their values.

Material Risks of Principal Methods of Analysis

The Adviser seeks to conduct reasonable and appropriate due diligence based on the facts and circumstances applicable to each investment. When conducting due diligence and making an assessment regarding an investment for the Fund, the Adviser relies on available resources, including information provided by the target of the investment and, in some circumstances, third-party investigations. As a result, the due diligence process may at times be subjective with respect to recently organized companies for which only limited information is available. Accordingly, the Adviser cannot be certain that due diligence investigations with respect to any investment opportunity for the Fund will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, or that its due diligence investigations will result in investments for the Fund being successful. There can be no assurance that the projected results of an investment opportunity will be achieved for the Fund, and actual results may vary significantly from the projections. General economic, natural, and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections. Assumptions or projections about asset lives; the stability, growth, or predictability of costs; demand; or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results.

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Market Developments

Although the market is not currently experiencing the same levels of disruption as during 2008 to 2009, extreme volatility or market disruption may recur in the future. Instability in the credit markets may make it more difficult for a number of issuers of debt securities to obtain financing or refinancing for their investment or lending activities or operations. In particular, because of volatile conditions in the credit markets, issuers of debt securities may be subject to increased cost for debt, tightening underwriting standards and reduced liquidity for loans they make, securities they purchase and securities they issue.

For example, certain Borrowers may, due to macroeconomic conditions, be unable to repay secured loans. A Borrower’s failure to satisfy financial or operating covenants imposed by lenders could lead to defaults and, potentially, termination of the secured loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the Borrower’s ability to meet its obligations under its debt securities. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Borrower. In addition, if one of the Borrowers were to commence bankruptcy proceedings, even though the Fund may have structured its interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize the Fund’s debt holding and subordinate all or a portion of its claim to that of other creditors. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. A recession, such as the current recession, could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and the value of the Fund’s assets.

These developments may increase the volatility of the value of securities owned by the Fund. These developments also may make it more difficult for the Fund to accurately value its securities or to sell its securities on a timely basis. These developments could adversely affect the ability of the Fund to use leverage for investment purposes and increase the cost of such leverage, which would reduce returns to the holders of shares. These developments also may adversely affect the broader economy, which in turn may adversely affect the ability of issuers of securities owned by the Fund to make payments of principal and interest when due, leading to lower credit ratings of the issuer and increased defaults by the issuer. Such developments could, in turn, reduce the value of securities owned by the Fund and adversely affect the NAV.

Market Disruptions from Natural Disasters or Geopolitical Risks

Natural disasters, instability in the Middle East, and terrorist attacks in the United States and around the world may result in market volatility, may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Fund cannot predict the effects of natural disasters or geopolitical events in the future on the U.S. economy and securities markets.

Government Intervention in the Financial Markets

The recent instability in the financial markets has led the U.S. government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take additional actions that affect the regulation of the securities or structured products in which the Fund invests, or the issuers of such securities or structured products, in ways that are unforeseeable. Borrowers under secured loans held by the Fund may seek protection under the bankruptcy laws. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objectives. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives, but there can be no assurance that it will be successful in doing so.

Anti-Takeover Provisions

The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of shares of opportunities to sell their shares at NAV.

Complex Transactions/Contingent Liabilities/Guarantees and Indemnities

The Adviser may pursue complex investment opportunities for the Fund, which may involve substantial business, regulatory or legal complexity. Such complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Additionally, in connection with certain transactions, the Fund may be required to make representations about the business and financial affairs of a portfolio company, provide guarantees in respect of payments by portfolio companies and other third parties and provide indemnities against losses caused by portfolio companies and other third parties. The Fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by the Fund, even after the disposition of an investment and ultimately in material losses.

Uncertain Tax Treatment

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in order to seek to ensure that it distributes sufficient income to ensure that it does not become subject to U.S. federal income or excise tax.

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Risks Relating to the Fund’s RIC Status

To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements. Very generally, in order to qualify as a RIC, the Fund must derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership or other income derived with respect to its business of investing in stock or other securities and currencies. The Fund must also meet certain asset diversification requirements at the end of each quarter of each of its taxable years. Failure to meet these diversification requirements on the last day of a quarter may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Any such dispositions could be made at disadvantageous prices or times, and may result in substantial losses to the Fund. In addition, in order to be eligible for the special tax treatment accorded RICs, the Fund must meet the annual distribution requirement, requiring it to distribute with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (generally its taxable ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any) and its net tax-exempt income (if any), to its shareholders. If the Fund fails to qualify as a RIC for any reason and becomes subject to corporate tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions. Such a failure would have a material adverse effect on the Fund and its Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions in order to re-qualify as a RIC.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, borrow, raise additional equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, its shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board of Trustees is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board of Trustees is comprised of four Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Sierra Crest, located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, serves as the Fund’s investment adviser. The Adviser is registered with the SEC under the Advisers Act. The Adviser was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2024, Sierra Crest had discretionary assets under management of approximately $0.8 billion. Sierra Crest is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners. BC Partners is an international investment firm focused on private equity, credit and real estate investments in Europe and North America. BC Partners was founded in 1986 and has offices in London, New York, Paris, and Hamburg.

Under the general supervision of the Board of Trustees, the Adviser carries out the investment and reinvestment of the net assets of the Fund, furnishes continuously an investment program with respect to the Fund, and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund’s service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection. The Adviser compensates all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement is included in the Fund’s semi-annual report to shareholders for the period ended March 31, 2024.

Pursuant to the Management Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components—a base management fee and an incentive fee.

The base management fee is calculated daily and payable monthly in arrears at the annual rate of 1.85% of the Fund’s average daily net assets during such period.

The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with

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a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s share repurchase program.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 2.25%;

●

100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.8125%. This portion of the Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.8125%) is referred to as the “Catch-Up.” The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter; and

●

20.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 2.8125% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee
Fund’s pre-incentive fee net investment income
(expressed as a percentage of the Fund’s adjusted capital)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example: Quarterly Incentive Fee Calculation

Scenario 1

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $2.10

Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 1.3375%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

Scenario 2

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

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Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.3375%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.3375% - 2.25%)
= 0.0875% or $0.09

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.0875%.

Scenario 3

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $110

Average Adjusted Capital = $105

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.00%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.3375%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.3375% - 2.8125%))

= 0.5625% + (20% x 1.525%)

= 0.5625% + 0.305%

= 0.8675% or $0.91

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.8675%.

Scenario 4

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $3.15

Implied Yield (Investment Income / Average Adjusted Capital) = 3.32%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) 0.20%

Pre-Incentive Fee Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 2.6575%

Incentive Fee on Income = 100% x Catch-Up(4)

= 100% x (2.6575% - 2.25%)

= 0.4075% or $0.39

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision. Although Investment Income is the same in Scenario 4 as compared with Scenario 2, the Implied Yield is higher in Scenario 4 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 4 as compared with Scenario 2.

Scenario 5

Assumptions

Beginning Adjusted Capital = $100

Ending Adjusted Capital = $90

Average Adjusted Capital = $95

Investment Income = $5.25

Implied Yield (Investment Income / Average Adjusted Capital) = 5.53%

Hurdle Rate(1) = 2.25%

Base Management Fee(2) = 0.4625%

Other Operating Expenses(3) = 0.20%

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Pre-Incentive Fee Net Investment Income

(Implied Yield — (Base Management Fee + Other Administrative Expenses) = 4.8675%

Incentive Fee on Income = 100% x Catch-Up(4) + (20% x (Pre-Incentive Fee Net Investment Income — 2.8125%))

Catch-Up = 2.8125% - 2.25%

= 0.5625%

Incentive Fee on Income = (100% x 0.5625%) + (20% x (4.8675% - 2.8125%))

= 0.5625% + (20% x 2.055%)

= 0.5625% + 0.411%

= 0.9735% or $0.92

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision. Although Investment Income is the same in Scenario 5 as compared with Scenario 3, the Implied Yield is higher in Scenario 5 due to the decrease in adjusted capital. As a result, the Incentive Fee on Income is also higher in Scenario 5 as compared with Scenario 3.

(1)	Represents 9.0% annualized hurdle rate.
(2)	Represents an assumed 1.85% annualized based management fee on average adjusted capital.
(3)	Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.
(4)

The Catch-Up provision is intended to provide the Adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income exceeds 2.25% and reaches up to 2.8125% in any calendar quarter.

The Adviser and the Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary annual operating expenses of the Fund (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that its management fees plus the Fund’s ordinary annual operating expenses exceed 2.59% per annum of the Fund’s average daily net assets attributable to Class W shares. Such Expense Limitation Agreement may not be terminated by the Adviser, but it may be terminated by the Fund’s Board of Trustees, upon 60 days written notice to the Adviser.

Any waiver or reimbursement by the Adviser is subject to repayment by the Fund within three years from the date the Adviser (or the previous investment adviser) waived any payment or reimbursed any expense, if the Fund is able to make the repayment without exceeding the expense limitation in place at the time of waiver or the current expense limitation and the repayment is approved by the Board of Trustees. Any recoupments would be limited to either (1) the expense cap in effect at the time of the waiver, or (2) the expense cap in effect at the time of recapture, whichever is less.

Portfolio Managers

Michael Terwilliger serves as the lead Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger joined Sierra Crest Investment Management LLC in October 2020 and currently serves as a Managing Director. From October 2015 until October 2020, Mr. Terwilliger was employed by Resource America, Inc. Mr. Terwilliger also was an officer of Resource Alternative Advisor, LLC, most recently as Managing Director. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School of Business. He is also a CFA charter holder.

Edward Goldthorpe serves as a Portfolio Manager for the Fund, charged with the day to day management of the Fund. He has served the Fund as Portfolio Manager since December 2020. Mr. Goldthorpe is currently a Partner at BC Partners, having launched the BC Partners Credit platform in February 2017, and also serves as the CEO and Chairman of Mount Logan Capital Inc. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

The SAI provides additional information about the Fund’s Portfolio Managers’ compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc., located as 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent. For its services as Administrator and Accounting Agent, the Fund pays AFS the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. SS&C GIDS, Inc. (“GIDS”), located at PO Box 219246, Kansas City, MO 64105-1307, serves as the Fund’s Transfer Agent.

Custodian

U.S. Bank N.A., with its principal place of business at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio, except with respect to certain assets custodied directly by the Fund. Under a Custody Agreement, U.S. Bank, N.A. holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Management Agreement, including compensation of its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay any expenses of any Trustee of the Fund who is an affiliate of the Adviser.

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AFS is obligated to pay expenses associated with providing the services contemplated by an Administration, Bookkeeping and Pricing Services Agreement (administration and accounting), including compensation of its officers and employees and administration of the Fund. GIDS is obligated to pay expenses associated with providing the services contemplated by an Agency Agreement (transfer agent), including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund, which consist of (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) servicing fees, (xiii) compliance service fees, and (xiv) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class W shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to the Class W shares.

The Management Agreement authorizes the Adviser to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time). Each time the Fund calculates its NAV, it will accrue as a liability any amounts owed to the Adviser as payment for incentive fees, which could vary over time. Class W shares are offered at NAV. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

The Fund’s NAV per share is calculated, on a class-specific basis, by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the NAV of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser, in its capacity as the Board of Trustees’ valuation designee pursuant to Rule 2a-5 under the 1940 Act, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that the Adviser, as valuation designee, believes reflect most closely the value of such securities.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund’s portfolio.

In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available (as in the case of Private Investment Funds and Non-Traded BDCs (collectively, “Non-Traded Funds”), securities are valued at fair value as determined by the Adviser. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold at the time of valuation, based on information reasonably available at the time the valuation is made and that the Adviser as valuation designee believes to be reliable. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

Non-Traded Funds will be difficult to value, particularly to the extent that their underlying investments are not publicly traded. In the event a Non-Traded Fund does not report a value to the Fund on a timely basis, the Adviser, as valuation designee, will determine the fair value of such Non-Traded Fund based on the most recent value reported by the Non-Traded Fund, as well as any other relevant information available at the time the Fund values its investments. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity

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in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment in such Non-Traded Fund at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

There is no single standard for determining fair value of a security. Rather, the fair value determinations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAVs of the Non-Traded Funds’ assets may differ from their actual realizable value or future fair value. In determining the fair value of a security for which there are no readily available market quotations, the Adviser, as valuation designee, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Manager or third-party service providers. The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors. As part of its due diligence of Non-Traded Fund investments, the Adviser will attempt to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities. However, it is anticipated that portfolio holdings and other value information of the Non-Traded Funds could be available on no more than a quarterly basis. Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of a Non-Traded Fund does not represent the fair value of the Fund’s investment in such security. Private Investment Funds that invest primarily in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Non-Traded Fund, the Adviser, will conduct a due diligence review of the valuation methodology utilized by the Non-Traded Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. After investing in a Non-Traded Fund, the Adviser will monitor the valuation methodology used by the asset manager and/or issuer of the Non-Traded Fund. Following procedures adopted by the Board of Trustees, in the absence of specific transaction activity in a particular Non-Traded Fund, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value the Fund’s investment at the NAV reported by the Non-Traded Fund at the time of valuation or to adjust the value to reflect a premium or discount.

The Adviser will provide the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the fair valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

CONFLICTS OF INTEREST

The members of the senior management and investment team of Sierra Crest serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund relies on Sierra Crest to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. Sierra Crest and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, Sierra Crest, its officers and employees and certain of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of its affiliated funds. Sierra Crest and its officers and employees will devote only as much of its or their time to the Fund’s business as Sierra Crest and its officers and employees, in their judgment, determine is reasonably required, which may be substantially less than their full time.

The Fund relies, in part, on Sierra Crest to assist with identifying and executing upon investment opportunities and on the Fund’s Board of Trustees to review and approve the terms of the Fund’s participation in co-investment transactions with Sierra Crest and its affiliates. Sierra Crest and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of Sierra Crest, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of Sierra Crest and its affiliates in a manner that Sierra Crest deems necessary and appropriate.

An affiliate of Sierra Crest manages other funds that will invest primarily in debt and equity of privately-held middle-market companies, similar to the Fund’s targets for investment. Therefore, there may be certain investment opportunities that satisfy the investment criteria for such funds and the Fund.

Neither Sierra Crest nor individuals employed by Sierra Crest are generally prohibited from raising capital for and managing other investment entities that make the same types of investments that the Fund targets. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. On October 23, 2018, the SEC issued an order granting an application for exemptive relief to an affiliate of Sierra Crest that allows funds managed by Sierra Crest, including the Fund, to co-invest, subject to the satisfaction of certain conditions, in certain private placement transactions, with other funds managed by Sierra Crest or its affiliates, and any future funds that are advised by Sierra Crest or its affiliated investment advisers. Affiliates of Sierra Crest, whose primary business includes the origination of investments, engage in investment advisory business with accounts that compete with the Fund.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

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Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the date such payment is made (the “Repurchase Payment Date”), which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline. However, investors should not rely on repurchase offers being made in amounts in excess of 5% of Fund assets.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

Notice to Shareholders

Approximately 30 days (but no less than 21 days or more than 42 days) before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether or not to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 1-833-404-4103 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Repurchase Payment Date, which will be no more than seven (7) days after the Repurchase Pricing Date. The Board of Trustees may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount (the “Liquidity Amount”) from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Liquidity Amount shall consist of (i) assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, of assets that mature by the next Repurchase Payment Deadline, or (ii) assets borrowed by the Fund (e.g., by drawing under the Fund’s credit facility). The Board of Trustees has adopted procedures

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that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from borrowing proceeds, available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Discretionary Repurchase Offers

Under paragraph (c) of Rule 23c-3, in addition to its quarterly repurchase of shares, the Fund may offer to repurchase its shares on a discretionary basis, provided that (i) the offer is made to all Fund shareholders, (ii) the offer is made no more frequently than every two years, and (iii) certain other conditions of Rule 23c-3 are met.

DISTRIBUTION POLICY

The Fund’s distribution policy is to make quarterly distributions to shareholders. Distributions may be funded from borrowing proceeds, available cash or sales of portfolio securities. The level of quarterly distributions (including any return of capital) is targeted to represent an amount equivalent to an annual rate of greater than 7.00% of the Fund’s current NAV per share class. If, for any distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then assets of the Fund will be sold and the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets).

This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each period. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board of Trustees reserves the right to change the quarterly distribution policy from time to time.

Tax Consequences of Certain Distributions. As stated above, shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the 1940 Act, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. Each year, shareholders subject to IRS reporting will be notified of the source of the Fund’s distributions on a Form

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1099. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy administered by GIDS. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Transfer Agent in writing at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Such written notice must be received by the Transfer Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy. Under the dividend reinvestment policy, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Transfer Agent will administer the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Transfer Agent at Alternative Credit Income Fund, c/o SS&C GIDS, Inc., PO Box 219246, Kansas City, MO 64105-1307, or for overnight deliveries 801 Pennsylvania Avenue, Suite 219246, Kansas City, MO 64105-1307. Certain transactions can be performed by calling the toll free number 1-833-404-4103.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities (including S corporations), persons holding shares of the Fund’s common stock in connection with a hedging, straddle, conversion or other integrated transactions, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens, corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

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The Fund intends to elect to be treated and to qualify each year for taxation as a RIC under Subchapter M of the Code. In order for the Fund to qualify as a RIC, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on RICs, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund generally anticipates meeting these distribution requirements.

The Fund intends to make distributions of investment company taxable income after payment of the Fund’s operating expenses no less frequently than annually. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment policy. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. Given the Fund’s investment strategies, it is not anticipated that a significant portion of the Fund’s income will be eligible to be designated as qualified dividend income. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. The Fund will provide shareholders with a written notice reporting the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders that are subject to IRS reporting of the source and tax status of all distributions promptly after the close of each calendar year.

A sale or redemption of Fund shares by a shareholder will generally result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

The repurchase of the Fund’s shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their shares (including shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their shares and generally will realize a capital gain or loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Adjusted cost basis information is required for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 11, 2014. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) provides that the Board of Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Board of Trustees has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Fund offers five different classes of shares: Class A, Class C, Class I, Class L and Class W shares. Class A, Class C, Class I and Class L shares are sold through separate prospectuses. The Fund has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Fund represents an investment in the same assets of the Fund.

Holders of shares will be entitled to the payment of Distributions when, as and if declared by the Board of Trustees. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the same class of the Fund. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of distributions to the holders of shares.

Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the

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remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The following table shows the amounts of Class W shares of the Fund that have been authorized and are outstanding as of January 2, 2025:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Shown Under (3)
Class W shares	Unlimited	None	4,771,115.97

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board of Trustees, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Each Trustee is elected for an indefinite term and does not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust, which will be filed with the SEC by amendment, for the full text of these provisions.

PLAN OF DISTRIBUTION

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Fund’s shares on a reasonable efforts basis, subject to various conditions. The Fund’s shares are offered for sale through the Distributor at NAV plus the applicable sales load. The Distributor also may enter into selected dealer agreements with other broker-dealers for the sale and distribution of the Fund’s shares. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares, but will use its reasonable efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. Class W shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class W shares.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources (which may include the Adviser’s legitimate profits from the advisory fee it receives from the Fund), may pay additional compensation to brokers or dealers in connection with the sale and distribution of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by GIDS, the Fund’s transfer agent. The returned check and stop payment fee is currently $25. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, and such brokers are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf (collectively, “Financial Intermediaries”). The Fund will be deemed to have received a purchase or repurchase order when a Financial Intermediary receives the order. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

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By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Alternative Credit Income Fund to:

Alternative Credit Income Fund
c/o SS&C GIDS, Inc.
PO Box 219246, Kansas City, MO 64105-1307,
or for overnight deliveries
801 Pennsylvania Avenue, Suite 219246
Kansas City, MO 64105-1307

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-833-404-4103 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: SS&C GIDS, Inc.
Account #: (number provided by calling toll-free number above)
Further Credit:
Alternative Credit Income Fund
(shareholder registration)
(shareholder account number)

By Wire — Subsequent Investments

Before sending a wire, investors must contact GIDS to advise it of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Fund account. Please contact the Fund at 1-833-404-4103 for more information about the Fund’s Automatic Investment Plan.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-833-404-4103. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, GIDS will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call GIDS at 1-833-404-4103 for additional assistance when completing an application.

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If GIDS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

Class W shares are sold at the prevailing NAV per Class W share and are not subject to any upfront sales charge. The following are additional features should be taken into account when purchasing Class W shares:

●

a minimum investment of $2,500 for regular accounts and $1,000 for retirement plan accounts, and a minimum subsequent investment of (i) $100 under the Fund’s Automatic Investment Plan and (ii) $1,000 if not made pursuant to the Automatic Investment Plan; and

●	a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class W shares.

The price of the Class W shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Class W shares. Because the Class W shares of the Fund are sold at the prevailing NAV per Class W share without an upfront sales charge, the entire amount of your purchase is invested immediately.

Share Class Conversions: Upon request, the Fund may, in its discretion, permit a current Fund shareholder to convert shares held by them to another class of Fund shares in a non-taxable transaction; provided that such shareholder meets the requirements of the new share class.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class W shares under which the Fund may compensate financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to its Class W shares, may incur expenses on an annual basis equal to 0.25% of its average net assets attributable to Class W shares.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares offered hereby have been passed upon for the Fund by Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

HOUSEHOLDING

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Before doing so, the Fund will obtain the written consent of the affected shareholder(s) or send the affected shareholder(s) a separate written notification of its intent to do so. Once implemented, a shareholder must call 1-833-404-4103 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. Deloitte & Touche LLP is located at 30 Rockefeller Plaza, 41st Floor, New York, NY 10112.

ADDITIONAL INFORMATION

This prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-200981). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or Statement of Additional Information without charge.

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PRIVACY NOTICE	Rev. 12/2020

FACTS	WHAT DOES ALTERNATIVE CREDIT INCOME FUND DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
● Social Security number ● Assets ● Retirement Assets ● Transaction History ● Checking Account Information	● Purchase History ● Account Balances ● Account Transactions ● Wire Transfer Instructions
When you are no longer our customer, we continue to share your information as described in this notice.
How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Alternative Credit Income Fund chooses to share; and whether you can limit this sharing.

REASONS WE CAN SHARE YOUR PERSONAL INFORMATION	Does Alternative Credit Income Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

QUESTIONS?	Call 1-833-404-4103

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WHO WE ARE
Who is providing this notice?	Alternative Credit Income Fund
WHAT WE DO
How does Alternative Credit Income Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does Alternative Credit Income Fund collect my personal information?

We collect your personal information, for example, when you

● Open an account

● Provide account information

● Give us your contact information

● Make deposits or withdrawals from your account

● Make a wire transfer

● Tell us where to send the money

● Tells us who receives the money

● Show your government-issued ID

● Show your driver’s license

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● Sharing for affiliates’ everyday business purposes – information about your creditworthiness

● Affiliates from using your information to market to you

● Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

DEFINITIONS
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with our affiliates.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ● Alternative Credit Income Fund does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Alternative Credit Income Fund doesn’t jointly market.

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PROSPECTUS

ALTERNATIVE CREDIT INCOME FUND

Class W Shares (RCIWX) of
Beneficial Interest

January 28, 2025

Investment Adviser
Sierra Crest Investment Management LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus when acting on behalf of the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.